Exhibit 10.1

EXECUTION VERSION

STORE MASTER FUNDING I, LLC
as an Issuer,

STORE MASTER FUNDING II, LLC
as an Issuer,

STORE MASTER FUNDING III, LLC
as an Issuer,

STORE MASTER FUNDING IV, LLC
as an Issuer,

STORE MASTER FUNDING V, LLC
as an Issuer,

STORE MASTER FUNDING VI, LLC
as an Issuer,

STORE MASTER FUNDING VII, LLC
as an Issuer,

STORE MASTER FUNDING XIV, LLC
as an Issuer,

and

EACH JOINING PARTY
each, as an Issuer,

STORE CAPITAL CORPORATION
as Property Manager and Special Servicer,

KEYBANK NATIONAL ASSOCIATION
as Back-Up Manager

and

CITIBANK, N.A.,

not individually but solely as Indenture Trustee

SIXTH AMENDED AND RESTATED PROPERTY MANAGEMENT AND
SERVICING AGREEMENT

Dated as of November 13, 2019

Net-Lease Mortgage Notes

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		2
Section 1.01	Defined Terms	2
Section 1.02	Other Definitional Provisions	33
Section 1.03	Certain Calculations in Respect of the Leases and the Mortgage Loans	34
Section 1.04	Fee Calculations	35
ARTICLE II REPRESENTATIONS AND WARRANTIES; RECORDINGS AND FILINGS; BOOKS AND RECORDS; DEFECT, BREACH, CURE, REPURCHASE AND SUBSTITUTION		36
Section 2.01	Representations and Warranties of STORE Capital, the Back-Up Manager and the Issuers	36
Section 2.02	Recordings and Filings; Books and Records; Document Defects	40
Section 2.03	Repurchase or Transfer and Exchange for Document Defects, Collateral Defects and Breaches of Representations and Warranties	42
Section 2.04	Non Petition Agreement	43
ARTICLE III ADMINISTRATION AND SERVICING OF PROPERTIES, LEASES AND MORTGAGE LOANS		44
Section 3.01	Administration of the Properties, Leases and Mortgage Loans	44
Section 3.02	Collection of Monthly Lease Payments and Monthly Loan Payments; General Receipts Accounts; Lockbox Transfer Accounts; Collection Account; Release Account	45
Section 3.03	Advances	49
Section 3.04	Withdrawals From the Collection Account, Release Account and Liquidity Reserve Account	51
Section 3.05	Investment of Funds in the Collection Account, the Release Account, the Exchange Reserve Account and the Liquidity Reserve Account	52
Section 3.06	Maintenance of Insurance Policies: Errors and Omissions and Fidelity Coverage	54
Section 3.07	DSCR Reserve Account	57
Section 3.08	Issuers, Custodian and Indenture Trustee to Cooperate; Release of Lease Files and Loan Files	57
Section 3.09	Servicing Compensation: Interest on Advances	58
Section 3.10	Property Inspections; Collection of Financial Statements; Delivery of Certain Reports	60

EXHIBITS

EXHIBIT A	[RESERVED]

EXHIBIT B-l	FORM OF REQUEST FOR RELEASE — PROPERTY MANAGER

EXHIBIT B-2	FORM OF REQUEST FOR RELEASE — SPECIAL SERVICER

EXHIBIT C-1	FORM OF NOTICE AND ACKNOWLEDGMENT OF DESIGNATION OF REPLACEMENT SPECIAL SERVICER

EXHIBIT C-2	FORM OF ACKNOWLEDGMENT BY PROPOSED SPECIAL SERVICER ACCEPTING APPOINTMENT

EXHIBIT D	FORM OF LIMITED POWERS OF ATTORNEY FROM ISSUER OR INDENTURE TRUSTEE

EXHIBIT E	FORM OF ESTOPPEL CERTIFICATE, SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT F	FORM OF JOINDER

EXHIBIT G	FORM OF CERTIFICATE UNDER SECTION 7.01(b)

EXHIBIT H	FORM OF DETERMINATION DATE REPORT

EXHIBIT I	CALCULATION OF FIXED CHARGE COVERAGE RATIOS

EXHIBIT J-1	FORM OF MASTER EXCHANGE AGREEMENT

EXHIBIT J-2	FORM OF EXCHANGE AGREEMENT

EXHIBIT K-1	FORM OF ESCROW AGREEMENT

EXHIBIT K-2	FORM OF ESCROW AGREEMENT

v

This SIXTH AMENDED AND RESTATED PROPERTY MANAGEMENT AND SERVICING AGREEMENT, dated as of November 13, 2019 (this “Agreement”), is made among STORE Master Funding I, LLC, as an issuer (an “Issuer”), STORE Master Funding II, LLC, as an issuer (an “Issuer”), STORE Master Funding III, LLC, as an issuer (an “Issuer”), STORE Master Funding IV, LLC, as an issuer (an “Issuer”), STORE Master Funding V, LLC, as an issuer (an “Issuer”), STORE Master Funding VI, LLC, as an issuer (an “Issuer”), STORE Master Funding VII, LLC, as an issuer (an “Issuer”), STORE Master Funding XIV, LLC, as an issuer (an “Issuer”), each Joining Party, each as an issuer (each, an “Issuer”), STORE Capital Corporation, a Maryland corporation, as property manager and special servicer (together with its successors in such capacities, the “Property Manager” and “Special Servicer,” respectively), Citibank, N.A., not individually but solely as indenture trustee (together with its successors in such capacity, the “Indenture Trustee”) and KeyBank National Association, as Back-Up Manager (together with its successors in such capacity, the “Back-Up Manager”).

PRELIMINARY STATEMENT

As of the Initial Closing Date certain of the Issuers owned certain Properties and related Leases and, as of each successive Series Closing Date, the applicable Issuer will own certain Properties and related Leases and the Mortgage Loans as set forth in the applicable Series Supplement, and upon the issuance of the Notes under the Indenture, the applicable Issuer will grant a first priority security interest in its right, title and interest in and to such Properties, Leases and Mortgage Loans to the Indenture Trustee as security for the indebtedness evidenced by the Indenture and the Notes issued under the Indenture. The Property Manager has agreed to provide property management services with respect to the Properties and to service the Leases and the Mortgage Loans in accordance with this Agreement.

WHEREAS, STORE Master Funding I, the Property Manager, the Special Servicer, the Indenture Trustee and the Back-Up Manager, entered into a Property Management Agreement, dated August 23, 2012 (the “First Predecessor Property Management Agreement”);

WHEREAS, STORE Master Funding I, STORE Master Funding II, the Property Manager, the Special Servicer, the Indenture Trustee and the Back-Up Manager, entered into an amended and restated Property Management Agreement, dated March 27, 2013 (the “Second Predecessor Property Management Agreement”);

WHEREAS, STORE Master Funding I, STORE Master Funding II, STORE Master Funding III, STORE Master Funding IV, the Property Manager, the Special Servicer, the Indenture Trustee and the Back-Up Manager, entered into a further Amended and Restated Property Management Agreement, dated December 3, 2013 (the “Third Predecessor Property Management Agreement”);

WHEREAS, STORE Master Funding I, STORE Master Funding II, STORE Master Funding III, STORE Master Funding IV, STORE Master Funding V, the Property Manager, the Special Servicer, the Indenture Trustee and the Back-Up Manager, entered into a further Amended and Restated Property Management Agreement, dated May 6, 2014 (the “Fourth Predecessor Property Management Agreement”);

WHEREAS, STORE Master Funding I, STORE Master Funding II, STORE Master Funding III, STORE Master Funding IV, STORE Master Funding V, STORE Master Funding VI, the Property Manager, the Special Servicer, the Indenture Trustee and the Back-Up Manager, entered into a further Amended and Restated Property Management Agreement, dated April 16, 2015, which was amended pursuant to the First Amendment to the Fourth Amended and Restated Property Management and Servicing Agreement, dated as of July 10, 2015, and further amended pursuant to the Second Amendment to the Fourth Amended and Restated Property Management and Servicing Agreement, dated as of September 17, 2018 (the “Fifth Predecessor Property Management Agreement”);

WHEREAS, STORE Master Funding I, STORE Master Funding II, STORE Master Funding III, STORE Master Funding IV, STORE Master Funding V, STORE Master Funding VI, STORE Master Funding VII, the Property Manager, the Special Servicer, the Indenture Trustee and the Back-Up Manager, entered into a further Amended and Restated Property Management Agreement, dated as of October 22, 2018 (the “Sixth Predecessor Property Management Agreement”; and together with the First Predecessor Property Management Agreement, the Second Predecessor Property Management Agreement, the Third Predecessor Property Management Agreement, the Fourth Predecessor Property Management Agreement and the Fifth Predecessor Property Management Agreement, the “Predecessor Property Management Agreement”);

WHEREAS, pursuant to Section 9.01 of the Predecessor Property Management Agreement, subject to the provisions of the Indenture governing amendments, supplements and other modifications to the Predecessor Property Management Agreement, such Agreement may be amended by the parties thereto from time to time by the mutual written agreement signed by the parties thereto;

WHEREAS, pursuant to Section 8.04 of the Indenture, the Issuers and the other parties to the Predecessor Property Management Agreement may amend the Predecessor Property Management Agreement in connection with a New Issuance without the consent of the Noteholders;

WHEREAS, as evidenced by their respective signatures hereto, the Issuers and the other parties to the Predecessor Property Management Agreement desire to amend the Predecessor Property Management Agreement in its entirety as set forth herein; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01        Defined Terms.

Whenever used in this Agreement, including in the Preliminary Statement, the words and phrases set forth below, unless the context otherwise requires, shall have the meanings specified in this Section 1.01. Capitalized terms used in this Agreement, including the Preliminary Statement, and not defined herein, unless the context otherwise requires, shall have the respective meanings specified in Section 1.01 of the Indenture (as defined below).

“4-Wall FCCR”: A unit’s FCCR before taking into account indirect corporate overhead or general and administrative costs, equal to the ratio of (1) the sum of the unit’s EBITDAR, less all non-recurring income, to (2) the unit’s Fixed Charges payable in respect of the unit, in each case for the period of time as to which such figure is presented.

“Additional Servicing Compensation”: Property Manager Additional Servicing Compensation and Special Servicer Additional Servicing Compensation.

“Additional Subsidies”: Funds deposited in or held in an Exchange Account other than funds that constitute Relinquished Property Proceeds; provided any such funds may not be already subject to the lien of the Indenture.

“Advance”: Any P&I Advance or Property Protection Advance.

“Advance Interest”: Interest accrued on any Advance at the Reimbursement Rate and payable to the Property Manager, the Back-Up Manager or the Indenture Trustee, as the case may be, each in accordance with Section 3.09(e).

“Aggregate Appraised Value”: On any date of determination, the sum of the Appraised Values of all Properties.

“Aggregate Collateral Value”: On any date of determination, the sum of the Collateral Values of the Mortgage Loans and Properties in the Collateral Pool.

“Agreement”: This Sixth Amended and Restated Property Management and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Hybrid Amount”: With respect to a Property relating to a Hybrid Lease, a fraction, (a) the numerator of which is the appraised value of the Improvements located on such Property (as set forth in the most recent appraisal obtained in accordance with the definition of Appraised Value) and (b) the denominator of which is the sum of the appraised values of the Improvements located on all Properties relating to such Hybrid Lease (as set forth in the most recent appraisal obtained in accordance with the definition of Appraised Value).

“Allocated Loan Amount”: With respect to any Property or Mortgage Loan at any time, the product of (i) the Aggregate Series Principal Balance at such time and (ii) a fraction, (a) the numerator of which is the Collateral Value of such Property or Mortgage Loan at such time and (b) the denominator of which is the sum of (A) the Aggregate Collateral Value at such time and (B) the product of (1) the Aggregate Collateral Value of Post-Closing Properties and (2) a fraction, the numerator of which is the outstanding balance of the Post-Closing Acquisition Reserve Account and the denominator of which is the initial balance of the Post-Closing Acquisition Reserve Account.

“ALTA”: American Land Title Association, or any successor thereto.

“Appraised Value”: With respect to any Property means an appraised value obtained in accordance with the Indenture and determined pursuant to an independent appraisal completed by an MAI certified appraiser in accordance with the Uniform Standards of Professional Appraisal Practice and which takes into account the leased fee value of the related buildings and land of such Property, consistent with industry standards, and excludes the value of trade equipment and other tangible personal property and business enterprise value, and (1) with respect to any Property that secures a Mortgage Loan included in the Collateral Pool (other than any such Property relating to a Qualified Substitute Loan added since the most recent Issuance Date) is the most recent appraisal report completed by an MAI certified appraiser and obtained by, or caused to be obtained by, the Property Manager with respect to such Property, (2) with respect to any Property in the Collateral Pool that does not secure a Mortgage Loan (other than Qualified Substitute Properties added since the most recent Issuance Date), is the most recent appraisal report completed by an MAI certified appraiser and obtained, or caused to be obtained by, the Property Manager for such Property in connection with the most recent Issuance Date and (3) with respect to any Qualified Substitute Property or Property relating to a Qualified Substitute Loan added to the Collateral Pool since the most recent Issuance Date, is the most recent appraisal report completed by an MAI certified appraiser and obtained by, or caused to be obtained by, the Property Manager for such Property or Qualified Substitute Property in conjunction with the related substitution. Notwithstanding that the term “Owned Property” used throughout this Agreement and the other Transaction Documents includes the commercial real estate property subject to the ground lease and any sublease related to a Hybrid Lease but excludes any Improvements located on such property, for the purpose of this definition of “Appraised Value,” the term “Owned Property” includes any Improvements located on such property related to a Hybrid Lease.

“Assignment of Leases”: With respect to any Mortgage Loan, any assignment of leases, rents and profits or similar document or instrument executed by the Borrower in connection with the origination or subsequent modification or amendment of the related Mortgage Loan.

“Available Amount”: The Available Amount on any Payment Date will consist of (i) all amounts received in respect of the Collateral Pool during the related Collection Period, (ii) all amounts on deposit in the Collection Account (other than amounts relating to any Excluded Asset) on the related Determination Date, including amounts earned, if any, on the investment of funds on deposit in the Collection Account, the Exchange Reserve Account, if applicable, and the Release Account during the related Collection Period, (iii) Unscheduled Proceeds, (iv) amounts received on account of payments under any Lease Guaranties or Loan Guaranties, (v) amounts received on account of payments under the Guaranty, (vi) amounts received in connection with a Voluntary Prepayment or Early Refinancing Prepayment, (vii) any amounts that have been released from the Liquidity Reserve Account to the Payment Account to be treated as Available Amounts and (viii) in connection with the Exchange Program, amounts that have been transferred to the Release Account from the Exchange Account for such Payment Date, if applicable; provided, however, that the following amounts will be excluded from Available Amount: (a) amounts on deposit in the Release Account and not transferred to the Collection Account for such Payment Date, (b) the amount of any Workout Fees, Liquidation Fees or Additional Servicing Compensation, (c) amounts withdrawn from the Collection Account to reimburse the Property Manager, the Indenture Trustee or the Back-Up Manager, as applicable, for any unreimbursed Advances, including any Nonrecoverable Advances (plus interest thereon) and to pay the Property Management Fee, the Back-Up Fee, any Special Servicing Fee and any Emergency Property Expenses, (d) amounts required to be paid by an Issuer as lessor under the Leases in respect of franchise or similar taxes, (e) any amount received from a Tenant or Borrower as reimbursement for any cost paid by or on behalf of an Issuer as lessor or lender under any Lease or Mortgage Loan, (f) any amounts collected by or on behalf of an Issuer as lessor or lender and held in escrow or impound to pay future obligations due under a Lease or Mortgage Loan, as applicable, (g) amounts received in connection with a Series Collateral Release, (h) amounts on deposit in the Exchange Account that have not been transferred to the Release Account for such Payment Date, if applicable and (i) any amounts received on account of payments relating to any Excluded Asset.

“Back-Up Fee”: With respect to each Mortgage Loan and Property, the monthly fee payable to the Back-Up Manager pursuant to Section 3.09(f) in an amount equal to the product of (i) the Back-Up Fee Rate and (ii) the Aggregate Series Principal Balance as of the related Determination Date.

“Back-Up Fee Rate”: With respect to each Property, a monthly rate equal to the product of (i) one-twelfth and (ii) 0.010%.

“Back-Up Manager”: As defined in the preamble.

“Back-Up Servicing Transfer Date”: As defined in Section 6.03(c).

“Bankruptcy Code”: The federal Bankruptcy Code of 1978, Title 11 of the United States Code, as amended from time to time.

“Borrower”: The obligor or obligors on a Mortgage Note, including any Person that has acquired the related Collateral and assumed the obligations of the original obligor under the Mortgage Note.

“Casualty and Condemnation Proceeds Sub-Account”: A sub-account of the Collection Account into which shall be deposited insurance proceeds arising from an Insured Casualty and amounts received in connection with a Condemnation.

“Change of Control”: Either the acquisition of the beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 35% or more of the common stock of STORE Capital by a single Person or group of related Persons or the sale of all or substantially all of the assets of STORE Capital.

“Collateral Defect”: As defined in Section 2.03(a).

“Collateral Value”: As of any determination date (i) with respect to each Property owned by an Issuer not relating to a Hybrid Lease, such Property’s Appraised Value, (ii) with respect to a Property owned by an Issuer relating to a Hybrid Lease, the sum of (1) the appraised value of the land or ground lease interest in the land comprising such Property (as set forth in the most recent appraisal obtained in accordance with the definition of Appraised Value) and (2) the lesser of (a) the appraised value of the Improvements located on such Property (as set forth in the most recent appraisal obtained in accordance with the definition of Appraised Value) and (b) the outstanding principal balance of the loan secured by a mortgage or deed of trust, as applicable, on the Improvements located on, and ground lease interest in, such Property multiplied by the Allocated Hybrid Amount with respect to such Property and (iii) with respect to each Loan, the lesser of (1) the Appraised Value of the related Underlying Mortgaged Property or Underlying Mortgaged Properties and (2) the outstanding principal balance of such Loan.

“Collection Account”: The segregated account or accounts created and maintained by the Property Manager in the name of the Issuers pursuant to Section 3.02(d) and, in each case, pledged to the Indenture Trustee for the benefit of the Noteholders, which shall be entitled “STORE Master Funding I, LLC, Blocked Collection Account” or, with respect to any account in the name of any other Issuer, such title as the Property Manager and the Indenture Trustee shall agree.

“Collection Account Bank”: As defined in Section 3.02(d) hereof.

“Collection Period”: With respect to any Payment Date, the period commencing on the day immediately following the Determination Date in the month immediately preceding the month in which such Payment Date occurs (or, in the case of the initial Payment Date, commencing on the Initial Closing Date) and ending with the Determination Date related to such Payment Date.

“Condemnation”: As defined in Section 3.20(a) hereof.

“Condemnation Proceeds”: All proceeds received in connection with the Condemnation of any Property or Improvements in connection with a Hybrid Lease other than proceeds applied to the restoration of such Property or released to the related Tenant or Borrower or the applicable Issuer in accordance with this Agreement or payable to the applicable Issuer in accordance with Section 3.20(b).

“Consolidated” (or “consolidated”) or “Consolidating” (or “consolidating”): When used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP.

“Corrected Unit”: Any Property or Mortgage Loan that had been a Specially Managed Unit but with respect to which (a) as of the date of determination, no circumstance identified in clauses (i) through (v) of the definition of the term “Specially Managed Unit” then exists and (b) one or more of the following as are applicable occur:

(i)                 if a circumstance described in clause (i) of the definition of the term “Specially Managed Unit” previously existed with respect to such Property or Mortgage Loan, such condition shall have ceased to exist and the related Tenant or Borrower has made two consecutive full and timely Monthly Lease Payments or Monthly Loan Payments under the terms of the related Lease or Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Tenant or Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(ii)              if a default described in clause (ii) of the definition of the term “Specially Managed Unit” previously existed with respect to such Property or Mortgage Loan, such default is cured;

(iii)             if a circumstance described in clause (iii) of the definition of the term “Specially Managed Unit” previously existed with respect to such Property or Mortgage Loan, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

(iv)             if a circumstance described in clause (iv) of the definition of the term “Specially Managed Unit” previously existed with respect to such Property or Mortgage Loan, a Lease or Mortgage Loan is entered into with respect to such Property in accordance with the terms of this Agreement; and

(v)               if the Property Manager previously received the notice described in clause (v) of the definition of the term “Specially Managed Unit” with respect to such Property or Mortgage Loan, the Property Manager receives notice that the related Tenant or Borrower will resume making Monthly Lease Payments under such Tenant’s Lease or Monthly Loan Payments under such Borrower’s Mortgage Loan and such Tenant or Borrower has made two consecutive full and timely Monthly Lease Payments or Monthly Loan Payments under the terms of the related Lease or Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Tenant or Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer).

“Custody Agreement”: The Second Amended and Restated Custody Agreement, dated as of May 6, 2014, as may be amended from time to time, among STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, the Indenture Trustee, the Custodian and each joining party thereto, each such joining party, as an Issuer, as amended by that certain Joinder Agreement, dated as of April 16, 2015, among STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC, the Indenture Trustee, the Custodian and each joining party thereto, each such joining party, as an Issuer, as further amended by that certain Joinder Agreement, dated as of November 13, 2019, among STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC, STORE Master Funding VII, LLC, STORE Master Funding XIV, LLC, the Indenture Trustee, the Custodian and each joining party thereto, each such joining party, as an Issuer,1 and as the same may be further amended or supplemented from time to time.

1 NTD: Joinder to be added to closing checklist.

“Default Interest”: With respect to any (i) Lease, any amounts collected thereon (other than late payment charges or amounts representing the Third Party Option Price paid by the related Tenant or any third party) that represent penalty interest accrued at the rate specified in such Lease and (ii) Mortgage Loan, any amounts collected thereon (other than late payments, late payment charges or Yield Maintenance Premiums) that represent penalty interest in excess of interest on the principal balance of such Mortgage Loan accrued at the related Interest Rate.

“Defaulted Asset”: Any Mortgage Loan or Lease and Property included in the Collateral Pool (a) with respect to which a Monthly Lease Payment or Monthly Loan Payment is overdue for more than 30 consecutive days (without taking into account the required giving of notices under such Lease or Mortgage Loan), or (b) with respect to which the related Tenant or Borrower is otherwise in default beyond any applicable notice, grace or cure period, and which Lease or Mortgage Loan has not been rejected in any bankruptcy, insolvency or similar proceeding.

“Defaulting Party”: As defined in Section 6.02(a).

“Deficiency”: As defined in Section 4.01(f).

“Delinquent Asset”: Any Mortgage Loan or Lease and Property included in the Collateral Pool (other than a Defaulted Asset), with respect to which any Monthly Loan Payment or Monthly Lease Payment, as applicable, is overdue for more than 60 consecutive days (without taking into account the required giving of notices under such Lease or Mortgage Loan), and which Lease or Mortgage Loan has not been rejected in any bankruptcy, insolvency or similar proceeding.

“Determination Date Report”: As defined in Section 4.01(a).

“Disbursement Occurrence”: A disbursement of funds in an Exchange Account pursuant to the terms of a Master Exchange Agreement.

“Document Defect”: As defined in Section 2.02(c).

“Due Date”: With respect to any Mortgage Loan or Lease, the day of each calendar month on which the Monthly Loan Payment or Monthly Lease Payment, as applicable, with respect thereto is due.

“Emergency Property Expenses”: As defined in Section 3.03(e).

“Environmental Insurer”: Any Qualified Insurer that issues Environmental Policies relating to any of the Mortgage Loans or Properties.

“Environmental Policy”: Any insurance policy issued by an Environmental Insurer, together with any endorsements thereto, providing insurance coverage for losses, with respect to certain Mortgage Loans or Properties, caused by the presence of Hazardous Substances on, or the migration of Hazardous Substances from, the related Properties.

“Escrow Agent”: As defined in the applicable Master Exchange Agreement.

“Escrow Agreement”: An escrow agreement that may be entered into, among the Escrow Agent, the Qualified Intermediary, STORE Capital, the Issuers and any joining party thereto, as amended, restated, supplemented or otherwise modified from time to time, substantially in the form of Exhibit K-1 or Exhibit K-2 hereto.

“Escrow Payment”: Any payment received by the Property Manager or the Special Servicer for the account of any Tenant or Borrower for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Property.

“Exchange”: An exchange transaction pursuant to the terms of a Master Exchange Agreement.

“Exchange Account”: As defined in the applicable Master Exchange Agreement.

“Exchange Act”: Securities and Exchange Act of 1934, as amended.

“Exchange Cash Collateral”: As defined in Section 7.11(b).

“Exchange Commencement Date”: The date on which a Relinquished Property is transferred in connection with an Exchange pursuant to a Master Exchange Agreement.

“Exchange Reserve Account”: As defined in Section 7.11(a).

“Exchanged Assets”: Collectively, all Exchanged Loans, Exchanged Properties and Exchanged Hybrid Leases.

“Exchanged Hybrid Lease”: A Hybrid Lease that is exchanged for a Qualified Substitute Hybrid Lease or Qualified Substitute Hybrid Property in a transaction with a third party or an Affiliate of STORE Capital and subject to the conditions and limitations described in this Agreement.

“Exchanged Loan”: A Mortgage Loan that is exchanged for a Qualified Substitute Property or Qualified Substitute Loan, in each case, in a transaction with a third party or an Affiliate of STORE Capital and subject to the conditions and limitations described in this Agreement.

“Exchanged Property”: A Property and the related Lease not relating to a Hybrid Lease that is exchanged for a Qualified Substitute Property in a transaction with a third party or an Affiliate of STORE Capital and subject to the conditions and limitations described in this Agreement.

“Excluded Asset”: A Property owned by an Issuer that has been identified by the applicable Issuer as not included in the Collateral Pool and that has been certified by the applicable Issuer in an Officer’s Certificate delivered to the Property Manager and the Indenture Trustee as satisfying the following conditions: (i) such Property complies, in all material respects, with all of the representations and warranties made with respect to Owned Properties under the Indenture (with each date therein referring to the date of acquisition of such Property), (ii) such Property has received an environmental site assessment in connection with the acquisition of the related Excluded Asset that did not identify any material environmental items, (iii) the contractual amount of any third party option price with respect to such Property is at least equal to the fair market value of such Property, (iv) such Property is leased pursuant to a “triple-net” lease or Hybrid Lease, (v) such Property is consistent with STORE Capital’s investment criteria and does not present any material risk or contingent obligations, taking into account the Servicing Standard and the best interests of the Noteholders and (vi) such Property has an Appraised Value that, when combined with all Excluded Assets then owned by the Issuers, would not exceed 5% of the Aggregate Collateral Value (for purposes of this provision, the Aggregate Collateral Value as measured as of the most recent Issuance Date).

“Fair Market Value”: At any time, a price determined by the Property Manager (or by the Special Servicer with respect to a Specially Managed Unit) in accordance with the Servicing Standard to be the most probable price that the related Lease, Mortgage Loan or Property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus, plus any unreimbursed Advances, Emergency Property Expenses, Liquidation Fees, Workout Fees, Special Servicing Fees and Extraordinary Expenses (plus interest thereon as applicable), in each case, related to such Lease, Mortgage Loan or Property. In making any such determination, the Property Manager or Special Servicer may obtain an MAI certified appraisal of the related Property and shall assume the consummation of a sale as of a specified date (and, with respect to Properties not securing Mortgage Loans, the passing of title from the seller to the buyer) under conditions whereby: (i) the buyer and the seller are typically motivated; (ii) both parties are well informed or well advised, and acting in what they consider their best interests; (iii) a reasonable time is allowed for exposure in the open market; (iv) payment is made in terms of cash in United States dollars or in financial arrangements comparable thereto; and (v) the price represents the normal consideration for such Lease, Mortgage Loan or Property unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

“Fixed Charge Coverage Ratio” or “FCCR”: The fixed charge coverage ratio for a Tenant determined in accordance with the provisions of Exhibit I attached hereto.

“FNMA”: Federal National Mortgage Association or any successor.

“GAAP”: Generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

“General Receipts Account”: The account or accounts created and maintained pursuant to Section 3.02(b).

“General Receipts Account Bank”: As defined in Section 3.02(b).

“Ground Lease”: With respect to any Property, the lease agreement, if any, between the Ground Lessor thereof and the applicable Issuer with respect to the land comprising such Property.

“Ground Lessor”: The fee owner (or intermediate lessor) of the land with respect to any Property which is subject to a Ground Lease.

“Hazardous Substances”: As defined in Section 3.23(a).

“Hybrid Lease”: A transaction pursuant to which the related Issuer acquires fee title to or a ground lease interest in the underlying real property (with no fee interest in the Improvements located on such real property) and (i) as ground lessor, enters into a ground lease with respect to a Property and, simultaneously, (ii) as lender, makes a loan to the entity that is the ground lessee under such ground lease, or an affiliate thereof, secured by a mortgage or deed of trust, as applicable, on such ground lessee’s fee or leasehold interest in the Improvements located on the related Property and leasehold interest in the real property subject to such ground lease.

“Hybrid Lease FCCR” The aggregate FCCR for all Properties under a Hybrid Lease, which includes the sum of all cash flows for all of the Properties and related Leases and loan components under such Hybrid Lease. Only one Hybrid Lease FCCR is reported for each Hybrid Lease that is included in the Collateral Pool.

“Improvements”: The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements erected or located on the related Property.

“Indenture”: The Seventh Amended and Restated Master Indenture, dated as of November 13, 2019, among STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC, STORE Master Funding VII, LLC, STORE Master Funding XIV, LLC and the Indenture Trustee, and any supplement thereto relating to the issuance of any series of Notes, including all amendments and supplements thereto.

“Insurance Proceeds”: Proceeds paid under any Property Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Property or Improvements in connection with a Hybrid Lease in accordance with this Agreement or payable to the Issuers pursuant to Section 3.19(b)(i).

“Insured Casualty”: As defined in Section 3.19(a).

“Interest Accrual Period”: With respect to each Due Date related to any Mortgage Loan, the period specified in the related Loan Documents.

“Interest Carry-Forward Amount”: As defined in the Indenture.

“Interest Rate”: With respect to any Mortgage Loan, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time during any Interest Accrual Period in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with this Agreement or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower.

“Issuance Date”: With respect to any Series of Notes, the applicable Series Closing Date.

“Joinder Agreement”: With respect to any Series of Notes, the Joinder Agreement, dated as of the applicable Series Closing Date, among the applicable Joining Party, the Property Manager, the Special Servicer, the Indenture Trustee and the Back-Up Manager, substantially in the form of Exhibit F attached hereto.

“Joining Party”: Any STORE SPE, as indicated in the applicable Joinder Agreement.

“KeyBank”: KeyBank National Association.

“Land and Building Lease”: A lease pursuant to which land, buildings and other Improvements are leased by a Tenant from the related land and building lessor.

“Lease”: Each lease listed on the Owned Property Schedule from time to time. As used herein and in the other Transaction Documents, the term “Lease” includes (i) the related lease agreement and all amendments, modifications and waiver agreements related thereto and (ii) with respect to a Hybrid Lease, the ground lease and any sublease related to such Hybrid Lease and the loan secured by a mortgage or deed of trust, as applicable, on the Improvements on, and the leasehold interest in, the Property subject to such ground lease.

“Lease Documents”: Any related lease agreement, non-disturbance agreement, guaranty or other agreement or instrument, to the extent made for the benefit of the related Originator.

“Lease Expiration Date”: With respect to any Lease, the date specified in such Lease (as in effect on the Initial Closing Date or, if later, the date such Lease was first included in the Collateral Pool) on which the term of the Lease expires or such earlier date on which the Tenant has an option to terminate the Lease (as in effect on the Initial Closing Date or, if later, the date such Lease was first included in the Collateral Pool), without regard to any unexercised options to renew or extend such Lease or change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Tenant or a modification, waiver, extension or amendment of such Lease granted or agreed to by the Special Servicer pursuant to Section 3.16.

“Lease File”: With respect to each Property and the related Lease, the following documentation:

(i)               the executed original of the Lease and any amendment, modification, waiver agreement or instrument related thereto or a copy thereof certified to be true, correct and complete by the related Issuer;

(ii)              the executed original of any Lease Guaranty and any amendment, modification, waiver agreement or instrument related thereto to the extent in the possession of the related Issuer or a copy thereof certified to be true, correct and complete by such Issuer;

(iii)             a file stamped copy of any UCC Financing Statements in favor of the Indenture Trustee required to be filed with respect to such Property in order to perfect the Indenture Trustee’s lien with respect to such Lease or, if a file stamped copy has not been returned from one applicable filing office, a copy of such UCC Financing Statement as certified by the Property Manager to be a true and complete copy of the original that will be submitted for recording;

(iv)             the executed original recorded Mortgage and any assignment thereof in favor of the Collateral Agent, on behalf of the Indenture Trustee, with respect to the related Property, or, if such original Mortgage and/or any assignment thereof has not been returned from the applicable public recording office, a complete copy thereof delivered by the related Originator or the related Issuer or any applicable title company that closed or is closing such Mortgage as a true and complete copy of the original thereof submitted for recording (which delivery shall be deemed to be a certification by such Originator and such Issuer that such copy is a true and complete copy of the original submitted for recording);

(v)               an original or copy of the lender’s title insurance policy relating to the Mortgage for such Property, together with all riders thereto showing the Indenture Trustee or the Collateral Agent, on behalf of the Indenture Trustee, and its successors and assigns as the named insured, or, with respect to each Property as to which a title insurance policy has not yet been issued, a policy meeting the foregoing description as evidenced by a commitment for title insurance “marked up” together with a closing instruction letter setting forth such requirements of the lender’s title insurance policy (or by “pro-forma” otherwise agreed to by the title company) as of the closing date of the acquisition of such Property;

(vi)             a Tenant estoppel certificate, if any, to the extent in the possession of the related Issuer or the related Originator, in which the Tenant acknowledges that the Lease is in full force and effect, that the lessor is not in default under the terms of the Lease, and that no circumstances currently exist that would give the Tenant the right to abate or offset its rent;

(vii)            evidence of insurance showing the related Issuer or its Affiliate as the insured or an additional insured party under certain casualty insurance policies, if any;

(viii)           with respect to any Lease to a franchisee, a copy of the related franchise agreement, to the extent in the possession of the related Issuer or the related Originator;

(ix)             the SNDA, if any, for each Lease existing as of the date of this Agreement or the related Transfer Date, as applicable;

(x)               any property zoning reports;

(xi)             the related Ground Lease, if any, and any amendment, modification, waiver agreement or instrument related thereto, together with the applicable Ground Lessor estoppel;

(xii)            an appraisal of the Property, including information on rental rates and lease terms for comparable space, recent sales of comparable properties, and recent sales of unimproved land with similar zoning;

(xiii)           environmental reports, if applicable;

(xiv)            a copy of the environmental insurance policy, if applicable, together with the original assignment thereof to the Indenture Trustee;

(xv)             a survey of the Property;

(xvi)           property condition report, if applicable;

(xvii)          any purchase option agreements, to the extent not included in the Lease;

(xviii)         with respect to any Ground Lease, an assignment of Ground Lease, if any, and a non-disturbance agreement from the Ground Lessor and the fee mortgagee, if any;

(xix)            all original letters of credit, if any;

(xx)             with respect to a Hybrid Lease, the documents set forth in the definition of “Loan File” contained herein; and

(xxi)            a checklist of the foregoing documents;

provided, that (x) no assignment of any of the foregoing documents in favor of the Indenture Trustee shall be considered to be effective until the applicable Series Closing Date, notwithstanding any earlier date on any such assignment, (y) whenever the term “Lease File” is used to refer to documents actually received by the Custodian pursuant to this Agreement or the Custody Agreement, such term shall not be deemed to include such documents required to be included therein unless they are actually so received and (z) whenever the term “Lease File” is used in connection with any receipt or certification by the Custodian for documents described in clauses (ii), (vi), (vii), (ix), (x), (xi), (xiii), (xiv), (xvii), (xviii) and (xix) of this definition, such term shall be deemed to include such documents and any amendment, modification, waiver, agreement or instrument related thereto, only to the extent that a Responsible Officer of the Custodian has actual knowledge of their existence.

“Lease Guarantor”: Any guarantor under a Lease Guaranty.

“Lease Guaranty”: With respect to any Lease, the guaranty related to such Lease executed by an Affiliate or parent of the Tenant in favor of the lessor.

“Lease Transfer Property”: As defined in Section 7.03.

“Liquidated Lease”: A Defaulted Asset that is a Lease with respect to which the related Property has been either re-leased or sold, or any Lease related to a Property purchased from the applicable Issuer or disposed of by such Issuer pursuant to an exchange, whether or not terminated because of a default by the Tenant.

“Liquidation Fee”: A liquidation fee payable to the Special Servicer with respect to (a) each Mortgage Loan, Lease or Property repurchased by an Issuer or the Support Provider due to a Collateral Defect if purchased after the applicable cure period, (b) any Specially Managed Unit as to which the Special Servicer obtains a full, partial or discounted payoff for some or all of the Allocated Loan Amount of the Property from the related Tenant or Mortgage Loan from the related Borrower, or (c) any Specially Managed Unit or REO Property as to which the Special Servicer recovered any Liquidation Proceeds; provided, that no Liquidation Fee will be payable from any Liquidation Proceeds collected in connection with the purchase of any Specially Managed Unit or REO Property by the Property Manager or the Special Servicer.

“Liquidation Proceeds”: All net proceeds realized by the applicable Issuer, the Property Manager or the Special Servicer in respect of the purchase or sale of a Mortgage Loan or Property.

“Loan Documents”: With respect to each of the Mortgage Loans, the related loan agreement, if any, and Mortgage Note, and any related Mortgage, Ground Lease or Land and Building Lease, as applicable, Loan Guaranty or other agreement or instrument, to the extent made for the benefit of the related lender or holder of the Mortgage Note.

“Loan File”: With respect to each Mortgage Loan and the loan component of each Hybrid Lease, the following documentation:

(i)                 the original Mortgage Note endorsed, without recourse, to the order of the Indenture Trustee, the Collateral Agent or in blank and bearing all intervening endorsements;

(ii)              the original of the Mortgage and, if applicable, the originals of any intervening recorded assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof, if any, in each case with evidence of recording indicated thereof or, if any such original Mortgage or assignment has not been returned from the applicable public recording office, a copy thereof as a true and complete copy of the original thereof submitted for recording (which delivery shall be deemed to be a certification by such Originator and the related Issuer that such copy is a true and complete copy of the original submitted for recording);

(iii)            originals or copies of any other documents related to the Mortgage Loan (other than the Mortgage Note and Mortgage described in clauses (i) and (ii) above) and copies of any related UCC Financing Statements filed under the UCC as in effect in any jurisdiction, if any, together with originals or copies of any intervening assignments of such Loan Documents and UCC Financing Statements, with evidence of filing indicated on each such UCC Financing Statement and assignment thereof;

(iv)             original letters of credit, if any;

(v)               an original assignment of the related Mortgage, in favor of the Collateral Agent and in recordable form, to the extent applicable;

(vi)             an original omnibus assignment of the documents related to the Mortgage Loan (other than the Mortgage described in clause (v) above) in favor of the Indenture Trustee or the Collateral Agent, on behalf of the Indenture Trustee, (or in blank), together with original assignments of any related UCC Financing Statements in favor of the Indenture Trustee or the Collateral Agent, on behalf of the Indenture Trustee, and in a form suitable for filing;

(vii)          originals or copies of all assumption, modification and substitution agreements in those instances where the terms of any related loan document have been modified or the Mortgage Loan has been assumed, together with any evidence of recording thereon or that such document has been submitted for recording, when appropriate;

(viii)        originals or copies of all Ground Leases, if any, the related Ground Lease estoppels and amendments thereof;

(ix)             the original or a copy of the lender’s title insurance policy, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the related Property or, with respect to each Mortgage Loan as to which a title insurance policy has not yet been issued, a policy meeting the foregoing description as evidenced by a commitment for title insurance “marked up” together with a closing instruction letter setting forth such requirements of the lender’s title insurance policy (or by “pro-forma” otherwise agreed to by the title company) as of the closing date of the Mortgage Loan;

(x)               a copy of any tenant or borrower estoppel certificate, if available;

(xi)             a copy of the appraisal (whether in hard copy, electronic copy or CD-ROM format) containing the appraisal information for the related Property;

(xii)          copies of environmental reports, if applicable;

(xiii)        a copy of any environmental insurance policy, if applicable, together with the original assignment thereof to the Indenture Trustee;

(xiv)         evidence of insurance showing the applicable Issuer or its Affiliate as the insured or an additional insured party under certain casualty insurance policies, if any;

(xv)           the executed original of any Loan Guaranty and any amendment, modification, waiver agreement or instrument related thereto to the extent in the possession of the related Issuer or a copy thereof certified to be true, correct and complete by such Issuer;

(xvi)         a checklist of the foregoing documents;

provided, that (x) no assignment of any of the foregoing documents in favor of the Indenture Trustee shall be considered to be effective until the applicable Series Closing Date, notwithstanding any earlier date on any such assignment, (y) whenever the term “Loan File” is used to refer to documents actually received by the Custodian pursuant to this Agreement or the Custody Agreement, such term shall not be deemed to include such documents required to be included therein unless they are actually so received and (z) whenever the term “Loan File” is used in connection with any receipt or certification by the Indenture Trustee for documents described in clauses (iii), (iv), (vii), (viii), (ix) (only as it relates to endorsements or riders with respect thereto), (x), (xii), (xiii), (xiv) and (xv) of this definition, such term shall be deemed to include such documents and any amendment, modification, waiver, agreement or instrument related thereto, only to the extent that a Responsible Officer of the Custodian has actual knowledge of their existence.

“Loan Guarantor”: Any guarantor under a Loan Guaranty.

“Loan Guaranty”: With respect to any Mortgage Loan, the guaranty related to such Mortgage Loan executed by an Affiliate or parent of the Borrower in favor of an Issuer.

“Lockbox Transfer Account”: The account or accounts created and maintained pursuant to Section 3.02(c).

“Lockbox Transfer Account Bank”: As defined in Section 3.02(c).

“MAI”: A designation signifying that the designee is a member of the Appraisal Institute.

“Master Exchange Agreement”: A master exchange agreement or exchange agreement, entered into by STORE Capital, the Issuers, the Qualified Intermediary and/or the owner of the Qualified Intermediary, as amended, restated, supplemented or otherwise modified from time to time, substantially in the form of Exhibit J-1 or Exhibit J-2 hereto.

“Master Lease FCCR”: The aggregate FCCR for all Properties under a master lease, which includes the sum of all cash flows for all of the Properties under such master lease. Only one Master Lease FCCR is reported for each master lease that is included in the Collateral Pool.

“Modified Collateral Detail and Realized Loss Report”: As defined in Section 4.01(c).

“Monthly DSCR”: With respect to any Determination Date, the quotient, expressed as a ratio, of (i) the sum of the Monthly Lease Payments, Monthly Loan Payments and any income earned from the investment of funds on deposit in the Collection Account and the Release Account in Permitted Investments during the related Collection Period, and (ii) the Total Debt Service for the related Payment Date.

“Monthly Lease Payment”: With respect to any Lease, the fixed or “base” rent monthly payment that is actually payable by the related Tenant from time to time under the terms of such Lease (excluding any Percentage Rent), after giving effect to any provision of such Lease providing for periodic increases in such fixed or “base” rent by fixed percentages or dollar amounts or by percentages based on increases in the Consumer Price Index.

“Monthly Loan Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan that is or would be, as the case may be, payable by the related Borrower on each Due Date under the terms of the related Mortgage Note as in effect on the applicable Series Closing Date or, if otherwise applicable, such date such Mortgage Loan was first included in the Collateral Pool, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to this Agreement, and assuming that each prior Monthly Loan Payment has been made in a timely manner.

“Mortgage Loan”: Each fixed- and adjustable-rate, monthly pay, first lien, commercial mortgage loan, as listed on the Mortgage Loan Schedule and from time to time included in the Collateral Pool.

“Mortgage Loan Schedule”: The list of Mortgage Loans identified on an exhibit or schedule to each applicable Series Supplement in connection with the issuance of a related Series of Notes. Such list shall set forth the following information with respect to each Mortgage Loan:

(i)               the identification number for the related Property;

(ii)              the street address (including city, state and zip code) of the related Property;

(iii)             the related Issuer loan number and name of Borrower;

(iv)             the Appraised Value of the related Property;

(v)               the Mortgage Loan’s maturity date, if applicable;

(vi)             the concept of the related Property; and

(vii)            the Allocated Loan Amount.

“Mortgage Note”: The original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

“Net Default Interest”: With respect to any (i) Lease, any Default Interest collected thereon, net of any Advance Interest accrued on Advances made in respect of such Lease and reimbursable from such Default Interest in accordance with Section 2.11 of the Indenture and (ii) Mortgage Loan, any Default Interest collected thereon, net of any Advance Interest accrued on Advances made in respect of such Mortgage Loan and reimbursable from such Default Interest in accordance with Section 2.11 of the Indenture.

“Net Investment Earnings”: The amount by which the aggregate of all interest and other income realized during a Collection Period on funds held in the Collection Account, Release Account and any other accounts established under the Indenture from time to time, if any, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.05.

“Net Worth”: With respect to STORE Capital, the excess of total assets of STORE Capital over total liabilities of STORE Capital, adding back accumulated depreciation but excluding the impact of “other comprehensive income”, all as determined in accordance with GAAP.

“Nonrecoverable Advance”: Any portion of an Advance previously made or proposed to be made which, in the case of an Advance previously made, has not been previously reimbursed to the Property Manager or the Indenture Trustee, as applicable, and which the Property Manager, in accordance with the terms hereof, or the Indenture Trustee, in its sole discretion exercised in good faith, as applicable, determines, taking into account amounts that may be collected or realized on such Mortgage Loans, Properties or Leases prior to final liquidation and Liquidation Proceeds, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable together with interest thereon at the Reimbursement Rate from amounts to be deposited in the Collection Account under the terms of this Agreement with respect to such Mortgage Loans, Properties or Leases (including, without limitation, payments by the Tenants and Borrowers and collections under the related Leases and Mortgage Loans, Default Interest and late payment fees, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, and proceeds from the operation and servicing of such Properties, Leases and Mortgage Loans), as evidenced by an Officer’s Certificate pursuant to Section 3.03(f). In making any determination as to nonrecoverability pursuant to the provisions of the Transaction Documents following the occurrence and continuance of an event of default under the Indenture, the Property Manager (including the Back-Up Manager, as successor Property Manager, and the Indenture Trustee, as applicable) may consider the limitations on its enforcement remedies.

“Officer’s Certificate”: A certificate signed by a Servicing Officer of the Property Manager or the Special Servicer or a Responsible Officer of the Indenture Trustee or the applicable Issuer Member on behalf of an Issuer, as the case may be, and with respect to any other Person, a certificate signed by the Chairman of the Board, the President, a Vice President or Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of such Person.

“Opinion of Counsel”: A written opinion of counsel (which shall be rendered by counsel that is Independent of the Issuers, the Issuer Members, the Indenture Trustee, the Property Manager and the Special Servicer) in form and substance reasonably acceptable to and delivered to the addressees thereof.

“Owned Property”: Each parcel of real property listed on the Owned Property Schedule and from time to time included in the Collateral Pool. As used herein and in the other Transaction Documents, the term “Owned Property” when used with respect to a Hybrid Lease, includes the commercial real estate property subject to the ground lease and any sublease related to such Hybrid Lease but, other than with respect to the definition of Appraised Value, excludes any Improvements located on such property.

“Owned Property Schedule”: The list of Properties and related Leases identified on an exhibit or schedule to each applicable Series Supplement in connection with the issuance of a related Series of Notes. Such list shall set forth the following information with respect to each Lease:

(i)                the identification number for the Property;

(ii)              the related Issuer lease number and name of the related Tenant;

(iii)             the Lease Expiration Date for such Lease;

(iv)             the street address (including city, state and zip code) of such Property;

(v)              the Appraised Value of such Property;

(vi)             the concept operated on such Property; and

(vii)            the Allocated Loan Amount.

“P&I Advance”: Any advance of principal and/or interest made by the Property Manager or the Indenture Trustee, as applicable, pursuant to Section 3.03 of this Agreement. Each reference to reimbursement or payment of a P&I Advance shall be deemed to include, whether or not specifically referred to, payments or reimbursement of interest thereon at the Reimbursement Rate through the date of payments or reimbursement.

“Payoff Amount”: With respect to any Released Loan or Released Property, an amount equal to the Collateral Value of such Released Loan or Released Property, plus any unpaid Monthly Loan Payments or Monthly Lease Payments, as applicable, and any unreimbursed Advances, Emergency Property Expenses, Liquidation Fees, Workout Fees, Special Servicing Fees, Issuer Expenses, Back-Up Fees, Extraordinary Expenses (and any fees and expenses incurred in connection with such release) (in each case, plus interest thereon as applicable), in each case related to such Released Loan or Released Property or the related Lease.

“Percentage Rent”: With respect to any Lease, the rent thereunder, if any, calculated as a percentage of the total sales generated by the related Tenant at the related Property in excess of (or in lieu of, as applicable) the Monthly Lease Payments as provided in the applicable Lease.

“Permitted Leases”: Those Leases referenced on the Owned Property Schedule and any other Leases entered into in accordance with the terms and conditions of the Indenture and this Agreement.

“Permitted Materials”: As defined in Section 3.23(a).

“Post-Closing Properties Adjustment Amount”: The product of (A) the sum of the amounts described in clauses (a) (i), (ii), (iii), (iv) and (v) of the definition of Total Debt Service and (B) a fraction, the numerator of which is the balance of the Post-Closing Acquisition Reserve Account and the denominator of which is the Aggregate Series Principal Balance.

“Primary Servicing Office”: (i) With respect to the Property Manager or the Special Servicer, the office of the Property Manager or the Special Servicer, as the context may require, that is primarily responsible for such party’s servicing obligations hereunder and (ii) with respect to the Back-Up Manager, the office of the Back-Up Manager, as the context may require, that is primarily responsible for such party’s servicing obligations hereunder.

“Prime Rate”: The “prime rate” published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time. If The Wall Street Journal ceases to publish the “prime rate,” then the Indenture Trustee shall select an equivalent publication that publishes such “prime rate”; and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Indenture Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Indenture Trustee in its sole discretion and the Indenture Trustee shall notify the Property Manager and the Special Servicer in writing of its selection.

“Property”: An Owned Property and/or an Underlying Mortgaged Property, as the context requires.

“Property Insurance Policy”: With respect to any Property, any hazard insurance policy, flood insurance policy, or other insurance policy that is maintained from time to time in respect of such Property (including, without limitation, any blanket insurance policy maintained by or on behalf of the applicable Issuer).

“Property Management Fee”: With respect to each Mortgage Loan and each Property owned by an Issuer, the monthly fee payable to the Property Manager pursuant to Section 3.09(a) in amount equal to the product of: (i) the Property Management Fee Rate and (ii) the aggregate Allocated Loan Amount (as of the related Determination Date) of all Mortgage Loans and Properties in the Collateral Pool that did not relate to Specially Managed Units during the related Collection Period.

“Property Management Fee Rate”: With respect to each Lease and Mortgage Loan, a monthly rate equal to the product of (i) one-twelfth and (ii) 0.25%.

“Property Manager”: STORE Capital, in its capacity as property manager under this Agreement, or any successor property manager appointed as herein provided.

“Property Manager Additional Servicing Compensation”: The additional servicing compensation payable to the Property Manager pursuant to Section 3.09(b).

“Property Protection Advances”: With respect to the Leases, the Mortgage Loans and the Properties:

(i)               All customary, reasonable and necessary out-of-pocket costs and expenses incurred by the Property Manager (or, if applicable, the Back-Up Manager), in connection with servicing the Leases, the Properties and the Mortgage Loans, in accordance with the Servicing Standard and this Agreement, for the purpose of paying real estate taxes, premiums on Property Insurance Policies (not already paid pursuant to Section 2.11 of the Indenture, as confirmed by the applicable Issuer) and other amounts necessary to preserve or maintain the security interest and lien of the Indenture Trustee in, and value of, each related Property (including any costs and expenses necessary to re-lease such Property), Lease or Mortgage Loan (including costs and expenses related to collection efforts).

(ii)              All customary, reasonable and necessary out-of-pocket costs and expenses incurred by the Property Manager, the Back-Up Manager or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) the preservation, insurance, restoration, protection and management of any Collateral, including the cost of any “force placed” insurance policy purchased by the Property Manager to the extent such cost is allocable to a particular item of Collateral that the Property Manager is required to cause to be insured pursuant to Section 3.06, (b) obtaining any Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in the definition thereof) or Insurance Proceeds in respect of any Collateral or REO Property, (c) any enforcement of judicial proceedings with respect to any Collateral, including foreclosures, and (d) the operation, management, maintenance and liquidation of any REO Property. Notwithstanding anything to the contrary, “Property Protection Advances” shall not include allocable overhead of the Property Manager or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses.

“Purchase Option”: An option by a Tenant or other Person that is not an Affiliate of the applicable Issuer to purchase a Property pursuant to the related Lease.

“Qualified Deleveraging Event”: Except as otherwise defined in a related Series Supplement with respect to a particular Series of Notes, (i) one or more firm commitment underwritten public offerings of the equity interests of STORE Capital or any direct or indirect parent entity of STORE Capital pursuant to a registration statement under the Securities Act, which result in aggregate cash proceeds to STORE Capital or any direct or indirect parent entity of STORE Capital of at least $75,000,000 (net of underwriting discounts and commissions), (ii) an acquisition of greater than fifty percent (50%) of the equity interests of STORE Capital or any direct or indirect parent of STORE Capital by an entity that has shares that are traded on a national exchange, or (iii) the firm commitment purchase by one or more third parties unaffiliated with the Issuers of at least $100,000,000 of unsecured corporate debt of STORE Capital or any of its subsidiaries with an investment grade rating published by Moody’s, S&P or another nationally recognized statistical rating organization.

“Qualified Insurer”: An insurance company or security or bonding company qualified to write the related Property Insurance Policy in the relevant jurisdiction.

“Qualified Intermediary”: The intermediary specified in a Master Exchange Agreement.

“Qualified Release Amount”: A portion of the Collateral Pool that may be released in connection with an Early Refinancing Prepayment, applying a Release Price for each asset to be released equal to the greater of Fair Market Value and 125% of the Allocated Loan Amount of the Owned Properties, Hybrid Leases or Loans being released, that in the aggregate is no greater than the dollar amount of the Notes being prepaid in connection with such Early Refinancing Prepayment. For example, if $1,000,000 of the Series 2019-1 Notes are prepaid in connection with an Early Refinancing Prepayment, the Issuers will be permitted to release one or more Owned Properties, Hybrid Leases and/or Loans that have an aggregate Release Price equal to or less than $1,000,000. If one Owned Property has a Fair Market Value of $500,000 and an Allocated Loan Amount of $350,000, releasing such Owned Property would use $500,000 (determined by selecting the greater of (i) Fair Market Value (equal to $500,000) and (ii) one hundred twenty-five percent (125%) of the Allocated Loan Amount (equal to $437,500)) of the permitted $1,000,000 Qualified Release Amount. If a second property has a Fair Market Value of $400,000 and an Allocated Loan Amount of $400,000, releasing such Owned Property would use the remaining $500,000 (determined by selecting the greater of (i) Fair Market Value (equal to $400,000) and (ii) one hundred twenty-five percent (125%) of Allocated Loan Amount (equal to $500,000)) of the permitted $1,000,000 Qualified Release Amount.

“Qualified Substitute Hybrid Lease”: A Hybrid Lease (A) acquired by an Issuer in substitution for any Exchanged Hybrid Lease that, on the date of such substitution, (i) relates to a Property or Properties that have aggregate Collateral Values that, when combined with the Collateral Values of all other Properties relating to Qualified Substitute Properties, Qualified Substitute Hybrid Leases and Qualified Substitute Loans to be acquired by the Issuers on such date of substitution, is at least equal to the sum of (1) the Fair Market Value of all Exchanged Properties and (2) the Collateral Value of all Exchanged Loans and Exchanged Hybrid Leases on the date of substitution, (ii) complies, in all material respects, with all of the applicable representations and warranties made under the Indenture (with each date therein referring to the date of substitution), (iii) has, together with all other Qualified Substitute Properties, Qualified Substitute Hybrid Leases and Qualified Substitute Loans to be acquired by the Issuers on such date, the same or greater aggregate Monthly Lease Payments and Monthly Loan Payments as the Exchanged Properties, Exchanged Hybrid Leases and Exchanged Loans, (iv) has a remaining term that, when combined with all other Qualified Substitute Properties, Qualified Substitute Hybrid Leases and Qualified Substitute Loans to be acquired on such date, has a weighted average remaining term that equals or exceeds the weighted average remaining term of the Exchanged Properties, Exchanged Hybrid Leases and Exchanged Loans for such date, (v) if applicable, has a Third Party Option Price that is not less than the sum of what the Allocated Loan Amounts of each Property relating to such Qualified Substitute Hybrid Lease would be after giving effect to the substitution of such Hybrid Lease, (vi) when combined with all other Qualified Substitute Properties, Qualified Substitute Hybrid Leases and Qualified Substitute Loans since the most recent Issuance Date, does not cause the Weighted Average Unit FCCR of such Qualified Substitute Properties, Qualified Substitute Hybrid Leases and Qualified Substitute Loans to be less than the Weighted Average Unit FCCR (measured as of the date of each respective substitution) of all Exchanged Properties, Exchanged Hybrid Leases and Exchanged Loans since the most recent Issuance Date, (vii) is a “triple-net” lease, and (viii) has an appraisal that meets the requirements set forth in the definition of Appraised Value and was obtained no more than twelve (12) months prior to such substitution or (B) acquired by an Issuer with proceeds deposited in the Release Account that, on the date of such acquisition, (i) complies, in all material respects, with all of the applicable representations and warranties under the Indenture (with each date therein referring to the date of acquisition), (ii) has a remaining term that equals or exceeds the weighted average remaining term of the Released Properties and Released Loans, (iii) if applicable, has a Third Party Option Price that is not less than the sum of what the Allocated Loan Amounts of each Property relating to such Qualified Substitute Hybrid Lease would be after giving effect to the substitution of such Hybrid Lease, (iv) is leased to the Tenant or Tenants who leased the related Released Property or to a different Tenant or Tenants whose Unit FCCR is greater than or equal to the then-current Unit FCCR, (v) is a “triple-net” lease and (vi) has an appraisal meeting the requirements set forth in the definition of Appraised Value that was obtained no more than twelve (12) months prior to such substitution.

“Qualified Substitute Loan”: Any commercial real estate loan, acquired by an Issuer in substitution for an Exchanged Loan or with the proceeds (or a portion thereof) from the sale of a Released Loan and which, as of the date of the acquisition thereof (i) is secured by a Qualified Underlying Property, (ii) has a Collateral Value not less than the Collateral Value of the Released Loan or Exchanged Loan, (iii) has an Interest Rate not less than such Released Loan or Exchanged Loan, (iv) complies with all of the representations and warranties originally made with respect to such Released Loan or Exchanged Loan under the Indenture (with each date therein referring to the date of substitution), (v) pays interest and, if applicable, principal on a monthly basis, (vi) has a maturity date that is not earlier than the related Released Loan or Exchanged Loan, and (vii) if such Released Loan or Exchanged Loan is a balloon Loan, has a balloon payment that is not more than 5% larger than such Released Loan’s or Exchanged Loan’s balloon payment.

“Qualified Substitute Property”: A Property not relating to a Hybrid Lease and acquired by an Issuer in substitution for any Exchanged Asset or with the Release Price (or any portion of the Release Price) from a Released Property that, in each case, on the date such Qualified Substitute Property is added to the Collateral Pool, (i)(A) in connection with any Exchanged Asset, has a Collateral Value that, when combined with the Collateral Value of all other Qualified Substitute Properties, Qualified Substitute Loans and Qualified Substitute Hybrid Leases acquired by the Issuers since the most recent Issuance Date, is at least equal to the sum of (1) the Fair Market Value of all Exchanged Properties and (2) the Collateral Value of all Exchanged Loans and Exchanged Hybrid Lease exchanged since the most recent Issuance Date (each such Exchanged Property, Exchanged Loan and Exchanged Hybrid Lease as measured on the date of their respective removals) and (B) in connection with any Property acquired with the Release Price (or a portion thereof) from a Released Property, has a Collateral Value equal to the Release Price (or portion thereof) applied to purchase such Qualified Substitute Property, (ii) complies, in all material respects, with all of the representations and warranties made with respect to Properties under the Indenture (with each date therein referring to the date of substitution), (iii) has, together with all other Qualified Substitute Properties, Qualified Substitute Loans and Qualified Substitute Hybrid Leases acquired by the Issuers since the most recent Issuance Date, the same or greater aggregate Monthly Lease Payments and Monthly Loan Payments as the Exchanged Assets and Released Assets since the most recent Issuance Date (each measured on the date of their respective removals), (iv) is leased pursuant to a Lease, that when combined with the Leases of all other Qualified Substitute Properties and Qualified Substitute Hybrid Leases and the Mortgage Loans of all other Qualified Substitute Loans acquired since the most recent Issuance Date, has a weighted average remaining term that equals or exceeds the weighted average remaining term of the Leases associated with the Exchanged Properties, Released Properties, Exchanged Hybrid Leases and Released Hybrid Leases and the Mortgage Loans associated with the Exchanged Loans and Released Loans since the most recent Issuance Date (each measured on the date of their respective removals), (v) if the Tenant thereof or any third party has an option to purchase such Qualified Substitute Property, the contractual amount of such Third Party Option Price is not less than what the Allocated Loan Amount of such Qualified Substitute Property would be after giving effect to the substitution of such Property, (vi) when combined with all other Qualified Substitute Properties, Qualified Substitute Hybrid Leases and Qualified Substitute Loans since the most recent Issuance Date, does not cause the weighted average Unit FCCR of such Qualified Substitute Properties, Qualified Substitute Hybrid Leases and Qualified Substitute Loans to be less than the weighted average Unit FCCR (measured as of the date of each respective substitution) of all Exchanged Assets and Released Assets since the most recent Issuance Date; provided, however, with respect to no more than fifteen percent (15%) of the Aggregate Appraised Value of all Owned Properties, the requirement set forth in this clause (vi) shall not apply so long as such Qualified Substitute Properties (1) have a weighted average Unit FCCR not less than 2.0x and (2) the Property Manager, in accordance with the Servicing Standard, has determined that such substitution is in the best interest of the Issuers and the Noteholders, (vii) is leased pursuant to a “triple-net” lease, and (viii) has an appraisal that meets the requirements set forth in the definition of Appraised Value and was obtained no more than (12) months prior to such substitution.

“Qualified Underlying Property”: Any commercial real estate property securing a Qualified Substitute Loan, which, as of the date of the acquisition of such related Qualified Substitute Loan, (i) has a Fair Market Value or, when combined with the Fair Market Value of all Qualified Substitute Properties and all other Qualified Underlying Properties to be acquired on the date of such acquisition as substitution for the related Released Loan or Exchanged Loan, has a Fair Market Value in the aggregate, that is equal to or greater than the Fair Market Value of the Property that secures such Released Loan or Exchanged Loan, and (ii) complies with all of the representations and warranties originally made with respect to the Property securing the related Released Loan or Exchanged Loan under the Indenture (with each date therein referring to the date of substitution).

“Reimbursement Rate”: The rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate plus 2.0%.

“Release Account”: The segregated account established and maintained by the Indenture Trustee on behalf of the Noteholders and the Issuers for the deposit of cash proceeds from the sale of any Property or Mortgage Loan.

“Release Price”: With respect to any Released Property or Released Loan, an amount equal to (i) the Third Party Option Price, if the release occurs in connection with any Third Party Purchase Option, (ii) with respect to any Delinquent Asset or Defaulted Asset purchased by the Special Servicer or the Property Manager or any assignee thereof or any Released Property or Released Loan sold to a STORE SPE, (x) prior to the date on which the Series 2013-1 Notes, the Series 2013-2 Notes, the Series 2013-3 Notes, the Series 2014-1 Notes, the Series 2015-1 Notes and the Series 2016-1 Notes have been repaid in full, the greater of (A) the Fair Market Value and (B) one hundred twenty-five percent (125%) of the Allocated Loan Amount and (y) on and after the date on which the Series 2013-1 Notes, the Series 2013-2 Notes, the Series 2013-3 Notes, the Series 2014-1 Notes, the Series 2015-1 Notes and the Series 2016-1 Notes have been repaid in full, the greater of (A) the Fair Market Value and (B) one hundred fifteen percent (115%) of the Allocated Loan Amount, (iii) the Payoff Amount with respect to any Released Property or Released Loan released due to a Collateral Defect, (iv) the Fair Market Value for any Released Property sold to a third party, STORE Capital or a STORE SPE or (v) the greater of Fair Market Value and one hundred twenty-five percent (125%) of the Allocated Loan Amount of the Owned Properties, Hybrid Leases or Mortgage Loans being released with respect to a Qualified Deleveraging Event.

“Released Asset”: Any Released Loan or Released Property, as applicable.

“Released Loan”: As defined in Section 7.04.

“Released Property”: As defined in Section 7.04.

“Relinquished Property”: As defined in the applicable Master Exchange Agreement.

“Relinquished Property Proceeds”: Funds derived from or otherwise attributable to the transfer of Relinquished Property pursuant to a Master Exchange Agreement.

“Remedial Work”: As defined in Section 3.23(c).

“Remittance Date”: The Business Day preceding each Payment Date.

“Removed Loan”: A Released Loan or Exchanged Loan that has either been released or substituted that is removed from the Collateral Pool pursuant to Section 2.03 and Article VII hereof.

“Removed Property”: A Released Property or Exchanged Property that has either been released or substituted and that is removed from the Collateral Pool pursuant to Section 2.03 and Article VII hereof.

“REO Property”: A Property acquired by or on behalf of an Issuer as “real estate owned” whether through foreclosure, deed in lieu of foreclosure or otherwise.

“REO Revenues”: All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

“Replacement Property”: As defined in the applicable Master Exchange Agreement.

“Request for Release”: A request signed by a Servicing Officer of the applicable Issuer or the Property Manager in the form of Exhibit B-l attached hereto or of such Issuer or the Special Servicer in the form of Exhibit B-2 attached hereto.

“Required Conditions”: With respect to any proposed substitution, release, exchange or lease transfer of a Property or Mortgage Loan, the Required Conditions will be satisfied if:

(i)               the applicable Issuer shall submit to the Indenture Trustee, not less than five (5) days prior to the date of such release, a release of Lien of the Mortgage (and related Transaction Documents) for such Property or Mortgage Loan for execution by the Indenture Trustee. Such release shall be in a form appropriate in each jurisdiction in which the Property or Mortgage Loan is located. In addition, such Issuer shall provide all other documentation that is reasonably required to be delivered by any party hereto in connection with such substitution, release, exchange or lease transfer, together with an Officer’s Certificate certifying that such documentation (A) is in compliance with all Legal Requirements, and (B) will effect such release in accordance with the terms of this Agreement;

(ii)              solely with respect to a proposed substitution, release, exchange or lease transfer of a Property, if the Property sought to be substituted, released, exchanged or have its lease transferred is located adjacent to another Property, after giving effect to such release, (A) each such remaining Property shall (1) have adequate rights of access to public ways, (2) be a “legal lot” under all Legal Requirements and be separately assessed for tax purposes, (3) comply with all Legal Requirements, including all applicable zoning ordinances and subdivision ordinances, (4) receive all public utilities directly from an adjoining public right-of-way, through another remaining Property or through valid easements insured under the Title Insurance Policies, and (5) not be subject to any material encroachment by Improvements on the Property so released, and (B) no material Improvements on any Property shall encroach onto the Property so released. Such Issuer shall have executed and delivered such reciprocal easements, declarations of covenants, conditions and restrictions and such other agreements as may be required by the title insurance company that issued the Title Insurance Policies or by any Governmental Authorities or as may be reasonably required by the Indenture Trustee; and

(iii)             if the Property sought to be substituted, released, exchanged or have its lease transferred is subject to a Lease or Mortgage Loan that also covers any other Property, such Lease or Mortgage Loan shall be severed and amended so that, after giving effect to such release, no Property shall be subject to a Lease or Mortgage Loan that also affects any Property that is not subject to a Mortgage.

“Required Transfer Instruction Date”: The date on which an Issuer or STORE Capital is required to direct the transfer of Relinquished Property Proceeds from the Exchange Account to the Release Account pursuant to the Escrow Agreement.

“Risk-Based Substitution”: The meaning specified in Section 7.06.

“Series Collateral Release”: A release of Released Assets in connection with a full prepayment of one or more Series of Notes following or concurrent with repayment in full of the Series 2013-1 Notes, the Series 2013-2 Notes, the Series 2013-3 Notes, the Series 2014-1 Notes, the Series 2015-1 Notes and the Series 2016-1 Notes; provided, however, the release of such Released Assets to the related Issuer (i) shall not trigger an Indenture Event of Default or Early Amortization Period (including but not limited to the Issuers’ obligations to maintain the 3-month Average DSCR), (ii) shall result in the Rating Condition being satisfied, (iii) shall not cause a Maximum Property Concentration to be exceeded (or if, prior to such release, an existing Maximum Property Concentration is already exceeded, the release of such Released Assets will reduce the Maximum Property Concentration or such Maximum Property Concentration will remain unchanged after giving effect to such release), and (iv) shall not cause the Weighted Average Unit FCCR of the properties remaining in the Collateral Pool to be less than the Weighted Average Unit FCCR of the Collateral Pool prior to the Series Collateral Release.

“Series Collateral Release Price”: With respect to any Released Asset released at the time of a Series Collateral Release, the Release Price shall be an amount equal to the greater of (i) one hundred fifteen percent (115%) of the Allocated Loan Amount of such Released Asset and (ii) the Fair Market Value of Released Asset.

“Servicer Replacement Event”: The meaning specified in Section 6.01(a).

“Servicing Fees”: With respect to each Property and the related Lease or Mortgage Loan, the Property Management Fee, the Back-Up Fee, the Property Manager Additional Servicing Compensation, if any, the Special Servicing Fee, if any, and the Special Servicer Additional Servicing Compensation, if any.

“Servicing File”: Any documents (other than documents required to be part of the related Lease File or Loan File) in the possession of the Property Manager or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or Lease or the administration of any Property.

“Servicing Officer”: Any officer or employee of the Property Manager or the Special Servicer involved in, or responsible for, the administration, management and servicing of the Properties, Leases or Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by such party to the applicable Issuer Members, the applicable Issuer and the Indenture Trustee on the related Series Closing Date, as such list may be amended from time to time.

“Servicing Standard”: To provide property management services for the Properties and to service the Mortgage Loans and the Leases (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, STORE Capital, the Property Manager or the Special Servicer, as the case may be, services and administers similar leases and properties and loans, including, without limitation, the granting of Permitted Encumbrances, for their own account and the account of their Affiliates or any third-party portfolios, to the extent applicable, or (b) in a manner normally associated with the prudent management and operation of similar properties, whichever standard is highest, and in each such case, in material compliance with all applicable laws, but without regard to: (i) any known relationship that the Property Manager or Special Servicer, or an Affiliate of the Property Manager or Special Servicer, may have with any Issuer, any Tenant, any Borrower, any of their respective Affiliates or any other party to the Transaction Documents; (ii) the ownership of any Note or Issuer Interest by the Property Manager or Special Servicer or any Affiliate of the Property Manager or Special Servicer, as applicable; (iii) the Property Manager’s obligation to make Advances or to incur servicing expenses with respect to the Leases, Properties and Mortgage Loans; (iv) the Property Manager’s or Special Servicer’s right to receive compensation for its services; (v) the ownership, or servicing or management for others, by the Property Manager or Special Servicer of any other leases, commercial real properties or loans; (vi) the release, transfer or indemnification obligations of the Property Manager or Special Servicer; or (vii) the existence of any loans made to a Tenant by the Property Manager or Special Servicer or any Affiliate thereof.

“Servicing Transfer Agreement”: As defined in Section 5.04. “Servicing Transfer Date”: As defined in Section 5.04.

“Servicing Transfer Event”: With respect to any Property, the occurrence of any of the events described in clauses (i) through (v) of the definition of “Specially Managed Unit.”

“SNDA”: A subordination, non-disturbance, and attornment agreement with respect to a Lease, which is in a form attached hereto as Exhibit E with such reasonable modifications as may be requested by the subject Tenant and are reasonably acceptable to the Indenture Trustee.

“Special Servicer”: STORE Capital, in its capacity as special servicer under this Agreement, or any successor special servicer appointed as herein provided.

“Special Servicer Additional Servicing Compensation”: The additional servicing compensation payable to the Special Servicer pursuant to Section 3.09(d).

“Special Servicer Report”: As defined in Section 4.01(b).

“Special Servicing Fee”: With respect to each Specially Managed Unit, the monthly fee payable to the Special Servicer pursuant to the first paragraph of Section 3.09(c) in amount equal to the product of (i) the Special Servicing Fee Rate and (ii) the aggregate Allocated Loan Amount (as of the related Determination Date) of all Mortgage Loans and Properties in the Collateral Pool that did not relate to Specially Managed Units during the related Collection Period.

“Special Servicing Fee Rate”: With respect to each Specially Managed Unit, a monthly rate equal to the product of (i) one-twelfth and (ii) 0.75%.

“Specially Managed Unit”: Any Property or Mortgage Loan as to which any of the following events has occurred:

(i)               such Property or Mortgage Loan is a Delinquent Asset; or

(ii)              such Property or Mortgage Loan is a Defaulted Asset, with respect to which the related default materially and adversely affects the interests of the applicable Issuer; or

(iii)             there shall have been commenced in a court or agency or supervisory authority having jurisdiction an involuntary action against the Tenant or Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings or for the winding up or liquidation of its affairs, which action shall not have been dismissed for a period of 90 days, and the subject Lease or Mortgage Loan has not been rejected in any related proceeding; or the Tenant or Borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Tenant or Borrower or of or relating to all or substantially all of its property, and the subject Lease or Mortgage Loan has not been rejected in any related proceeding; or the Tenant or Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, and the subject Lease or Mortgage Loan has not been rejected in any related proceeding; or

(iv)             the Lease or Mortgage Loan has expired, been terminated, or rejected in any bankruptcy or related proceeding; or

(v)               the Property Manager receives notice that (A) a Tenant will no longer make Monthly Lease Payments under such Tenant’s Lease or (B) a Borrower will no longer make Monthly Loan Payments under such Borrower’s Mortgage Loan.

“STORE Capital”: STORE Capital Corporation, a Maryland corporation, and its successors and assigns.

“STORE SPE”: Any special purpose, bankruptcy remote subsidiary (direct or indirect) of STORE Capital (other than any Originator).

“Sub-Management Agreement”: The written contract between the Property Manager or the Special Servicer, on the one hand, and any Sub-Manager, on the other hand, relating to servicing and administration of Mortgage Loans, Leases and Properties, as provided in Section 3.18.

“Sub-Manager”: Any Person with which the Property Manager or the Special Servicer has entered into a Sub-Management Agreement.

“Subsidiary”: Any other corporation, association, joint stock company, business trust, limited liability company, general or limited partnership or any other business entity of which more than 50% of the total combined outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly, or the management of which is controlled, directly, or indirectly through one or more intermediaries, or both, by STORE Capital either directly or through Subsidiaries.

“Successor Property Manager”: As defined in Section 6.02.

“Successor Special Servicer”: As defined in Section 6.02.

“Tenant”: With respect to each Lease, the tenant under such Lease and any successor or assign thereof.

“Terminated Lease Property”: A Property, the Lease with respect to which has expired, has been terminated or has been rejected in a bankruptcy, insolvency or similar proceeding of the Tenant or from which the Tenant has been evicted or otherwise removed.

“Termination Date”: The termination date or end date specified in a Master Exchange Agreement.

“Third Party Option Price”: With respect to any Property pursuant to which a Purchase Option is exercised, a cash price equal to the amount specified in the related Lease or other Lease Document, as applicable, as payable by a Tenant or other third party in connection with the exercise of such Purchase Option.

“Third Party Purchase Option”: The option under a Lease, whether conditional or otherwise, for the related Tenant or another third party to purchase the related Property before or at the expiration of the term of the Lease for the Third Party Option Price.

“Title Insurance Policies”: With respect to each Property, an ALTA mortgagee title insurance policy in the customary form (or, if any Property is in a state which does not permit the issuance of such ALTA policy, such form as shall be permitted in such state) issued with respect to such Property and insuring the lien of the Mortgage encumbering such Property.

“Total Debt Service”: (a) The sum of (i) the Scheduled Principal Payment and all Note Interest with respect to each Class of Series Notes, assuming for the Class B Notes there is no Class B Note Adjustment Amount, (in each case, less any scheduled principal payment due on the related Anticipated Repayment Date with respect to such Series of Notes), (ii) the Property Management Fee, (iii) the Special Servicing Fee, if any, (iv) the Back-Up Fee, and (v) the Indenture Trustee Fee, each as accrued during the Collection Period ending on such Determination Date minus (b) the Post-Closing Properties Adjustment Amount. For the purpose of calculating “Monthly DSCR,” the Note Interest component of Total Debt Service shall, for each Series, be computed on the basis of a 360-day year consisting of twelve 30-day months.

“Triple A Notes”: Any Notes that have been issued pursuant to the Indenture and have received a rating of “AAA(sf)” from the applicable Rating Agency.

“Triple A Release Date” With respect to any Triple A Notes, as defined in the related Series Supplement.

“Triple A Release Event”: If any Triple A Notes are Outstanding on their related Triple A Release Date and an Early Amortization Period is in effect the Property Manager shall use commercially reasonable efforts to sell Hybrid Leases, Loans and/or Owned Properties in an amount equal to the lesser of (i) 25% of the Aggregate Collateral Value, taking into account the sum of the Collateral Value of all Released Assets released since the Initial Closing Date (or, after each of the Series 2013-1 Notes, the Series 2013-2 Notes, the Series 2013-3 Notes, the Series 2014-1 Notes, the Series 2015-1 Notes and the Series 2016-1 Notes have been repaid in full, since the most recent Issuance Date) by paying the Release Price and (ii) the outstanding balance of all Triple A Notes.

“UCC”: The Uniform Commercial Code as in effect in any applicable jurisdiction.

“UCC Financing Statement”: One or more financing statements filed or recorded or in a form suitable for filing and recording under the UCC.

“Underlying Mortgaged Property”: Each parcel of real property securing a Mortgage Loan, including the buildings, structures, fixtures (to the extent not property of the related Tenant), additions, enlargements, extensions, modifications, repairs, replacements or Improvements now or hereinafter erected or located on such parcel and appurtenant easements and other property rights relating thereto.

“Unit FCCR”: The individual FCCR of a Property, an individual Lease or Mortgage Loan or, in the case of Master Leases, the Master Lease FCCR and, in the case of Hybrid Leases, the Hybrid Lease FCCR.

“Unscheduled Proceeds”: Collectively, without duplication, (i) Liquidation Proceeds and any other proceeds received by the Property Manager or the Special Servicer with respect to the disposition of a Property or a Mortgage Loan that is a Defaulted Asset, (ii) Insurance Proceeds, Condemnation Proceeds or amounts received in connection with an Insured Casualty, (iii) provided that such amounts are less than the Collateral Value of the related Property or Mortgage Loan, any Third Party Option Price received as a result of a Third Party Purchase Option, (iv) Payoff Amounts received in connection with releases and sales of Leases, Mortgage Loans and Properties in relation to a Collateral Defect, (v) any proceeds derived from each un-leased Property (exclusive of related operating costs, including certain reimbursements payable to the Property Manager in connection with the operation and disposition of such un-leased Property), (vi) all amounts disbursed to the Payment Account from the DSCR Reserve Account during an Early Amortization Period, (vii) any proceeds transferred from the Exchange Account to the Release Account pursuant to the Exchange Program, (viii) any proceeds with respect to a Triple A Release Event, (ix) any Post-Closing Acquisition Unused Proceeds, and (x) all amounts transferred from the Release Account to the Collection Account during the related Collection Period.

“U.S. Credit Risk Retention Rules”: means the final rules adopted by the FDIC, the Federal Housing Finance Agency, the Office of the Comptroller of the Currency of the Department of the Treasury, the SEC, the Board of Governors of the Federal Reserve System and the U.S. Department of Housing and Urban Development implementing the credit risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“U.S. Risk Retention Agreement”: The U.S. Credit Risk Retention Agreement executed and delivered by STORE Capital Corporation, as Support Provider, and the Issuers in favor of the Indenture Trustee, dated as of November 13, 2019.

“Weighted Average 4-Wall FCCR”: An amount equal to the quotient of (i) the sum of the products of the 4-Wall FCCRs and the Allocated Loan Amounts of each Owned Property or Loan in the Collateral Pool, and (ii) the Aggregate Allocated Loan Amount of the Collateral Pool.

“Weighted Average Unit FCCR”: An amount equal to the quotient of (i) the sum of the products of the Unit FCCRs and the Allocated Loan Amounts of each Property or Mortgage Loan in the Collateral Pool and (ii) the Aggregate Series Principal Balance.

“Workout Fee”: A fee payable to the Special Servicer with respect to each Corrected Unit. As to each such Corrected Unit, the Workout Fee will be payable out of, and will be calculated by application of 0.50% to, each collection of rents and principal and interest payments (other than any default interest) received on the related Lease or Mortgage Loan, as applicable, so long as it remains a Corrected Unit; provided, that no Workout Fee will be payable from any Liquidation Proceeds collected in connection with (i) the purchase of any Specially Managed Unit or REO Property by the Property Manager or the Special Servicer or (ii) the repurchase of any Specially Managed Unit by the applicable Issuer or the Support Provider due to a Collateral Defect within the period provided to cure such Collateral Defect.

“Yield Maintenance Premium”: With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Borrower in connection with a principal prepayment on or other early collection of principal of a Mortgage Loan.

Section 1.02        Other Definitional Provisions.

(a)               All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)               As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)               The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; a reference to a subsection or other subdivision without further reference to a Section is a reference to such subsection or other subdivision as contained in the Section in which the reference appears; and the words “include” and “including” shall mean without limitation by reason of enumeration.

(d)               The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e)               Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted assignees.

Section 1.03        Certain Calculations in Respect of the Leases and the Mortgage Loans.

(a)               All amounts collected in respect of any Lease in the form of payments from the related Tenants, guaranties provided by related Lease Guarantors, Unscheduled Proceeds or otherwise shall be applied to amounts due and owing under the Lease in accordance with the express provisions of such Lease, and all amounts collected in respect of any Mortgage Loan in the form of payments from the related Borrower, guaranties provided by related Loan Guarantors or Unscheduled Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage; in the absence of such express provisions, shall be applied for purposes of this Agreement: (i) with respect to amounts collected in respect to any Lease, first, as a recovery of any related and unreimbursed Advances; and second, in accordance with the Servicing Standard, but subject to Section 1.03(c), as a recovery of any other amounts then due and owing under such Lease, including, without limitation, Percentage Rent and Default Interest; and (ii) with respect to amounts collected in respect of any Mortgage Loan, first, as a recovery of any related and unreimbursed Advances, second, as a recovery of accrued and unpaid interest at the related Interest Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or the Due Date in the Collection Period of receipt, third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, a recovery of principal to the extent of its entire remaining unpaid principal balance), fourth, as a recovery of any Yield Maintenance Premium then due and owing under such Mortgage Loan, fifth, in accordance with the Servicing Standard, but subject to Section 1.03(c), as a recovery of any other amounts then due and owing under such Mortgage Loan, including Default Interest, and sixth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance. Any proceeds derived from an unleased Property (exclusive of related operating costs, including reimbursement of Advances made by the Property Manager, the Special Servicer or the Indenture Trustee in connection with the operation and disposition of such Property) shall be applied by the Property Manager in the same manner as if they were Monthly Lease Payments due on the previously existing Lease for such Property until such Lease becomes a Liquidated Lease pursuant to the terms of such Lease and the related Lease Documents.

(b)               Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Advances; second, as a recovery of accrued and unpaid interest on the related Mortgage Loan at the related Interest Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the Servicing Standard, but subject to Section 1.03(c), as a recovery of any other amounts deemed to be due and owing in respect of the related Mortgage Loan.

(c)               Insofar as amounts received in respect of any Lease, Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Lease, Mortgage Loan or REO Property constituting Additional Servicing Compensation payable to the Property Manager or Special Servicer are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Property Manager, on the one hand, and as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

(d)               The foregoing applications of amounts received in respect of any Lease, Mortgage Loan or REO Property shall be determined by the Property Manager and reflected in the appropriate monthly Determination Date Report and any Modified Collateral Detail and Realized Loss Report.

(e)               Notwithstanding the early termination of any Lease resulting from a default by the related Tenant, such Lease will be treated for purposes of determining Servicing Fees, Liquidation Fees, Workout Fees and Indenture Trustee Fees as remaining in effect until such Lease becomes a Liquidated Lease.

(f)                Insofar as amounts received in respect of any Lease and allocable to fees and charges owing in respect of such Lease constituting Additional Servicing Compensation payable to the Property Manager or Special Servicer are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Property Manager, on the one hand, and as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

(g)               The foregoing applications of amounts received in respect of any Lease shall be determined by the Property Manager and reflected in the appropriate monthly Determination Date Report and Modified Collateral Detail and Realized Loss Reports.

Section 1.04        Fee Calculations.

The calculation of the Servicing Fees shall be made in accordance with Section 3.11; the payment of Indenture Trustee Fees shall be made pursuant to the terms of the Indenture. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

ARTICLE II
REPRESENTATIONS AND WARRANTIES; RECORDINGS
AND FILINGS; BOOKS AND RECORDS; DEFECT,
BREACH, CURE, REPURCHASE AND SUBSTITUTION

Section 2.01        Representations and Warranties of STORE Capital, the Back-Up Manager and the Issuers.

(a)               STORE Capital represents and warrants to the other parties hereto, and for the benefit of the Issuers, and the Indenture Trustee for the benefit of the Noteholders as of Series Closing Date:

(i)               STORE Capital is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and is in compliance with the laws of each state (within the United States of America) in which any Property is located to the extent necessary to its performance under this Agreement;

(ii)              The execution and delivery of this Agreement by STORE Capital, and the performance and compliance with the terms of this Agreement by STORE Capital, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iii)            STORE Capital has the corporate power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)             This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of STORE Capital, enforceable against STORE Capital in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)               STORE Capital is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of STORE Capital to perform its obligations under this Agreement or the financial condition of STORE Capital;

(vi)             No litigation is pending or, to STORE Capital’s knowledge, threatened against STORE Capital that is reasonably likely to be determined adversely to STORE Capital and, if determined adversely to STORE Capital, would prohibit STORE Capital from entering into this Agreement or that, in STORE Capital’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of STORE Capital to perform its obligations under this Agreement or the financial condition of STORE Capital.

(vii)          No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by STORE Capital of, or the compliance by STORE Capital with, this Agreement or the consummation of the transactions of STORE Capital contemplated by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse effect on the ability of STORE Capital to perform its obligations hereunder; and

(viii)        Each officer and employee of STORE Capital that has responsibilities concerning the management, servicing and administration of Properties, Leases and Mortgage Loans is covered by errors and omissions insurance and the fidelity bond as and to the extent required by Section 3.06.

(b)              The representations and warranties of STORE Capital set forth in Section 2.01(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons to whom and for whose benefit they were made until all amounts owed to the Noteholders under or in connection with this Agreement, the Indenture and the Notes have been indefeasibly paid in full. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

(c)               Any successor Property Manager or Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.01(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.01(a)(i) to accurately reflect such successor’s jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

(d)               The Back-Up Manager represents and warrants to the other parties hereto, and for the benefit of the Issuers, and the Indenture Trustee on behalf of the Noteholders, as of each Series Closing Date:

(i)                 The Back-Up Manager is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and is in compliance with the laws of each state (within the United States of America) in which any Property is located to the extent necessary to its performance under this Agreement;

(ii)              The execution and delivery of this Agreement by the Back-Up Manager, and the performance and compliance with the terms of this Agreement by the Back-Up Manager, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iii)            The Back-Up Manager has the corporate power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)             This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Back-Up Manager, enforceable against the Back-Up Manager in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)               The Back-Up Manager is not in violation of, and its execution and delivery of, this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Back-Up Manager to perform its obligations under this Agreement or the financial condition of the Back-Up Manager;

(vi)             No litigation is pending or, to the Back-Up Manager’s knowledge, threatened (in writing received by the Back-Up Manager) against the Back-Up Manager, which if determined adversely to the Back-Up Manager, would prohibit the Back-Up Manager from entering into this Agreement or that, in the Back-Up Manager’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Back-Up Manager to perform its obligations under this Agreement or the financial condition of the Back-Up Manager;

(vii)          No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by the Back-Up Manager of, or the compliance by the Back-Up Manager with, this Agreement or the consummation of the transactions contemplated by the Back-Up Manager by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse effect on the ability of the Back-Up Manager to perform its obligations hereunder; and

(viii)         The Back-Up Manager is covered by errors and omissions insurance and the fidelity bond as and to the extent required by Section 3.06.

(e)               Each Issuer hereby represents and warrants to each of the other parties hereto and for the benefit of the Indenture Trustee, on behalf of the Noteholders as of the related Series Closing Date on or after the date on which such Issuer becomes a party to this Agreement:

(i)                 Such Issuer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and is in compliance with the laws of each state (within the United States of America) in which any applicable Property is located to the extent necessary to its performance under this Agreement;

(ii)              The execution and delivery of this Agreement by such Issuer, and the performance and compliance with the terms of this Agreement by such Issuer, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iii)            Such Issuer has the limited liability company power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement and any applicable Joinder Agreement, and has duly executed and delivered this Agreement and any applicable Joinder Agreement;

(iv)             This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Issuer, enforceable against such Issuer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)               Such Issuer is not in violation of, and its execution and delivery of, this Agreement or any applicable Joinder Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of such Issuer to perform its obligations under this Agreement or the financial condition of such Issuer;

(vi)             No litigation is pending or, to such Issuer’s knowledge, threatened against such Issuer that is reasonably likely to be determined adversely to such Issuer and, if determined adversely to such Issuer, would prohibit such Issuer from entering into this Agreement or that, in such Issuer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Issuer to perform its obligations under this Agreement or the financial condition of such Issuer;

(vii)          No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by such Issuer of, or the compliance by such Issuer with, this Agreement or the consummation of the transactions of such Issuer contemplated by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse effect on the ability of such Issuer to perform its obligations hereunder;

(viii)        Each officer and employee of such Issuer that has responsibilities concerning the management, servicing and administration of the applicable Properties, Leases and Mortgage Loans is covered by errors and omissions insurance and the fidelity bond as and to the extent required by Section 3.06; and

(ix)             To such Issuer’s knowledge, each of the Properties owned by such Issuer or securing a Mortgage Loan owned by such Issuer is a commercial property and is operated for commercial purposes. The representations and warranties of each Issuer set forth in Section 2.01(e) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons to whom and for whose benefit they were made for so long as such Issuer remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.02        Recordings and Filings; Books and Records; Document Defects.

(a)               In connection with the Grant made by each Issuer to the Indenture Trustee pursuant to the granting clause of the Indenture, each Issuer shall cause the delivery of the applicable Lease Files for the applicable Leases and the applicable Loan Files for the applicable Mortgage Loans to the Custodian in accordance with the Custody Agreement for the benefit of the Indenture Trustee in furtherance of such Grant and such Issuer shall cause: (i) with respect to the Properties owned by such Issuer: (A) each Mortgage, UCC Financing Statement and continuation statement referred to in the definition of “Lease File” herein to be submitted to the appropriate Title Company (as defined below) on or before the applicable Series Closing Date or Transfer Date for recording or filing, as the case may be, in the appropriate public office for real property records or for UCC Financing Statements, at the expense of such Issuer and (B) each title insurance binder or commitment referred to in the definition of “Lease File” herein to be issued as a final title insurance policy by the title companies (the “Title Companies”) issuing same (the “Title Insurance Policies”) and (ii) with respect to the Mortgage Loans owned by such Issuer, promptly (and in any event within 60 days following the applicable Series Closing Date or Transfer Date) each assignment of Mortgage in favor of the Collateral Agent referred to in clauses (v) and (vi) of the definition of “Loan File” in the Custody Agreement and each UCC Financing Statement on Form UCC-2 and UCC-3 in favor of the Collateral Agent referred to in clause (iii) of such definition to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or for UCC Financing Statements. Each such assignment and each Mortgage shall reflect that, following recording, it should be returned by the public recording office to the Custodian, on behalf of the Indenture Trustee (or to the Property Manager (or its designee), who shall then deliver such recorded document to the Custodian), and each such UCC Financing Statement shall reflect that the file copy thereof should be returned to the Custodian, for the benefit of the Indenture Trustee (or to the Property Manager (or its designee), who shall then deliver such recorded document to the Custodian) following filing; provided, that in those instances where the public recording office retains the original Mortgage, assignment of Mortgage and Assignment of Leases, the Property Manager, on behalf of the Indenture Trustee, shall obtain therefrom a certified copy of the recorded original. Each of the Title Companies issuing the Title Insurance Policies shall be instructed by the applicable Issuer to deliver such policies to the Custodian, for the benefit of the Indenture Trustee. The Property Manager, on behalf of the Indenture Trustee, shall use reasonable efforts to diligently pursue with the Title Companies the return of each of the Mortgages, assignments of Mortgages and UCC Financing Statements from the appropriate recording or filing offices and the delivery of the Title Insurance Policies by the related Title Company. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Indenture Trustee or the Custodian shall notify the Property Manager and the Property Manager shall promptly prepare and cause to be executed a substitute therefor or cure such defect, as the case may be, and thereafter, the Property Manager shall cause the same to be duly recorded or filed, as appropriate. The Property Manager shall file any continuation statements necessary to continue the effectiveness of the UCC Financing Statements. The Indenture Trustee and the related Issuer shall cooperate as necessary for the Property Manager to perform such obligations.

(b)               Each Issuer shall deliver to and deposit with, or cause to be delivered to and deposited with, the Property Manager all documents and records in the possession of such Issuer or any related Originators that relate to the applicable Properties, Leases and Mortgage Loans and that are not required to be a part of a Lease File or a Loan File in accordance with the definitions thereof, and the Property Manager shall hold all such documents and records in trust on behalf of the Indenture Trustee (in hard copy or electronic format). The Property Manager’s possession of such documents and records shall be at the will of the related Issuer and the Indenture Trustee for the sole purpose of facilitating the servicing of the applicable Leases, Mortgage Loans and Properties pursuant to this Agreement and such possession by the Property Manager shall be in a custodial capacity only on behalf of the Indenture Trustee. The ownership of such documents and records shall be vested in each Issuer, as applicable, subject to the lien of the Indenture, and the ownership of all documents and records with respect to the applicable Leases, Mortgage Loans and Properties that are prepared by or which come into possession of the Property Manager or the Special Servicer shall immediately vest in such Issuer, subject to the lien of the Indenture, and shall be delivered to and deposited with the Property Manager, in the case of documents or records in the hands of the Special Servicer, and retained and maintained in trust by the Property Manager in such custodial capacity only on behalf of the Indenture Trustee, except as otherwise provided herein. All such documents and records shall be appropriately maintained in a manner to clearly reflect the ownership of such documents and records by the applicable Issuer, subject to the lien of the Indenture, and that such documents and records are being held on behalf of the Indenture Trustee, and the Property Manager shall release such documents and records from its custody only in accordance with this Agreement.

(c)               If any party hereto discovers that any document constituting a part of a Lease File or Loan File has not been properly executed, is missing, contains information that does not conform in any respect with the corresponding information set forth in the Owned Property Schedule or Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the Lease File or the Loan File) or does not appear to be regular on its face (each, a “Document Defect”), such party shall give prompt written notice thereof to the other parties thereto. Upon its discovery or receipt of notice of any such Document Defect, the Property Manager shall notify the Issuers and any applicable Rating Agency. If the applicable Issuer does not correct any Document Defect within 90 days of its receipt of such notice and such Document Defect materially and adversely affects the value of, or the interests of such Issuer in, the related Lease, Property or Mortgage Loan, the Property Manager shall, on behalf of such Issuer, and subject to the provisions of Section 2.03 to the same extent as if such Document Defect were a Collateral Defect, exercise such rights and remedies as such Issuer may have under Section 2.03 with respect to such Document Defect in such manner as it determines, in its good faith and reasonable judgment, is in the best interests of such Issuer.

(d)               The Property Manager shall monitor the delivery of the Lease Files and the Loan Files to the Custodian, for the benefit of the Indenture Trustee.

(e)               Notwithstanding the foregoing, the delivery of a commitment to issue a policy of owner’s title insurance in lieu of the delivery of the actual policy of owner’s title insurance shall not be considered a Document Defect with respect to any Lease File if such actual policy of insurance is delivered to the Custodian not later than 270 days after the Closing Date.

Section 2.03        Repurchase or Transfer and Exchange for Document Defects, Collateral Defects and Breaches of Representations and Warranties.

(a)               If any party hereto discovers or receives notice that any document required to be included in any Loan File or Lease File is missing (after the date it is required to be delivered) or is otherwise deficient or that there exists a breach of any representation or warranty relating to any Mortgage Loan, Property or Lease set forth in Section 2.20, Section 2.21 or Section 2.22 of the Indenture and if such absence, deficiency or breach materially and adversely affects (a) the interests of the applicable Issuer in, or the value of, such Mortgage Loan, Property or Lease or (b) the collectability or enforceability of the Lease or Mortgage with respect to the Property (a “Collateral Defect”), the party discovering such Collateral Defect shall give prompt written notice thereof to the other parties hereto. Promptly upon becoming aware of any such Collateral Defect, the Property Manager shall request that such Issuer, not later than 60 days from the receipt by such Issuer of such request, (i) cure such Collateral Defect in all material respects, (ii) cause such Property, Lease or Mortgage Loan to be released from the Collateral in accordance with Section 7.04 of this Agreement, or (iii) substitute one or more Qualified Substitute Properties for the subject Property, one or more Qualified Substitute Properties or Qualified Substitute Loans for the subject Mortgage Loan or one or more Qualified Substitute Hybrid Leases for the subject Hybrid Lease in accordance with the procedures set forth in Section 7.01 of this Agreement; provided that if (i) such Collateral Defect is capable of being cured but not within such 60-day period, (ii) such Issuer has commenced and is diligently proceeding with the cure of such Collateral Defect within such 60-day period, and (iii) such Issuer shall have delivered to, the Property Manager, the Indenture Trustee and the Custodian a certification executed on behalf of such Issuer by an officer thereof setting forth the reason such Collateral Defect is not reasonably capable of being cured within an initial 60-day period and what actions such Issuer is pursuing in connection with the cure thereof and stating that such Issuer anticipates that such Collateral Defect will be cured within an additional period not to exceed 60 more days, then such Issuer shall have up to an additional 60 days commencing on the 61st day from receipt by such Issuer of such request to complete such cure.

(b)               If an Issuer has elected to release or to substitute one or more of the Properties or Mortgage Loans and the Property Manager and/or such Issuer has delivered the Officer’s Certificates referenced in Sections 7.01 and 7.04, respectively, the Property Manager shall, and is hereby authorized and empowered by such Issuer and the Indenture Trustee to, prepare, execute and deliver in its own name, on behalf of such Issuer, the Indenture Trustee and the Collateral Agent, on behalf of the Indenture Trustee, or any of them, the endorsements, assignments and other documents contemplated by Section 7.01 or Section 7.04 necessary to effectuate an exchange or release pursuant to Section 2.03(a), and such Issuer, the Indenture Trustee and the Collateral Agent shall execute and deliver any limited powers of attorney substantially in the form of Exhibit D prepared by the Property Manager and necessary to permit the Property Manager to do so; provided, however, that none of the applicable Issuer, the applicable Issuer Member, the applicable Issuer board of managers, the Indenture Trustee or the Collateral Agent shall be held liable for any misuse of any such power of attorney by the Property Manager and the Property Manager hereby agrees to indemnify such Issuer, such Issuer Member, such Issuer board of managers, the Indenture Trustee and the Collateral Agent against, and hold such Issuer, such Issuer Member, such Issuer board of managers, the Indenture Trustee and the Collateral Agent harmless from, any loss or liability arising from any misuse of such power of attorney. In connection with any such release or substitution by an Issuer, the Property Manager or the Special Servicer, as appropriate, shall concurrently deliver the related Lease File or Loan File, as applicable, to such Issuer.

(c)               Subject to the terms of the Guaranty, this Section 2.03 provides the sole remedies available to the Indenture Trustee and the Noteholders with respect to any Collateral Defect. If any Issuer defaults on its obligations to release or substitute for any Property or Mortgage Loan as contemplated by Section 2.03(a), such default shall be deemed an Event of Default under the Indenture and the Property Manager shall promptly notify the Indenture Trustee and any applicable Rating Agency and shall take such actions with respect to the enforcement of such obligations, including the institution and prosecution of appropriate proceedings, and the Property Manager shall notify the Controlling Party of each Series of any proposed action and, prior to the Property Manager taking such action, such Controlling Parties shall consent to such action. Any and all expenses incurred by the Property Manager or the Indenture Trustee with respect to the foregoing shall constitute Property Protection Advances in respect of the affected Property or Mortgage Loan.

Section 2.04        Non Petition Agreement.

Each Issuer will cause each party to any Purchase and Sale Agreement to covenant and agree that such party shall not institute against, or join any other Person in instituting against, any Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law.

ARTICLE III
ADMINISTRATION AND SERVICING OF PROPERTIES, LEASES AND MORTGAGE LOANS

Section 3.01        Administration of the Properties, Leases and Mortgage Loans.

(a)               Each of the Property Manager and the Special Servicer shall service and administer the Properties, Leases and Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Issuers and in the best interests and for the benefit of the Noteholders and the holders of the Issuer Interests (as a collective whole), in accordance with any and all applicable laws and the terms of this Agreement, the Property Insurance Policies and the respective Leases and Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.18, (i) the Property Manager shall service and administer each Lease (and each related Property) and each Mortgage Loan as to which no Servicing Transfer Event has occurred and each Corrected Unit, and (ii) the Special Servicer shall service and administer each Lease (and each related Property) and each Mortgage Loan as to which a Servicing Transfer Event has occurred and that is not a Corrected Unit or has not been released from the Lien of the related Mortgage in accordance with this Agreement and the other Transaction Documents; provided, however, that the Property Manager shall continue to collect information and prepare and deliver all reports to the Indenture Trustee and each Issuer required hereunder with respect to any Specially Managed Unit (and the related Mortgage or Leases), and further to render such incidental services with respect to any Specially Managed Unit as are specifically provided for herein. No direction, consent or approval or lack of direction, consent or approval of any Controlling Party or the Requisite Global Majority may (and the Special Servicer or the Property Manager will ignore and act without regard to any such advice or approval or lack of approval that the Special Servicer or the Property Manager has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer or the Property Manager to violate applicable law, the Servicing Standard (unless STORE Capital is the Property Manager or Special Servicer, as applicable) or the terms of any Mortgage Loan or any Lease or (B) expand the scope of the Property Manager’s or Special Servicer’s responsibilities under this Agreement. In addition, neither the Property Manager nor the Special Servicer, acting in its individual capacity, shall take any action or omit to take any action as lessor of any Property or holder of any Mortgage Loan if such action or omission would materially and adversely affect the interests of the Noteholders or the Issuer Interests, or any Issuer. None of the Property Manager, the Special Servicer or the Back-Up Manager shall be liable to the Indenture Trustee, any Noteholder or any other Person for following any direction of a Controlling Party hereunder.

(b)               Subject to Section 3.01(a), the Property Manager and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration in accordance with the Servicing Standard. Without limiting the generality of the foregoing, each of the Property Manager and the Special Servicer, in its own name, with respect to each of the Properties, Leases and Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the applicable Issuer and the Indenture Trustee to execute and deliver, on behalf of each such Issuer and the Indenture Trustee: (i) any and all UCC Financing Statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Lease File or Loan File on the related Collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.16, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Lease File or Loan File, other than the Transaction Documents, (iii) subject to the Servicing Standard, all documents to be executed by the Indenture Trustee pursuant to the last sentence of the definition of Permitted Encumbrances and (iv) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.08, each applicable Issuer and the Indenture Trustee shall, at the written request of a Servicing Officer of the Property Manager or the Special Servicer, execute and deliver to the Property Manager or the Special Servicer, as the case may be, any limited powers of attorney (substantially in the form of Exhibit D attached hereto) and other documents furnished by the Property Manager or the Special Servicer, as applicable, and necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, however, that none of the Issuers, the Issuer Members or the Indenture Trustee shall be held liable for any misuse of any such power of attorney by the Property Manager or the Special Servicer and each of the Property Manager and the Special Servicer hereby agree to indemnify each Issuer, the Issuer Members and the Indenture Trustee against, and hold each Issuer, the Issuer Members and the Indenture Trustee harmless from, any cost, loss or liability arising from any misuse by of such power of attorney. Notwithstanding anything contained herein to the contrary, the Property Manager shall not, without the Indenture Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating the Indenture Trustee’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state.

(c)               Promptly after any request therefor, the Property Manager shall provide to the Indenture Trustee: (i) the most recent inspection report prepared or obtained by the Property Manager or the Special Servicer in respect of each Property pursuant to Section 3.10(a); (ii) the most recent available operating statement and financial statements of the related Tenant or Borrower collected by the Property Manager or the Special Servicer pursuant to Section 3.10(d), together with the accompanying written reports to be prepared by the Property Manager or the Special Servicer, as the case may be, pursuant to Section 3.10(b); and (iii) any and all notices and reports with respect to any Property as to which environmental testing is contemplated by this Agreement or the other Transaction Documents.

(d)               The relationship of each of the Property Manager and the Special Servicer to each Issuer and the Indenture Trustee under this Agreement is intended by the parties to be and shall be that of an independent contractor and not that of a joint venturer, partner or agent.

(e)               The Property Manager agrees to service and administer Excluded Assets on behalf of the applicable Issuers, in accordance with any and all applicable laws, the Property Insurance Policies and the respective Leases and Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Unless and until an Excluded Asset is added to the Collateral Pool as a Qualified Substitute Property, the terms of this Agreement that relate to the Collateral Pool, including Articles III (other than this Section 3.01(e)), Article IV, Article V, Article VI and Article VII, shall not apply with respect to any Excluded Assets.

Section 3.02        Collection of Monthly Lease Payments and Monthly Loan Payments; General Receipts Accounts; Lockbox Transfer Accounts; Collection Account; Release Account.

(a)               Each of the Property Manager and the Special Servicer shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Leases and the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow were it the owner of such Leases and Mortgage Loans. Consistent with the foregoing and the Servicing Standard, the Special Servicer or the Property Manager, as the case may be, may waive any Net Default Interest or late payment charge it is entitled to in connection with any delinquent payment on a Lease or Mortgage Loan it is obligated to service hereunder.

(b)               The Property Manager shall establish and maintain, or cause to be established and maintained, one or more accounts (each, a “General Receipts Account”) with one or more banks (each, a “General Receipts Account Bank”). On or prior to the applicable Series Closing Date (or, if later, the date the related Lease or Mortgage Loan is first included in the Collateral Pool), the Property Manager shall instruct each Tenant and Borrower to make all payments into a General Receipts Account. Each General Receipts Account shall (i) be maintained at an institution that satisfies the institutional requirements of clauses (i) or (ii) of the definition of Eligible Account or (ii) is otherwise acceptable to the Rating Agencies (as evidenced by written confirmation from such Rating Agencies) and may be an account to which payments relating to other assets serviced or managed by the Property Manager are paid; provided, that such account shall be in the nature of a clearing account and STORE Capital or any successor thereto (except for successor Property Managers not affiliated with STORE Capital) shall not have access to, or control over, such account. Each of the Property Manager and the Special Servicer shall, on or prior to each Series Closing Date (or, if applicable, such other date of acquisition), as to those Leases and Mortgage Loans it is obligated to service hereunder, instruct the related Tenant or Borrower to make all Monthly Lease Payments and Monthly Loan Payments to a General Receipts Account. The Property Manager shall cause all amounts deposited into the General Receipts Account with respect to the Collateral to be transferred to the Collection Account or the Lockbox Transfer Account within one Business Day after such funds have been identified, cleared and become available in accordance with the polices of the General Receipts Account Bank.

(c)               The Property Manager may establish and maintain one or more segregated accounts in the name of the Property Manager on behalf of the Indenture Trustee, held for the benefit of the Noteholders (each, a “Lockbox Transfer Account”) with one or more banks (each, a “Lockbox Transfer Account Bank”). Each Lockbox Transfer Account shall be an Eligible Account. Each Lockbox Transfer Account shall be subject to an Account Control Agreement among the Property Manager, the Back-Up Manager, the Indenture Trustee and the applicable Lockbox Transfer Account Bank. Except as expressly permitted herein, neither the Property Manager nor any Issuer will have any right of withdrawal from the Lockbox Transfer Account, and each of the Property Manager and the Back-Up Manager hereby covenants and agrees that it shall not withdraw, or direct any Person to withdraw, any funds from the Lockbox Transfer Account.

(d)               The Property Manager shall establish and maintain one segregated account in the name of the Issuers for the benefit of the Indenture Trustee on behalf of the Noteholders, for the collection of payments on and other amounts received in respect of the Leases, the Properties and the Mortgage Loans (collectively, the “Collection Account”), which shall be established in such manner and with the type of depository institution (the “Collection Account Bank”) specified in this Agreement. Initially, the Collection Account Bank shall be Citibank, N.A. The Collection Account shall be an Eligible Account. If the Collection Account Bank is not the same depository institution as the Indenture Trustee, then the Collection Account will be subject to an Account Control Agreement in form and substance reasonably satisfactory to the Indenture Trustee pursuant to which the Collection Account Bank agrees to follow the instructions of the Indenture Trustee with respect to the Collection Account and the amounts on deposit therein. Subject to Section 3.04, neither the Property Manager nor any Issuer will have any right of withdrawal from the Collection Account, and the Property Manager hereby covenants and agrees that it shall not withdraw, or direct any Person to withdraw, any funds from the Collection Account; provided, however, that the Property Manager may, on behalf of the applicable Issuer, at any time make withdrawals from the Collection Account in respect of amounts relating to Excluded Assets. The Collection Account shall be maintained by the Indenture Trustee as a segregated account, separate and apart from trust funds created for trust certificates or bonds of other series serviced and the other accounts of the Property Manager.

(e)               The Property Manager shall deposit or cause to be deposited in the Collection Account, on each Business Day and within two (2) Business Days after receipt, the following payments and collections received or made by or on behalf of the Property Manager on or after the later of the related Series Closing Date and the applicable Transfer Date (other than payments due before the applicable Transfer Date) or, in the case of collections and payments to the General Receipts Account, on each Business Day, the Property Manager shall instruct each General Receipts Account Bank to transfer the following payments and collections deposited in the General Receipts Account prior to the end of such Business Day (A) to the Lockbox Transfer Account and, within one Business Day thereafter from the Lockbox Transfer Account into the Collection Account or (B) directly into the Collection Account, in each case, immediately after such funds have been identified, cleared and become available in accordance with the policies of the General Receipts Account Bank:

(i)                 all payments on account of Monthly Lease Payments and Monthly Loan Payments;

(ii)              all payments of other amounts payable by the Tenants on the Leases and Borrowers on the Mortgage Loans, except for escrows and impounds and including without limitation amounts in respect of Additional Servicing Compensation pursuant to Section 3.09;

(iii)            all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Property, Lease or Mortgage Loan other than (A) proceeds applied to the restoration of property or released to the related Tenant or Borrower in accordance with this Agreement, or (B) proceeds deposited into the Release Account in accordance with this Agreement because such amounts were greater than or equal to the Collateral Value of the related Property or Mortgage Loan;

(iv)             the Release Price from the release of any Property to the extent not deposited into the Release Account; and the Release Price from the release of any Property transferred from the Release Account to the Collection Account pursuant to this Agreement and all proceeds representing earnings on investments in the Release Account (including interest on any Permitted Investments) made with such proceeds;

(v)               any amounts required to be deposited by the Property Manager or the Special Servicer in the Collection Account in connection with losses resulting from a deductible clause in a blanket hazard insurance policy;

(vi)             any amounts paid by any party to indemnify the Issuers, the Issuer Members, the Indenture Trustee, the Property Manager, Back-Up Manager or the Special Servicer pursuant to any provision of this Agreement or the Indenture;

(vii)          any amounts received on account of payments under the guaranties provided by related Lease Guarantors or Loan Guarantor; and

(viii)        any other amounts required to be so deposited under this Agreement.

Upon receipt of any of the amounts described in clauses (i) through (iii) above with respect to any Specially Managed Unit, the Special Servicer shall promptly but in no event later than the second Business Day after receipt remit such amounts to the Property Manager for deposit into the Collection Account in accordance with the third preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other reasonably appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Property Manager and shall deliver promptly, but in no event later than one Business Day after receipt, any such check to the Property Manager by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other reasonably appropriate reason.

(f)                The Property Manager shall establish and maintain at a bank designated by the Indenture Trustee a Release Account. The Release Account shall be an Eligible Account. The funds held in the Release Account may be held as cash or invested in Permitted Investments in accordance with the provisions of Section 3.05(a). The Release Account and the amounts on deposit therein will be pledged to the Indenture Trustee under the Indenture. The Property Manager will deposit or cause to be deposited in the Release Account, on the date of receipt, (i) the Release Price from the sale of any Released Property or Released Loan (other than any Series Collateral Release Price (except for any excess proceeds as described in the following sentence) or Relinquished Property Proceeds deposited into the Exchange Account pursuant to Section 7.10 herein and the applicable Master Exchange Agreement) and (ii) provided that such amounts are greater than or equal to the Collateral Value of the related Property or Mortgage Loan, Condemnation Proceeds, Insurance Proceeds and proceeds of an Insured Casualty. For the avoidance of doubt, any Series Collateral Release Price received will be deposited into the Collection Account in accordance with the Indenture, and any excess proceeds remaining after prepaying the applicable Series of Notes in connection with a Series Collateral Release will be remitted to the Release Account as a Release Price. Pursuant to the Escrow Agreement, Relinquished Property Proceeds in the Exchange Account may be transferred to the Release Account following the occurrence of certain events specified therein and, in accordance with Section 3.05(b), such Relinquished Property Proceeds may be used to acquire a Qualified Substitute Property.

Section 3.03        Advances.

(a)               Each of the Property Manager and the Special Servicer shall, as to those Properties and Mortgage Loans it is obligated to service hereunder, maintain accurate records with respect to each Property and Mortgage Loan reflecting the status of real estate taxes, ground rents, assessments and other similar items that are or may become a lien thereon, and Ground Lease renewals and the status of insurance premiums payable in respect thereof that, in each case, the related Tenant or Borrower is contractually or legally obligated to pay under the terms of the applicable Lease or Mortgage Loan, and, subject to Section 3.03(c) below, the Property Manager shall effect payment thereof, as an Advance or otherwise as payment of an Emergency Property Expense from funds on deposit in the Collection Account, as described below, if not paid by such Tenant or Borrower prior to the applicable penalty or termination date, promptly after the Property Manager or Special Servicer, as applicable, receives actual notice from any source of such nonpayment by such Tenant or Borrower. For purposes of effecting any such payment for which it is responsible, the Property Manager or the Special Servicer, as the case may be, shall apply Escrow Payments as allowed under the terms of the related Lease or Mortgage Loan or, if such Lease or Mortgage Loan does not require the related Tenant or Borrower to escrow for the payment of real estate taxes, assessments and insurance premiums, each of the Property Manager and the Special Servicer shall, as to those Leases and Mortgage Loans it is obligated to service hereunder, enforce the requirement of the related Lease and Mortgage Loan that such Tenant or Borrower make payments in respect of such items at the time they first become due.

(b)               In the event that (i) a Monthly Lease Payment, or any portion thereof, on any Lease, or a Monthly Loan Payment, or any portion thereof, on any Mortgage Loan, has not been made on the related Due Date or (ii) the Notes of any Series are not paid in full on the related Rated Final Payment Date or (iii) any Property has become untenanted, then the Property Manager, subject to its determination that such amounts are not Nonrecoverable Advances, will be obligated to make a P&I Advance; provided, that the Property Manager will not be required to make any advance to cover (A) any resulting shortfall in the scheduled payment of principal on any Class of Notes on or after the Anticipated Repayment Date, (B) the Make Whole Amount, (C) Post-ARD Additional Interest, (D) Deferred Post-ARD Additional Interest or (E) the Interest Carry-Forward Amount. The Property Manager will be required to deposit such P&I Advance into the Payment Account not later than 11:00 a.m. New York time on the Remittance Date, in an amount equal to the excess of (x) the scheduled monthly amount required to be paid with respect to principal and interest on the Notes on the related Payment Date, over (y) the amount on deposit in the Payment Account prior to such deposit by the Property Manager, taking into account all amounts on deposit in the Collection Account that are required to be transferred to the Payment Account for such Payment Date. If a late payment of a Monthly Lease Payment is received on or prior to the Remittance Date, the Property Manager shall immediately set-off such late payment against such P&I Advance, and no interest shall be payable on such P&I Advance unless such late payment shall have been received too late on the date of its receipt for the Property Manager to invest such funds. On or before 5:00 p.m. New York time on the Remittance Date in the event that that the full amount of any P&I Advance required to be made by the Property Manager has not been so made, the Indenture Trustee shall provide notice of such failure to a Servicing Officer of the Property Manager and the Back-Up Manager. The Back-Up Manager, as successor Property Manager, will be required to make any required P&I Advance by 11:00 a.m. New York City time on the related Payment Date to the extent that any P&I Advance required to be made by the Property Manager pursuant to the immediately preceding sentence is not made and the Back-Up Manager, as successor Property Manager, receives notice thereof, subject to the Back-Up Manager’s sole discretion exercised in good faith and in accordance with Section 3.03(g) below, that the P&I Advance will not be a Nonrecoverable Advance. If the Property Manager (including the Back-Up Property Manager, as successor Property Manager) fails to make such Advance, the Indenture Trustee will be required to make any required P&I Advance by 3:00 p.m. New York City time on the related Payment Date to the extent that any P&I Advance required to be made by the Property Manager pursuant to the immediately preceding sentence is not made and the Indenture Trustee receives notice thereof, subject to the Indenture Trustee’s sole discretion exercised in good faith, that the P&I Advance will ultimately be recoverable from subsequent payments or collections on or in respect of Mortgage Loans, Leases or the Properties.

(c)               In accordance with the Servicing Standard, the Property Manager shall advance with respect to each Property any and all Property Protection Advances; provided that the particular advance would not, if made, constitute a Nonrecoverable Advance and a prudent property manager would make such advance. The Property Manager shall not have any obligation under this Section 3.03(c) to advance any funds in respect of real estate taxes or premiums on Insurance Policies that the related Tenant or Borrower or the applicable Issuer is not contractually or legally obligated to pay, nor to monitor the timely payment of real estate taxes and insurance premiums the payment of which is the responsibility of a person other than such Tenant, Borrower or Issuer, unless it has actual knowledge of the non-payment of such items and would otherwise make such advance in accordance with the Servicing Standard. The Back-Up manager, as successor Property Manager, will be required to make any required Property Protection Advance to the extent that any Property Protection Advance required to be made by the Property Manager pursuant to the immediately preceding sentence is not made and the Back-Up Manager, as successor Property Manager, receives notice thereof, subject to the Back-Up Manager’s sole discretion exercised in good faith, that the Property Protection Advance will not be a Nonrecoverable Advance. The Indenture Trustee will be required to make any required Property Protection Advance to the extent that any Property Protection Advance required to be made by the Property Manager (or the Back-Up Manager, as successor Property Manager) pursuant to the immediately preceding sentence is not made and the Indenture Trustee receives notice thereof, subject to the Indenture Trustee’s sole discretion exercised in good faith, that the Property Protection Advance will ultimately be recoverable from subsequent payments or collections on or in respect of Leases, Properties or Mortgage Loans.

(d)               All Advances, together with Advance Interest thereon, shall be reimbursable in the first instance from collections from the related Leases, Properties and Mortgage Loans and further as provided in Section 2.11(b) of the Indenture.

(e)               If, prior to making any Property Protection Advance, the Property Manager shall have determined, in accordance with the Servicing Standard, (i) that such Property Protection Advance, if made, would constitute a Nonrecoverable Advance, and (ii) that the payment of such cost, expense or other amount for which a Property Protection Advance might be made is nonetheless in the best interest of the Noteholders, the Property Manager shall, in accordance with the Servicing Standard, withdraw funds from the Collection Account and use such funds in order to pay such costs, expenses and other amounts (collectively, “Emergency Property Expenses”) to the extent necessary to preserve the security interest in, and value of, any Property or Mortgage Loan, as applicable. Any such funds withdrawn from the Collection Account to pay Emergency Property Expenses shall not constitute part of the Available Amount on any Payment Date.

(f)                The determination by the Property Manager (or the Back-Up Manager as successor Property Manager) that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be in accordance with (i) with respect to Property Protection Advances, the Servicing Standard and (ii) with respect to P&I Advances, Section 3.03(g) below, and, in each case, shall be evidenced by an Officer’s Certificate delivered promptly to each Issuer and to the Indenture Trustee setting forth the basis for such determination. The determination by the Indenture Trustee that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be made in good faith. The Indenture Trustee may conclusively rely on any determination by the Property Manager that an Advance, if made, would be a Nonrecoverable Advance.

(g)               In making a nonrecoverability determination with respect to any P&I Advance, the Property Manager (including the Back-Up Manager as successor Property Manager) and the Special Servicer may only consider the obligations of the Issuers under the terms of the Transaction Documents as they may have been modified, the related Collateral in its “as is” or then current conditions and the timing and availability of anticipated cash flows as modified by such party’s assumptions regarding the possibility and effect of future adverse changes, together with such other factors, including but not limited to an estimate of future expenses, timing of recovery, the inherent risk of a protracted period to complete liquidation or the potential inability to liquidate Collateral as a result of intervening creditor claims or of a bankruptcy proceeding affecting any Issuer and the effect thereof on the existence, validity and priority of any security interest encumbering the Collateral, the direct and indirect equity interests in the Issuers, available cash on deposit in the Collection Account, the future allocations and disbursements of cash on deposit in the Collection Account, and the net proceeds derived from any of the foregoing. For the avoidance of doubt, none of the Property Manager, the Back-Up Manager or the Special Servicer, as applicable, shall take into account amounts on deposit in the Post-Closing Acquisition Reserve Account in making any nonrecoverability determination with respect to any P&I Advance.

Section 3.04        Withdrawals From the Collection Account, Release Account and Liquidity Reserve Account.

(a)               The applicable Account Control Agreement shall provide that on each Remittance Date the Collection Account Bank shall deliver the Available Amount by wire transfer of immediately available funds for deposit into the Payment Account for application by the Indenture Trustee to make payments in accordance with the priorities set forth pursuant to Section 2.11(b) of the Indenture. On or prior to each Remittance Date, the Property Manager may withdraw funds from the Collection Account to pay the Property Management Fee, Back-Up Fee, Workout Fees, Liquidation Fees, Additional Servicing Compensation, any applicable Special Servicing Fee due and payable to the Property Manager, Back-Up Manager and Special Servicer, and to pay any Emergency Property Expenses (pursuant to Section 3.03(e)) and Advances (including Nonrecoverable Advances) plus interest thereon (including to reimburse the Indenture Trustee therefor); provided, however, that no other amounts may be withdrawn from the Collection Account by the Property Manager, except as otherwise provided in this Agreement. Funds withdrawn by the Property Manager for the payment of the Property Management Fee, Back-Up Fee, Workout Fees, Liquidation Fees, Additional Servicing Compensation, any reimbursements of Advances (including Nonrecoverable Advances) plus interest thereon, and any applicable Special Servicing Fee shall not constitute part of the Available Amount on any Payment Date.

(b)               In addition, on any Payment Date after the Triple A Notes have been repaid in full, the Property Manager may direct the Indenture Trustee to release all (but not less than all) amounts held in the Liquidity Reserve Account to or at the direction of the Issuers in accordance with the terms of the Indenture. Pursuant to the Indenture, upon such direction of the Property Manager, the Indenture Trustee shall release any and all amounts held in the Liquidity Reserve Account free and clear of the lien of the Indenture, and such funds shall no longer constitute Collateral.

Section 3.05        Investment of Funds in the Collection Account, the Release Account, the Exchange Reserve Account and the Liquidity Reserve Account.

(a)               The Property Manager shall direct the Collection Account Bank to invest the funds held in the Collection Account in one or more Permitted Investments selected by such Issuer bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the next succeeding Remittance Date, which may be in the form of a standing direction. The Property Manager may direct any institution maintaining the Exchange Reserve Account to invest the funds held therein in one or more specific Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, prior to the Payment Date following the date of such direction, which may be in the form of a standing direction; provided, that such Permitted Investment must have (i) a short-term rating of not less than “A-2” by S&P and (ii) a maturity date prior to the Payment Date following the date of such direction. The Property Manager may direct any institution maintaining the Release Account to invest the funds held therein in one or more specific Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the day such amounts are required to be distributed pursuant to this Agreement, which may be in the form of a standing direction. All such Permitted Investments in the Collection Account and the Release Account shall be held to maturity, unless payable on demand. Any investment of funds in the Collection Account and the Release Account shall be made in the name of the applicable Issuer for the benefit of the Indenture Trustee (in its capacity as such). The Property Manager may direct the Indenture Trustee to invest the funds held in the Liquidity Reserve Account in one or more Permitted Investments pursuant to the terms of the Indenture. The Property Manager shall promptly deliver to the Indenture Trustee, and the Indenture Trustee shall maintain continuous possession of, any Permitted Investment that is either (i) a “certificated security,” as such term is defined in the Uniform Commercial Code, or (ii) other property in which a secured party may perfect its security interest by possession under the Uniform Commercial Code or any other applicable law. All such Permitted Investments in the Collection Account, the Liquidity Reserve Account, the Release Account and the Exchange Reserve Account shall be held to maturity, unless payable on demand. Any investment of funds in the Collection Account, the Liquidity Reserve Account, the Release Account and the Exchange Reserve Account shall be made in the name of the applicable Issuer for the benefit of the Indenture Trustee (in its capacity as such). If amounts on deposit in the Collection Account, the Release Account, the Liquidity Reserve Account or the Exchange Account are at any time invested in a Permitted Investment payable on demand, the Property Manager shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y) demand payment of all amounts due thereunder promptly upon determination by the Property Manager that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account or the Release Account, as applicable.

(b)               In the event that (i) any Issuer elects to release a Property or Mortgage Loan from the Collateral Pool under Section 2.03, Section 7.02 or Section 7.04, (ii) Relinquished Property Proceeds are transferred from the Exchange Account to the Release Account in accordance with the terms of the applicable Master Exchange Agreement and the Escrow Agreement or (iii) amounts in connection with a Series Collateral Release are deposited into the Release Account pursuant to Section 7.11(c) and the Indenture amounts deposited in the Release Account shall be applied by the Property Manager (or the Indenture Trustee based solely on the instructions of the Property Manager if the Property Manager is STORE Capital), first, to reimburse the Property Manager, the Special Servicer, the Back-Up Manager and the Indenture Trustee any amounts owed with respect to unreimbursed Extraordinary Expenses and Advances (plus Advance Interest) thereon and Emergency Property Expenses related to such Mortgage Loan, Lease or Property and to pay the expenses related to such release and, second, either to (i) allow any Issuer to acquire a Qualified Substitute Loan, Qualified Substitute Hybrid Lease or Qualified Substitute Property within twelve (12) months following the removal of the related Released Property or Released Loan or (ii) at the option of the Property Manager, be deposited as Unscheduled Proceeds into the Collection Account. Any amounts remaining in the Release Account following the twelve (12) month period from the related release shall be transferred as Unscheduled Proceeds into the Collection Account. Notwithstanding the foregoing, during an Early Amortization Period, all amounts in the Release Account shall be deposited as Unscheduled Proceeds into the Collection Account and applied as Unscheduled Principal Payments on the Payment Date following the commencement of such Early Amortization Period.

(c)               Whether or not the Property Manager directs the investment of funds in the Collection Account, the Release Account, the Liquidity Reserve Account, or the Exchange Reserve Account, (i) interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for the Collection Account, the Release Account or the Exchange Reserve Account for each Collection Period, shall be added to the Available Amount for such Collection Period and (ii) interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for the Liquidity Reserve Account shall remain on deposit therein until released in accordance with the Indenture.

(d)               Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(e)                Notwithstanding the investment of funds held in the Collection Account, the Release Account or the Exchange Reserve Account, for purposes of the calculations hereunder, including the calculation of the Available Amount, the amounts so invested shall be deemed to remain on deposit in the Collection Account, the Release Account or the Exchange Reserve Account, as applicable.

(f)                Any actual losses sustained on the liquidation of a Permitted Investment in the Collection Account or the Release Account shall be deposited by the applicable Issuer immediately, but in no event later than one Business Day following such liquidation, into the Collection Account or the Release Account, as applicable.

Section 3.06        Maintenance of Insurance Policies: Errors and Omissions and Fidelity Coverage.

(a)                The Property Manager (other than with respect to Specially Managed Units) and the Special Servicer (with respect to Specially Managed Units) shall use reasonable efforts in accordance with the Servicing Standard to cause the related Tenant or Borrower to maintain for each Property all insurance coverage as is required under the terms of the related Lease or Mortgage Loan, as applicable (including for the avoidance of doubt, any Environmental Policy); provided, that if and to the extent that any such Lease or Mortgage Loan permits the lessor thereunder any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Tenant or Borrower is required to maintain, the Property Manager or the Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other similar leases or mortgage loans with express provisions governing such matters; and provided, further, that, if and to the extent that a Lease or Mortgage Loan so permits, the related Tenant or Borrower shall be required to obtain the required insurance coverage from Qualified Insurers that have a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide. If such Tenant or Borrower does not maintain the required insurance or, with respect to any Environmental Policy in place as of the related Series Closing Date or Transfer Date, the Property Manager will itself cause such insurance to be maintained with Qualified Insurers; provided, that the Property Manager shall not be required to maintain such insurance if the Indenture Trustee (as mortgagee of record on behalf of the Noteholders) does not have an insurable interest or the Property Manager has determined (in its reasonable judgment in accordance with the Servicing Standard) that either (i) such insurance is not available at a commercially reasonable rate and the subject hazards are at the time not commonly insured against by prudent owners of properties similar to the Property located in or around the region in which such Property is located or (ii) such insurance is not available at any rate. The Special Servicer shall also use reasonable efforts to cause to be maintained for each REO Property no less property insurance coverage than was previously required of the Tenant or Borrower under the related Mortgage or Lease and at a minimum, (i) hazard insurance with a replacement cost rider and (ii) comprehensive general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided, that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a claims-paying ability rated at least “A-:VIII” by A.M. Best’s Key Rating Guide. The cost of any such insurance coverage obtained by either the Property Manager or the Special Servicer shall be a Property Protection Advance to be paid by the Property Manager. All such insurance policies shall contain (if they insure against loss to property) a “standard” mortgagee clause, with loss payable to the Property Manager, as agent of and for the account of the applicable Issuer and the Indenture Trustee, and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Property Manager or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Property or amounts to be released to the related Tenant, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 2.11 of the Indenture.

(b)                The Property Manager or Special Servicer may satisfy its obligations under Section 3.06(a) by obtaining, maintaining or causing to be maintained a blanket or forced place insurance policy. If applicable, the Property Manager or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained on behalf of each applicable Issuer, a master forced place insurance policy or a blanket policy (or an endorsement to an existing policy) insuring against hazard losses (not otherwise insured by a Tenant or Borrower due to a default by such Tenant or Borrower under the insurance covenants of its Lease or Mortgage Loan or because a Tenant or Borrower permitted to self-insure fails to pay for casualty losses) on the applicable Properties that it is required to service and administer, which policy shall (i) be obtained from a Qualified Insurer having a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, and (ii) provide protection equivalent to the individual policies otherwise required under Section 3.06(a). The Property Manager and the Special Servicer shall bear the cost of any premium payable in respect of any such blanket policy (other than blanket policies specifically obtained for Properties or REO Properties) without right of reimbursement; provided, that if the Property Manager or the Special Servicer, as the case may be, causes any Property or REO Property to be covered by such blanket policy, the incremental costs of such insurance applicable to such Property or REO Property shall constitute, and be reimbursable as, a Property Protection Advance to the extent that, except with respect to an REO Property, such blanket policy provides insurance that the related Tenant or Borrower, as applicable, has failed to maintain. If the Property Manager or Special Servicer, as applicable, causes any Property or REO Property to be covered by a force-placed insurance policy, the incremental costs of such insurance applicable to such Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Property or REO Property is covered thereby) shall be paid as a Property Protection Advance. Such policy may contain a deductible clause (not in excess of a customary amount) in which case the Property Manager or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Property or REO Property a hazard insurance policy complying with the requirements of Section 3.06(a) and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy in connection with such loss or losses because of such deductible clause. The Property Manager or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Indenture Trustee and the applicable Issuer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Any payments on such policy shall be made to the Property Manager as agent of and for the account of the applicable Issuer, the Noteholders and the Indenture Trustee.

(c)                Each of the Property Manager and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Managed Units exist as part of the Collateral) keep in force with a Qualified Insurer having a claims paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, a fidelity bond in such form and amount as would not adversely affect any rating assigned by any Rating Agency to the Notes (as evidenced in writing from each Rating Agency). Each of the Property Manager and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten (10) days’ prior written notice to each Issuer.

Each of the Property Manager and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Managed Units exist as part of the Collateral) also keep in force with a Qualified Insurer having a claims-paying ability rated at least “A: VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall name the Indenture Trustee as an additional insured and shall be in such form and amount as would not adversely affect any rating assigned by any Rating Agency to the Notes (as evidenced in writing from each Rating Agency). Each of the Property Manager and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten (10) days’ prior written notice to each Issuer.

The Back-Up Manager (whether as Back-Up Manager, Property Manager or Special Servicer) shall at all times during the term of this Agreement maintain insurance in conformity with market requirements and shall keep in force with a Qualified Insurer having a claims paying ability rated by at least one of the following Rating Agencies of at least (a) “A3” by Moody’s, (b) “A-” by S&P, (c) “A-” by Fitch or (d) “A:X” by A.M. Best Company, Inc., (i) a fidelity bond (employee dishonesty insurance) in such form and amount as is consistent with the Servicing Standard, and (ii) a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as is consistent with the Servicing Standard. The Back-Up Manager shall cause any awards or other amounts payable under such policy or policies that result from the errors or omissions of its officers and employees in connection with its servicing obligations hereunder to be promptly remitted to the Indenture Trustee for application in accordance with the Indenture. The Back-Up Manager shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond and/or errors and omissions coverage and, by the terms of such fidelity bond and/or errors and omissions policy, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be.

Each of the Property Manager and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Managed Units exist as part of the Collateral) also, on behalf of each Issuer, keep in force with a Qualified Insurer having a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, a lessor’s general liability insurance policy or policies, which policy or policies shall be in such form and amount as would not adversely affect any rating assigned by any Rating Agency to the Notes without giving effect to any Insurance Policy (as evidenced in writing from each Rating Agency). Any such general liability insurance policy shall provide that it may not be canceled without ten (10) days’ prior written notice to each Issuer and the Indenture Trustee. Any payments on such policy shall be made to the Property Manager as agent of and for the account of any applicable Issuer and the Indenture Trustee.

If the Property Manager (or its corporate parent), the Special Servicer (or its corporate parent) or the Back-Up Manager (or its corporate parent), as applicable, are rated not lower than “A” by S&P, the Property Manager, the Special Servicer or the Back-Up Manager, as applicable, may self-insure with respect to any insurance coverage or fidelity bond coverage required hereunder, in which case it shall not be required to maintain an insurance policy with respect to such coverage; provided, that STORE Capital may not self-insure with respect to any such insurance coverage or fidelity bond.

Section 3.07        DSCR Reserve Account.

On each Payment Date occurring during any DSCR Sweep Period, the Indenture Trustee shall deposit funds into the DSCR Reserve Account in accordance with Section 2.11(b) and 2.18 of the Indenture. The DSCR Reserve Account shall be an Eligible Account. The Property Manager shall deliver to the Indenture Trustee a calculation of the Monthly DSCR on or before each Remittance Date. The Issuers grant to the Indenture Trustee a first-priority perfected security interest in the DSCR Reserve Account and any and all monies now or hereafter deposited in the DSCR Reserve Account as additional security for payment of the Notes. Until disbursed or applied in accordance herewith, the DSCR Reserve Account shall constitute additional security for the Notes. Upon the occurrence of an Event of Default, the Indenture Trustee may, in addition to any and all other rights and remedies available to the Indenture Trustee, apply any sums then present in the DSCR Reserve Account to the payment of the Notes in such order and priority as set forth in the Indenture.

Section 3.08        Issuers, Custodian and Indenture Trustee to Cooperate; Release of Lease Files and Loan Files.

(a)                If from time to time, and as appropriate for servicing of any Mortgage Loan, Lease, assumption of a Lease, modification of a Lease or the re-lease or sale of any Property, the Property Manager or the Special Servicer shall otherwise require the use of any Lease File or Loan File, as applicable (or any portion thereof), the Custodian, upon written request of the Property Manager and receipt from the Property Manager of a Request for Release in the form of Exhibit B-l attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit B-2 attached hereto, shall release such Lease File or Loan File, as applicable (or portion thereof) to the Property Manager or the Special Servicer, as the case may be. Upon return of such Lease File or Loan File, as applicable (or portion thereof) to the Custodian, or upon the Special Servicer’s delivery to the Indenture Trustee of an Officer’s Certificate stating that (i) such Lease has become a Liquidated Lease or such Mortgage Loan has been liquidated and all amounts received or to be received in connection with such Lease are required to be deposited into the Collection Account pursuant to Section 3.02(a) have been or will be so deposited or (ii) such Property or Mortgage Loan has been sold, a copy of the Request for Release shall be released by the Custodian to the Property Manager or the Special Servicer, as applicable.

(b)               Within seven (7) Business Days of the Special Servicer’s request therefor (or, if the Special Servicer notifies each Issuer and the Indenture Trustee of an exigency, within such shorter period as is reasonable under the circumstances), each of the applicable Issuer and the Indenture Trustee shall execute and deliver to the Special Servicer, in the reasonable form supplied to such Issuer and the Indenture Trustee by the Special Servicer, any court pleadings, leases, sale documents or other documents reasonably necessary to the re-lease, foreclosure or sale in respect of any Mortgage Loan or Property or to any legal action brought to obtain judgment against any Tenant or Borrower on the related Lease or Mortgage Loan or to obtain a judgment against an Tenant or Borrower, or to enforce any other remedies or rights provided by the Lease or Mortgage Loan or otherwise available at law or in equity or to defend any legal action or counterclaim filed against such Issuer, the Property Manager or the Special Servicer; provided that each of such Issuer and the Indenture Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to such Issuer and the Indenture Trustee by the Special Servicer, a limited power of attorney substantially in the form of Exhibit D issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of such Issuer or the Indenture Trustee, as the case may be, provided, however, that neither the applicable Issuer nor the Indenture Trustee shall be held liable for any misuse of such power of attorney by the Special Servicer and the Special Servicer hereby agrees to indemnify such Issuer and the Indenture Trustee against, and hold such Issuer and the Indenture Trustee harmless from, any loss or liability arising from any misuse of such power of attorney. Notwithstanding anything to the contrary, the Special Servicer shall not, without the Indenture Trustee’s written consent (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating its representative capacity or (ii) take any action with the primary purpose of causing, and which actually does cause, the Indenture Trustee to be registered to do business in any state. Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of such Issuer and the Indenture Trustee), the Special Servicer shall deliver to each of such Issuer and the Indenture Trustee an Officer’s Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of such Issuer or the Indenture Trustee, as the case may be) be executed by such Issuer or the Indenture Trustee and certifying as to the reason such pleadings or documents are required.

Section 3.09        Servicing Compensation: Interest on Advances.

(a)                As compensation for its activities hereunder, the Property Manager shall be entitled to receive the Property Management Fee with respect to each Property and Mortgage Loan included in the Collateral Pool (excluding the Specially Managed Units, if any). The Property Management Fee with respect to any Property and Mortgage Loan shall cease to accrue if the Property or Mortgage Loan becomes a Specially Managed Unit. The right to receive the Property Management Fee may not be transferred in whole or in part except in connection with the transfer of all of the Property Manager’s responsibilities and obligations under this Agreement. Earned but unpaid Property Management fees shall be distributable monthly on the Payment Date by the Indenture Trustee from the Available Amount pursuant to Section 2.11(b) of the Indenture. For the avoidance of doubt, no compensation shall be due to the Property Manager with respect to any Excluded Assets.

(b)               On each Payment Date, the Property Manager shall be entitled to receive, and the Indenture Trustee shall distribute to the Property Manager from the Payment Account, all transaction, returned check, assumption, modification and similar fees and late payment charges received with respect to Mortgage Loans and Properties that are not Specially Managed Units. The Property Manager will also be entitled to any Default Interest collected on a Lease or Mortgage Loan, but only to the extent that (i) such Default Interest is allocable to the period (not to exceed 60 days) when the related Property or Mortgage Loan did not constitute a Specially Managed Unit and (ii) such Default Interest is not allocable to cover interest payable to the Property Manager or the Indenture Trustee with respect to any Advances made in respect of the related Property or Mortgage Loan.

(c)                As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Managed Unit. The Special Servicing Fee with respect to any Specially Managed Unit shall cease to accrue if (i) the related Property or Mortgage Loan is sold or otherwise released from the lien of the related Mortgage, or (ii) such Specially Managed Unit becomes a Corrected Unit. Earned but unpaid Special Servicing Fees shall be distributable monthly on the Payment Date by the Indenture Trustee out of general collections on the Leases, Mortgage Loans and the Properties on deposit in the Payment Account pursuant to Section 2.11(b) of the Indenture.

The Special Servicer’s right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement.

(d)               On each Payment Date, the Special Servicer shall be entitled to receive, and the Indenture Trustee shall distribute to the Special Servicer from the Payment Account, all returned check, assumption, modification and similar fees and late payment charges received on or with respect to the Specially Managed Units as Special Servicer Additional Servicing Compensation out of funds available for such purpose pursuant to Section 2.11(b) of the Indenture.

(e)                The Property Manager, Back-Up Manager and the Special Servicer shall each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under this Agreement, including fees of any subservicers retained by it; provided, however, that if KeyBank is the Back-Up Manager and assumes the role of Property Manager or Special Servicer hereunder, in accordance with the Servicing Standard and the terms of this Agreement it shall be permitted to engage third party valuation experts and other consultants to conduct appraisals at the cost of the Issuers. As and to the extent permitted by Section 2.11(b) of the Indenture, the Property Manager and the Indenture Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Advance and unreimbursed Extraordinary Expenses made by it for so long as such Advance is outstanding.

(f)                As compensation for its activities hereunder, the Back-Up Manager shall be entitled to receive the monthly Back-Up Fee with respect to each Property and Mortgage Loan included in the Collateral Pool. The right to receive the monthly Back-Up Fee may not be transferred in whole or in part except in connection with the transfer of all of the Back-Up Manager’s responsibilities and obligations under this Agreement. Earned but unpaid Back-Up Fees shall be payable monthly pursuant to Section 2.11(b) of the Indenture.

Section 3.10        Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

(a)               The Property Manager shall inspect, or cause to be inspected, all Properties in the Collateral Pool at least once every five (5) years, with at least 20% of the Properties in the Collateral Pool to be inspected every year (beginning in 2019), including any Properties with Unit FCCRs below 1.0x. The Property Manager shall prepare a written report of each such inspection performed by it that sets forth in detail the condition of the related Property and that specifies the existence of (i) any sale or transfer of such Property, or (ii) any change in the condition or value of such Property that it, in its good faith and reasonable judgment, considers material.

(b)                If a Lease or Mortgage Loan becomes a Specially Managed Unit, the Special Servicer shall perform or obtain a physical inspection of the related Property as soon as practicable thereafter. The Special Servicer shall prepare a written report of each such inspection performed by it that sets forth in detail the condition of the related Property and that specifies the existence of (i) any sale or transfer of such Property, or (ii) any change in the condition or value of such Property that it, in its good faith and reasonable judgment, considers material. The Special Servicer shall deliver to each Issuer, the Indenture Trustee and the Property Manager a copy of each such written report prepared by it during each calendar quarter within 15 days of the end of such quarter.

(c)               The Property Manager or Special Servicer, as applicable, shall receive reimbursement for reasonable out-of-pocket expenses related to any Property inspections from the applicable Issuer pursuant to Section 2.11(b) of the Indenture.

(d)               The Special Servicer, in the case of any Specially Managed Unit, and the Property Manager, in the case of all other Leases and Mortgage Loans, shall make reasonable efforts to collect promptly from each related Tenant or Borrower and review annual and quarterly financial statements of such Tenant or Borrower and the Properties it operates as the same are required to be delivered by the Tenant or Borrower to the applicable Issuer under its Lease or Mortgage Loan.

Section 3.11        Quarterly Statement as to Compliance.

Each of the Property Manager and the Special Servicer shall deliver to the Issuers, to the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager, within 60 days after the end of the first three calendar quarters of each year and within 120 days after the end of the fiscal year, an Officer’s Certificate stating, as to each signer thereof, that (i) a review of the activities of the Property Manager and the Special Servicer throughout the preceding calendar quarter, and of its performance under this Agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Property Manager or the Special Servicer, as the case may be, complied in all material respects throughout such period with the minimum servicing standards in this Agreement and fulfilled in all material respects throughout such period its obligations under this Agreement or, if there was noncompliance with such standards or a default in the fulfillment of any such obligation in any material respect, such Officer’s Certificate shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.12        Reports by Independent Public Accountants.

On or before April 30 of each year, beginning April 30, 2020, each of the Property Manager and the Special Servicer, at its expense, shall cause an independent, registered public accounting firm (which may also render other services to the Property Manager or the Special Servicer, as the case may be) to furnish to each Issuer and the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager a report containing such firm’s opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion made pursuant to Section 3.11 regarding compliance by the Property Manager or the Special Servicer, as the case may be, with the minimum servicing standards identified in the Uniform Single Attestation for Mortgage Bankers (to the extent applicable to commercial properties) during the preceding fiscal year is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such institute’s standards require it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of leases and mortgage loans by Sub-Managers, upon comparable reports for examinations conducted substantially in accordance with such institute’s standards (rendered within one year of such report) of independent public accountants with respect to the related Sub-Managers.

Section 3.13        Access to Certain Information; Delivery of Certain Information.

Each of the Property Manager and the Special Servicer shall afford to the other, to the Issuers, the Indenture Trustee and the Rating Agencies and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Noteholder or holder of Issuer Interests, reasonable access to any documentation regarding the Leases, Mortgage Loans and Properties and its servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of an Issuer, the Noteholders or the holders of Issuer Interests. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Property Manager or the Special Servicer, as the case may be, designated by it.

The Property Manager or the Special Servicer shall notify the Indenture Trustee and the Back-Up Manager of any Property whose Tenant has ceased to exercise its business activity on such Property within 30 days of becoming aware of such a circumstance.

Section 3.14        Management of REO Properties and Properties Relating to Defaulted Assets.

(a)                At any time that a Property is not subject to a Mortgage Loan or a Lease or is subject to a Mortgage Loan or a Lease that is a Defaulted Asset or with respect to an REO Property, the Special Servicer’s decision as to how such Property or REO Property shall be managed and operated shall be based on the good faith and reasonable judgment of the Special Servicer as to the best interest of the applicable Issuer and the Noteholders by maximizing (to the extent commercially feasible) the net after-tax revenues received by the applicable Issuer with respect to such property and, to the extent consistent with the foregoing, in the same manner as would commercial loan and lease servicers and asset managers operating property comparable to the respective Property or REO Property under the Servicing Standard. The applicable Issuer, the Indenture Trustee and the Special Servicer may consult with counsel at the expense of the applicable Issuer in connection with determinations required under this Section 3.14(a). None of the Indenture Trustee, the Property Manager or the Special Servicer shall be liable to any Issuer, the Noteholders, the other parties hereto or each other, nor shall any Issuer be liable to any Noteholders or to the other parties hereto, for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.14(a). Nothing in this Section 3.14(a) is intended to prevent the sale or release of a Property or REO Property pursuant to the terms and conditions contained elsewhere in this Agreement.

(b)                With respect to any Property not subject to a Mortgage Loan or a Lease and any REO Property, the Special Servicer shall manage, conserve, protect and operate such Property or REO Property for the benefit of the Issuers in accordance with the Servicing Standard. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall direct that the Property Manager make, and the Property Manager shall make, Property Protection Advances, or pay Emergency Property Expenses from funds on deposit in the Collection Account, necessary for the proper operation, management, maintenance and disposition of such Property or REO Property, including:

(i)                 all insurance premiums due and payable in respect of such Property or REO Property;

(ii)                all real estate and personal property taxes and assessments in respect of such Property or REO Property that may result in the imposition of a lien thereon (including taxes or other amounts that could constitute liens prior to or on parity with the lien of the related Mortgage);

(iii)               any Ground Lease rents in respect of such Property or REO Property; and

(iv)               all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such Property or REO Property.

Notwithstanding the foregoing, the Property Manager shall have no obligation to make any such Property Protection Advance if (as evidenced by an Officer’s Certificate delivered to the applicable Issuer and the Indenture Trustee) the Property Manager determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance. The Special Servicer shall submit requests to make Property Protection Advances to the Property Manager not more than once per month unless the Special Servicer determines on an emergency basis in accordance with the Servicing Standard that earlier payment is required to protect the interests of each Issuer and the Noteholders.

(c)                If title to any REO Property is acquired by the Special Servicer on behalf of an Issuer, the deed or certificate of sale shall be issued to the applicable Issuer and the Property Manager shall deliver to the applicable Rating Agency, the Indenture Trustee and the Issuers an amended Owned Property Schedule and Mortgage Loan Schedule reflecting the removal of the related Mortgage Loan from the Collateral Pool and the addition of any related Property to the Collateral Pool. Upon acquisition of such REO Property, the Special Servicer shall, if any amounts remain due and owing under the related Mortgage Note, cause the applicable Issuer to execute and deliver to the Indenture Trustee or the Collateral Agent a new Mortgage (along with appropriate UCC Financing Statements), as applicable, in favor of the Indenture Trustee or the Collateral Agent to secure the lien of the Indenture. The Special Servicer shall remit to the Property Manager for deposit in the Collection Account or Release Account, as applicable, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property.

Section 3.15        Release, Sale and Exchange of Defaulted Assets and Terminated Lease Properties.

(a)                Subject to any additional requirements set forth in any applicable Series Supplement, the Property Manager, the Special Servicer and the applicable Issuer may release, sell or purchase, or permit the release, sale or purchase of, a Mortgage Loan or Property only on the terms and subject to the conditions set forth in this Section 3.15 or as otherwise expressly provided in or contemplated by Section 2.03 and Article VII or elsewhere in this Agreement and the Master Exchange Agreement, as applicable.

(b)                The Special Servicer and the Property Manager, as applicable, shall exercise reasonable efforts, to the extent consistent with the Servicing Standard, to enforce a Defaulted Asset, including, without limitation, the commencement and prosecution of any eviction or foreclosure proceedings, as to which no satisfactory arrangements can be made for collection of delinquent payments. In the event any Property becomes a Terminated Lease Property or an Issuer obtains title to an REO Property, the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to (i) with respect to such Terminated Lease Property, attempt to induce another Tenant to assume the obligations under the existing Lease, with or without modification, (ii) lease the Terminated Lease Property or REO Property under a new Lease on economically desirable terms or (iii) dispose of the Property or REO Property. The decision to enter into a lease assumption or re-lease the Terminated Lease Property or REO Property shall be made by the Special Servicer in accordance with the Servicing Standard. The Special Servicer shall pay all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Advance) incurred by it in connection with the foregoing as a Property Protection Advance, and shall be entitled to reimbursement therefor as provided herein. If the Special Servicer is successful in leasing the Terminated Lease Property or REO Property, a new Appraised Value will be obtained by the Special Servicer for the Terminated Lease Property or REO Property in the Special Servicer’s discretion, and the costs of any such appraisal shall be a Property Protection Advance. If the Special Servicer leases any Terminated Lease Property or REO Property, the Property Manager shall deliver to the applicable Rating Agency, the Indenture Trustee and the Issuers an amended Owned Property Schedule reflecting the addition of such Lease to the Collateral Pool. Monthly Lease Payments on the modified or new Lease will be applied pursuant to the Indenture.

(c)                 If the Lease has not been assumed or the Terminated Lease Property or REO Property has not been leased to a new tenant and the Terminated Lease Property or REO Property has not been released from the lien of the Mortgage pursuant to Section 3.15(h) below within twenty-four (24) months of becoming a Terminated Lease Property or REO Property, the Special Servicer may offer to sell the Terminated Lease Property or REO Property pursuant to this Section 3.15, for a fair price, free and clear of the lien of the related Mortgage, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best interests of the Noteholders. No Interested Person shall be obligated to submit a bid to purchase any such Terminated Lease Property or REO Property. The Liquidation Proceeds shall be deposited into the Collection Account and applied as set forth herein.

(d)                If and when the Special Servicer deems it necessary and prudent for purposes of establishing a fair price for any Terminated Lease Property or REO Property for purposes of conducting a sale of such Terminated Lease Property or REO Property pursuant to subsection (c) above, the Special Servicer is authorized to have an appraisal conducted by an Independent MAI-designated appraiser or other expert (the cost of which appraisal shall constitute a Property Protection Advance).

(e)                Whether any cash bid constitutes a fair price for any Terminated Lease Property or REO Property for purposes of Section 3.15(c) shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Indenture Trustee or, if the expected Liquidation Proceeds with respect to such Terminated Lease Property or REO Property would be insufficient to provide reimbursement for all unreimbursed Advances made with respect to the subject Terminated Lease Property or REO Property, together with any related Advance Interest thereon, by the Property Manager. In determining whether any bid received from an Interested Person represents a fair price for any Terminated Lease Property or REO Property, the Indenture Trustee shall be supplied with and may conclusively rely on the most recent appraisal conducted in accordance with Section 3.15(d) within the preceding 12-month period or, in the absence of any such appraisal, on a narrative appraisal prepared by an Independent MAI-designated appraiser or other expert retained by the Special Servicer, at Issuer’s cost or as a Property Protection Advance. Such appraiser shall be selected by the Special Servicer if the Special Servicer is not bidding with respect to a Terminated Lease Property or REO Property and shall be selected by the Property Manager if the Special Servicer is bidding, provided that if the Property Manager and the Special Servicer are the same Person and such Person is bidding, then such appraiser shall be selected by the Indenture Trustee. In determining whether any bid constitutes a fair price for any such Terminated Lease Property or REO Property, the Special Servicer, the Indenture Trustee (if applicable) or the Property Manager, as applicable, shall take into account, among other factors, the occupancy status and physical condition of the Terminated Lease Property or REO Property, the state of the local economy, and, with respect to Terminated Lease Properties, the period and amount of any delinquency on the effected Lease. In connection therewith, the Special Servicer may charge prospective bidders fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account.

(f)                The Special Servicer shall act on behalf of the applicable Issuer and the Indenture Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Terminated Lease Property or REO Property and the collection of all amounts payable in connection therewith. Any sale of a Terminated Lease Property or REO Property shall be free and clear of the lien of the Indenture and shall be final and without recourse to the applicable Issuer or the Indenture Trustee. If such sale is consummated in accordance with the terms of this Agreement, none of the Property Manager, the Special Servicer or the Indenture Trustee shall have any liability to any Issuer or any Noteholder with respect to the purchase price therefor accepted by the Property Manager, the Special Servicer or the Indenture Trustee, as the case may be.

(g)               The Special Servicer shall accept the first (and, if multiple bids are received contemporaneously, highest) cash bid received from any Person that constitutes a fair price for such Terminated Lease Property or REO Property. Notwithstanding the foregoing, the Special Servicer shall not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Noteholders, and the Special Servicer may accept a lower cash bid if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Noteholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms offered by the prospective buyer making the lower bid are more favorable).

(h)               At any time that a Terminated Lease Property or REO Property has not already been sold or leased pursuant to the terms hereof, the related Issuer may at its option (i) release the lien of the Indenture and the related Mortgage from such Terminated Lease Property or REO Property pursuant to Section 7.04 or (ii) exchange one or more Qualified Substitute Properties or Qualified Substitute Hybrid Leases, as applicable, for the subject Terminated Lease Property or REO Property or Qualified Substitute Loans for the subject Mortgage Loan pursuant to Section 7.01.

(i)                 The Special Servicer shall, and is hereby authorized and empowered by the Issuers and the Indenture Trustee to, prepare, execute and deliver in its own name, on behalf of the Issuers and the Indenture Trustee or any of them, the endorsements, assignments and other documents necessary to effectuate a sale of a Terminated Lease Property or REO Property pursuant to this Section 3.15, and the Issuers and the Indenture Trustee shall execute and deliver any limited powers of attorney substantially in the form of Exhibit D necessary to permit the Special Servicer to do so; provided, however, that none of the Issuers, the Issuer Members or the Indenture Trustee shall be held liable for any misuse of any such power of attorney by the Special Servicer and the Special Servicer hereby agrees to indemnify the Issuers, the Issuer Members and the Indenture Trustee against, and hold the Issuers, the Managers and the Indenture Trustee harmless from, any loss or liability arising from any misuse in the exercise of such power of attorney.

(j)                 The Special Servicer shall give the applicable Rating Agencies, the applicable Issuer, the Indenture Trustee and the Property Manager prompt written notice of its intention to sell any Terminated Lease Property or REO Property pursuant to this Section 3.15, in any event no more than two (2) Business Days following such sale.

(k)                For the avoidance of doubt, if the Special Servicer determines that, with respect to a Defaulted Asset, a lease assumption with modification, or a re-lease, would maximize revenue received by the related Issuer, and the terms of such new or modified lease will include rent that is 60% or less than the rent previously received on the Defaulted Asset, then the Special Servicer shall enter into any such lease for no more than 10 years, so long as the Special Servicer determines that entering into such lease term would be in accordance with the Servicing Standard and in the best interests of the Noteholders.

Section 3.16        Renewals, Modifications, Waivers, Amendments; Consents and Other Matters.

(a)               The applicable Issuer and the Property Manager may enter into renewals of Leases and new Leases that provide for rental rates comparable to existing local market rates and are on commercially reasonable terms. All Leases executed after the Initial Closing Date shall provide that they are subordinate to the Mortgage encumbering the applicable Property and that the lessee agrees to attorn to the Indenture Trustee or any purchaser at a sale by foreclosure or power of sale. The Indenture Trustee shall, at the request of the related Issuer or the Property Manager, enter into an SNDA with the Tenant under a Lease to the extent such Lease does not contain provisions subordinating such Lease to the lien of the related Mortgage and requiring the related Tenant to attorn and recognize the holders of the beneficial interests under such Mortgage or such other party as may acquire title to the related Property by foreclosure, deed-in-lieu thereof or otherwise. The Property Manager shall observe and perform the obligations imposed upon the lessor under the Leases in accordance with the Servicing Standard. The applicable Issuer shall execute and deliver, or cause to be executed and delivered, at the request of any party hereto all such further assurances, confirmations and assignments in connection with the Leases as may be required by such party.

(b)               Except as specifically set forth herein, neither the applicable Issuer nor the Property Manager (i) shall amend or modify in any material respect, or terminate (other than in connection with a bona fide default by the Tenant or Borrower thereunder beyond any applicable notice or grace period or with respect to Lease Transfer Properties), any Lease or Mortgage Loan other than in accordance with the Servicing Standard, (ii) unless permitted by the related Lease or Mortgage Loan and remitted and initiated thereunder by the related Tenant or Borrower, shall not collect any rents or principal or interest more than one (1) month in advance (other than security deposits), and (iii) shall not execute any other assignment of lessor’s interest in the Leases or the rents or the related Issuer’s interest in the Mortgage Loan (except as contemplated by the Transaction Documents or the Leases or Mortgage Loans, as applicable). For the purpose of this section, without limiting the generality of the foregoing, any extension of the term of a Lease or Mortgage Loan that does not reduce the rent or principal or interest, payable thereunder shall be deemed not to be material and any amendment or modification of a Lease or Mortgage Loan that reduces the term thereof or the rent, or principal or interest, payable thereunder shall be deemed to be material.

(c)                 Notwithstanding the foregoing:

(i)                 The applicable Issuer, the Property Manager, the Back-Up Manager and the Special Servicer, each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive any payment on, and permit the release of the Tenant or Borrower on or any Lease Guarantor or Loan Guarantor, and approve of the assignment of a Tenant’s interest in its Lease or Borrower’s interest in its Mortgage Loan or the sublease of all or a portion of a Property (each, an “Amendment”) without the consent of the applicable Issuer, the Indenture Trustee, the Back-Up Manager or Noteholder or any other Person, provided that the Property Manager certifies to the Indenture Trustee that:

(A)              such Amendment is entered into for a commercially reasonable purpose in an arm’s-length transaction on market terms; and

(B)               subject to the provisions below, such Amendment shall not cause the Monthly DSCR to be less than 1.35; and

(C)               in the reasonable judgment of the applicable Issuer, the Property Manager and the Special Servicer, as the case may be, such Amendment is in the best interest of the Noteholders and (other than in connection with a Tenant or Borrower default or with respect to Lease Transfer Properties) will not have an adverse effect on the Collateral Value of the related Property or Mortgage Loan.

(ii)                Any Amendment that would cause the Monthly DSCR to fall below 1.35 shall require the approval of the Property Manager, if the Property Manager is not also the Special Servicer, in accordance with the Servicing Standard after notice thereof to the Indenture Trustee and Back-Up Manager. In the event that Property Manager shall fail to respond to any request for approval hereunder within such ten (10) Business Day period, the applicable Issuer may send a second notice, which shall state in capitalized, bold faced 16 point type at the top of the first page that: “If the Property Manager fails to approve or disapprove the proposed Amendment within ten (10) Business Days, the Amendment shall be deemed approved”, and if the Property Manager shall fail to respond to such second request within such ten (10) Business Day period, the Amendment shall be deemed approved by the Property Manager.

(iii)               Any Amendment in connection with a bona fide default by the Tenant or Borrower shall not be subject to the foregoing terms of this Section 3.16. Regardless of whether any Amendment is material or not, the Property Manager will give the Indenture Trustee prompt written notice thereof and shall indicate whether such action is being taken pursuant to the preceding sentence and upon request will deliver a copy of any documents executed in connection therewith to the Rating Agencies and the Indenture Trustee.

(iv)               To the extent that the applicable Issuer is not entitled, under the terms of any Lease or Mortgage Loan, to withhold its consent to an assignment, subletting or assumption thereunder, the granting of such consent shall not be restricted by this Section 3.16.

(v)               The limitations, conditions and restrictions set forth in Section 3.16(c)(i) above shall not apply to any Lease or Mortgage Loan with respect to which there exists a bona fide default by the related Tenant or Borrower, any Amendment or other action with respect to any Lease or Mortgage Loan that is required under the terms of such Lease or Mortgage Loan or that is solely within the control of the related Tenant or Borrower.

(vi)               Neither the Property Manager nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Tenant or Borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

(vii)             The limitations, conditions and restrictions set forth in Section 3.16(c)(i) above shall not apply to the Property Manager’s or the Special Servicer’s ability to terminate a Lease or Mortgage Loan in accordance with the terms thereof.

(d)               The Issuers, the Property Manager and the Special Servicer shall have no liability to the Issuers, the Indenture Trustee, the Noteholders or to any other Person if its analysis and determination that the Amendment or other action contemplated by Section 3.16(c) would not materially reduce the likelihood of timely payment of amounts due thereon, or that such Amendment or other action is reasonably likely to produce a greater recovery to the related Issuer on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in accordance with the Servicing Standard in good faith by the applicable Issuer, the Property Manager or the Special Servicer, as the case may be.

(e)               The Property Manager and the Special Servicer each may, as a condition to its granting any request by a Tenant or Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Property Manager’s or Special Servicer’s, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Lease or Mortgage Loan and is permitted by the terms of this Agreement, require that such Tenant or Borrower, to the extent permitted by the subject Lease or Mortgage Loan, or, if not so permitted, the related Issuer, pay to the Property Manager or Special Servicer, as applicable, as additional servicing compensation a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

(f)                All modifications, waivers, amendments and other actions entered into or taken in respect of a Lease or Mortgage Loan pursuant to this Section 3.16 shall be in writing. Each of the Property Manager and the Special Servicer shall notify the other such party and each Issuer, the Back-Up Manager, the applicable Rating Agencies and the Custodian, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Lease or Mortgage Loan pursuant to this Section 3.16 and the date thereof, and shall deliver to the Custodian for deposit in the related Lease File or Loan File an original counterpart of the agreements relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, following any Amendment or other action agreed to by the Property Manager or the Special Servicer pursuant to Section 3.16(c) above, the Property Manager or the Special Servicer, as the case may be, shall deliver to each Issuer, to the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager, an Officer’s Certificate certifying compliance with such subsection (c).

Section 3.17        Transfer of Servicing Between Property Manager and Special Servicer; Record Keeping.

(a)                Upon determining that a Servicing Transfer Event has occurred with respect to any Lease or Mortgage Loan and if the Property Manager is not also the Special Servicer, the Property Manager shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer, the Indenture Trustee and the Back-Up Manager and shall provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Lease or Mortgage Loan and reasonably requested by the Special Servicer to the extent in Property Manager’s possession, to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Manager. The Property Manager shall use its best efforts to comply with the preceding sentence within five (5) Business Days of its receipt of Special Servicer’s request following the occurrence of each related Servicing Transfer Event.

Upon determining that a Specially Managed Unit has become a Corrected Unit and if the Property Manager is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File, to the Property Manager and, upon giving such notice and returning such Servicing File, to the Property Manager, (i) the Special Servicer’s obligation to service such Lease or Mortgage Loan shall terminate, (ii) the Special Servicer’s right to receive the Special Servicing Fee with respect to such Lease or Mortgage Loan, shall terminate and (iii) the obligations of the Property Manager to service and administer such Lease or Mortgage Loan shall resume, in each case, effective as of the first day of the following calendar month.

(b)               In servicing any Specially Managed Unit, the Special Servicer shall provide to the Custodian, for the benefit of the Indenture Trustee, originals of documents included within the definition of “Lease File” for inclusion in the related Lease File and “Loan File” for inclusion in the related Loan File (with a copy of each such original to the Property Manager), and copies of any additional related Lease and Mortgage Loan information, including correspondence with the related Tenant or Borrower.

(c)                Notwithstanding anything in this Agreement to the contrary, in the event that the Property Manager and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Property Manager to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person’s part.

Section 3.18        Sub-Management Agreements.

(a)                The Property Manager and the Special Servicer may enter into Sub-Management Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder; provided, that, in each case, the Sub-Management Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Manager to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Property Manager or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of a Servicer Replacement Event), the Back-Up Manager (or if the Back-Up Manager is then terminated and another successor has not been named, the Indenture Trustee) may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Property Manager or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Management Agreement without cause and without payment of any penalty or termination fee; (iii) provides that each Issuer, the Back-Up Manager, the Indenture Trustee, the other parties hereto and, as and to the extent provided herein, the third party beneficiaries hereof shall be third party beneficiaries under such agreement, but that (except to the extent the Indenture Trustee, Back-Up Manager or their respective designees assume the obligations of the Property Manager or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii) and, in such case, only from the date of such assumption) none of any Issuer, the Indenture Trustee, the Back-Up Manager, any other party hereto, any successor Property Manager or Special Servicer, as the case may be, any Noteholder or holder of Issuer Interests or any other third party beneficiary hereof shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Property or Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Property or Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Manager to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Property Manager or Special Servicer, as the case may be, contemplated by Section 3.16 hereof without the written consent of the Property Manager or Special Servicer, as the case may be; and (vi) does not permit the Sub-Manager any rights of indemnification that may be satisfied out of the Collateral. In addition, each Sub-Management Agreement entered into by the Property Manager shall provide that such agreement shall terminate with respect to any Lease and Property, and Mortgage Loan serviced thereunder at the time such Property or Mortgage Loan becomes a Specially Managed Unit, and each Sub-Management Agreement entered into by the Special Servicer shall relate only to Specially Managed Units and shall terminate with respect to any such Property or Mortgage Loan that ceases to be a Specially Managed Unit.

The Property Manager and the Special Servicer shall each deliver to each Issuer and the Indenture Trustee copies of all Sub-Management Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Property Manager or the Special Servicer include actions taken or to be taken by a Sub-Manager on behalf of the Property Manager or the Special Servicer, as the case may be, and in connection therewith, all amounts advanced by any Sub-Manager to satisfy the obligations of the Property Manager or Special Servicer hereunder to make Advances shall be deemed to have been advanced by the Property Manager or Special Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Manager in the same manner and out of the same funds as if such Sub-Manager were the Property Manager or Special Servicer. For so long as they are outstanding, Advances shall accrue Advance Interest in accordance with Sections 3.09(e), such interest to be allocable between the Property Manager and such Sub-Manager as they may agree. For purposes of this Agreement, the Property Manager and the Special Servicer each shall be deemed to have received any payment, and shall be obligated to handle such payment in accordance with the terms of this Agreement, when a Sub-Manager retained by it receives such payment. The Property Manager and the Special Servicer each shall notify the other, each Issuer, the Indenture Trustee and the Back-Up Manager in writing promptly of the appointment by it of any Sub-Manager.

(b)                Each Sub-Manager shall be authorized to transact business in the state or states in which the Properties or Mortgage Loans it is to service are situated, if and to the extent required by applicable law.

(c)               The Property Manager and the Special Servicer, for the benefit of each Issuer, shall (at no expense to an Issuer or the Indenture Trustee) monitor the performance and enforce the obligations of their respective Sub-Managers under the related Sub-Management Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Management Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Property Manager or the Special Servicer, as applicable, in its good faith and reasonable judgment, would require were it the owner of the Properties and Mortgage Loans. Subject to the terms of the related Sub-Management Agreement, the Property Manager and the Special Servicer shall each have the right to remove a Sub-Manager retained by it at any time it considers such removal to be in the best interests of each Issuer.

(d)                If the Property Manager or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of a Servicer Replacement Event) and no successor Property Manager or Special Servicer, as the case may be, has succeeded to its rights and assumed its obligations hereunder or, in the case of the Special Servicer, no replacement Special Servicer has been designated pursuant to Section 5.06, so long as the Back-Up Manager is appointed as Property Manager and Special Servicer, as applicable, pursuant to Section 6.02, the Back-Up Manager shall succeed to the rights and assume the obligations of the Property Manager or the Special Servicer under any Sub-Management Agreement, unless the Back-Up Manager or the Indenture Trustee elects to terminate any such Sub-Management Agreement in accordance with its terms. In any event, if a Sub-Management Agreement is to be assumed by the Back-Up Manager, then the Property Manager or the Special Servicer, as applicable, at its expense shall, upon request of the Back-Up Manager or the Indenture Trustee, deliver to the Back-Up Manager all documents and records relating to such Sub-Management Agreement and the Properties and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its commercially reasonable efforts to effect the orderly and efficient transfer of the Sub-Management Agreement to the assuming party.

(e)                Notwithstanding any Sub-Management Agreement, the Property Manager and the Special Servicer shall remain obligated and liable to each Issuer, the Noteholders, the Indenture Trustee and each other for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans, the Properties and Leases for which it is responsible.

(f)                Any fees paid by the Property Manager or the Special Servicer, as applicable, to any Sub-Manager pursuant to any Sub-Management Agreement shall be paid solely from the Property Management Fee or the Special Servicing Fee, as applicable, and in no event shall such Sub-Manager have any claim against the Collateral with respect to such fees.

Section 3.19        Casualty.

(a)                If any Property or Improvements in connection with a Hybrid Lease shall be materially damaged or destroyed, in whole or in part, by fire or other casualty (an “Insured Casualty”), the applicable Issuer shall give prompt notice thereof to the Indenture Trustee and the Property Manager. Following the occurrence of an Insured Casualty, the applicable Issuer shall promptly (or shall promptly cause the Tenant or Borrower to) proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law; provided that if the Property Manager shall not direct the Indenture Trustee to make any amounts received in connection with such Insured Casualty available to reimburse the applicable Issuer for the costs of such restoration, repair, replacement or rebuilding, such Issuer shall not be required to perform such restoration, repair, replacement or rebuilding, provided, further, that such Issuer shall take at its own expense such steps as may be reasonably required to put and maintain the Improvements in a safe and secure condition. The expenses incurred by the Property Manager in the adjustment and collection of any amounts received in connection with an Insured Casualty shall be deemed a Property Protection Advance and be secured hereby and shall be reimbursed by the applicable Issuer to the Property Manager pursuant to the terms of the Indenture.

(b)               In case of loss or damages to a Property not securing a Mortgage Loan or Improvements in connection with a Hybrid Lease covered by any of the Property Insurance Policies, the following provisions shall apply:

(i)                 In the event of an Insured Casualty that does not exceed the greater of (a) $100,000.00 or (b) five percent (5%) of the Fair Market Value of the applicable Property or Improvements in connection with a Hybrid Lease, the applicable Issuer may settle and adjust any claim without the consent of the Property Manager and agree with the insurance company or companies on the amount to be paid upon the loss. In such case, such Issuer is hereby authorized to collect and to distribute such amounts distributed in connection with an Insured Casualty in accordance with the terms and provisions of the related Lease.

(ii)                In the event an Insured Casualty shall exceed the greater of (a) $100,000.00 or (b) five percent (5%) of the Fair Market Value of the applicable Properties or Improvements in connection with a Hybrid Lease, then and in that event, the applicable Issuer may settle and adjust any claim without the consent of the Property Manager and agree with the insurance company or companies on the amount to be paid on the loss and shall immediately deposit such amounts received in connection with an Insured Casualty into the Casualty and Condemnation Sub-Account, in accordance with the terms of the Indenture and this Agreement.

(iii)               In the event of an Insured Casualty where the loss is in an aggregate amount more than the greater of (a) $100,000.00 or (b) five percent (5%) of the Fair Market Value of the applicable Properties or Improvements in connection with a Hybrid Lease, and if, in the reasonable judgment of the Property Manager the Property can be restored within twenty-four (24) months to an economic unit not materially less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not materially less useful than the same was prior to the Insured Casualty, then, if no Event of Default under the Indenture shall have occurred and be then continuing, the amounts received in connection with such an Insured Casualty (after reimbursement of any reasonable expenses incurred by the Property Manager) shall be collected by the Property Manager, and promptly delivered to and deposited by Indenture Trustee into the Casualty and Condemnation Proceeds Sub-Account, and shall be distributed to the applicable Issuer to reimburse such Issuer or the subject Tenant for the cost of restoring, repairing, replacing or rebuilding the Property or Improvements in connection with a Hybrid Lease or part thereof subject to the Insured Casualty, in the manner set forth below, provided, the Indenture Trustee makes the amounts received in connection with such an Insured Casualty available for the same, such Issuer hereby covenants and agrees to commence and diligently prosecute, or cause the applicable Tenant to commence and diligently prosecute, such restoring, repairing, replacing or rebuilding; provided, that such Issuer or the subject Tenant shall pay all costs (and if required by the Property Manager, such Issuer shall deposit the total thereof with the Indenture Trustee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds made available pursuant to the terms hereof.

(iv)               Subject to clauses (i)-(iii) in this Section 3.19(b), an Issuer may elect for proceeds from an Insured Casualty or Condemnation to be (A) applied to the payment of the Notes without Make Whole Amount, (B) applied to reimburse the applicable Issuer or the subject Tenant for the cost of restoring, repairing, replacing or rebuilding the Property or Improvements in connection with a Hybrid Lease or part thereof subject to the Insured Casualty, in the manner set forth below or (C) provided that such amounts are greater than or equal to the Collateral Value of the related Property, deposited into the Release Account to be used to acquire Qualified Substitute Properties, Qualified Substitute Hybrid Leases or Qualified Substitute Loans, as applicable.

(v)                In the event the applicable Issuer is entitled to reimbursement out of the amounts held by the Indenture Trustee, such amounts shall be disbursed from time to time by the Indenture Trustee, at the written direction of the Property Manager, upon the Property Manager being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (2) funds or, at the Property Manager’s option, assurances reasonably satisfactory to the Property Manager that such funds are available, sufficient in addition to the proceeds to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other reasonable evidences of cost, payment and performance as the Property Manager may reasonably require and approve. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the Indenture Trustee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the Property Manager by or on behalf of such Issuer for that purpose, shall be at least sufficient in the reasonable judgment of the Property Manager to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of proceeds held by the Indenture Trustee after payment of such costs of restoration, repair, replacement or rebuilding shall be transferred to the Collection Account as Insurance Proceeds and be applied to the payment of the Notes as provided in subparagraph (iii)(A) above.

(vi)              Notwithstanding anything to the contrary contained herein, if any Permitted Lease shall obligate the Tenant thereunder to repair, restore or rebuild the affected Property after the occurrence of an Insured Casualty, the applicable Issuer, at the direction of the Property Manager, shall deposit the proceeds of an Insured Casualty in the Casualty and Condemnation Sub-Account and Indenture Trustee shall make such proceeds available, subject only to the conditions set forth in such Permitted Lease and the conditions set forth in the first sentence of subparagraph (iv) above.

(c)               Notwithstanding anything contained herein to the contrary (including in Section 3.20 below), in the case of loss or damages covered by any of the Property Insurance Policies with respect to a Property securing a Mortgage Loan or any Condemnation with respect to any such Property, the related proceeds shall be applied in accordance with the related Loan Documents.

Section 3.20        Condemnation.

(a)                Each applicable Issuer shall promptly give the Property Manager written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding of which Issuer receives notice (a “Condemnation”) and shall deliver to the Property Manager copies of any and all papers served upon such Issuer in connection with such Condemnation. Following the occurrence of a Condemnation, the applicable Issuer shall, or shall promptly cause the related Tenant or Borrower to, proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law; provided that if the Property Manager shall not make the amounts received in connection with such Condemnation received by the Indenture Trustee available to reimburse such Issuer or Tenant or Borrower for the costs of such restoration, repair, replacement or rebuilding, such Issuer shall not be required to perform such restoration, repair, replacement or rebuilding; provided further that such Issuer shall take at its own expense such steps as may be reasonably required to put and maintain the Improvements in a safe and secure condition.

(b)                In the event of a Condemnation with respect to a Property not securing a Mortgage Loan or Improvements in connection with a Hybrid Lease, the proceeds for which will not exceed the greater of (a) $100,000, or (b) five percent (5%) of the Fair Market Value of the applicable Property or Improvements in connection with a Hybrid Lease, the applicable Issuer may settle and adjust any claim and release the lien of the Transaction Documents from the affected portion of the applicable Property or Improvements, as applicable, on behalf of the Indenture Trustee without the consent of the Property Manager and agree with the governmental authority having jurisdiction on the amount to be paid in connection with such Condemnation. In such case, the applicable Issuer is hereby authorized to collect and disburse the amounts received in connection with such Condemnation. In the event the amounts received in connection with a Condemnation shall exceed the greater of (i) $100,000, or (ii) five percent (5%) of the Fair Market Value of the applicable Property or Improvements in connection with a Hybrid Lease, then in such event, the applicable Issuer may settle and adjust any claim without the consent of the Property Manager and agree with the condemning authority on the amount to be paid in connection with such Condemnation, and the amounts received in connection with such a Condemnation shall be due and payable solely to the Indenture Trustee and held in escrow by the Indenture Trustee in the Casualty and Condemnation Sub-Account, and disbursed by the Indenture Trustee, at the written direction of the Property Manager, in accordance with the terms of this Agreement. Notwithstanding any Condemnation by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Condemnation), the applicable Issuer shall continue to pay the Notes at the time and in the manner provided for in the Notes, in the Indenture and the other Transaction Documents and the Notes shall not be reduced unless and until the amount shall have been actually received and applied by the Indenture Trustee to expenses of the Property Manager in collecting the amount and to discharge of the Notes. The Indenture Trustee shall not be limited to the interest paid on the amount paid in connection with such Condemnation by the condemning authority but shall be entitled to receive out of the amounts received in connection with such Condemnation interest at the applicable Note Rates.

(c)                In the event of any Condemnation with respect to a Property not securing a Mortgage Loan or Improvements in connection with a Hybrid Lease where the amount to be paid in connection therewith are in an aggregate amount that shall exceed the greater of (i) $100,000.00, or (ii) five percent (5%) of the Fair Market Value of the applicable Properties or Improvements in connection with Hybrid Leases, and if, in the reasonable judgment of the applicable Issuer, the related Property can be restored within twenty-four (24) months to an economic unit not materially less valuable (including an assessment of the impact of the termination of any Leases due to such Condemnation) and not materially less useful than the same was prior to the Condemnation, then, if no Event of Default under the Indenture shall have occurred and be then continuing, the amount to be paid in connection with such Condemnation (after reimbursement of any expenses incurred by the Property Manager) shall be collected by the Indenture Trustee and deposited in the Casualty and Condemnation Sub-Account, and shall be applied to reimburse such Issuer or the Tenant for the subject Property for the cost of restoring, repairing, replacing or rebuilding the Property or Improvements in connection with a Hybrid Lease or part thereof subject to Condemnation, in the manner set forth below. Such applicable Issuer hereby covenants and agrees to commence and diligently prosecute, or cause the applicable Tenant to commence and diligently prosecute, such restoring, repairing, replacing or rebuilding; provided, that such Issuer or the subject Tenant shall pay all costs (and if required by the Property Manager, such Issuer shall deposit the total thereof with the Indenture Trustee in advance) of such restoring, repairing, replacing or rebuilding in excess of the amount made available pursuant to the terms hereof.

(d)                Except as otherwise provided herein, any amount received in connection with any Condemnation with respect to any Property or Improvements in connection with a Hybrid Lease shall, at the option of such Issuer, be (i) deposited in the Collection Account as Condemnation Proceeds and applied to the payment of the Notes without Make Whole Amount, (ii) applied to the reimbursement of such Issuer or the subject Tenant or Borrower for the cost of restoring, repairing, replacing or rebuilding the Property or Improvements in connection with a Hybrid Lease or part thereof subject to the Condemnation, in the manner set forth below or (iii) provided that such amounts are greater than or equal to the Collateral Value of the related Property or Mortgage Loan, deposited into the Release Account to be used to acquire Qualified Substitute Properties, Qualified Substitute Hybrid Leases or Qualified Substitute Loans, as applicable. If the Property or Improvements in connection with a Hybrid Lease is sold through foreclosure prior to the receipt by the Indenture Trustee of the proceeds from such Condemnation, the Indenture Trustee shall have the right, if a deficiency judgment on the Notes shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said proceeds sufficient to pay the Notes.

(e)                In the event an Issuer is entitled to reimbursement out of the amounts received in connection with a Condemnation received by the Indenture Trustee, such amounts shall be disbursed from time to time by the Indenture Trustee from the Casualty and Condemnation Sub-Account, at the written direction of the Property Manager, upon the Property Manager being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding resulting from such Condemnation, (2) funds or, at the Property Manager’s option, assurances reasonably satisfactory to the Property Manager that such funds are available, sufficient in addition to the amounts received in connection with a Condemnation to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of costs, payment and performance as the Property Manager may reasonably require and approve. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than amounts received in connection with a Condemnation shall be disbursed prior to disbursement of such amounts; and at all times, the undisbursed balance of such amounts remaining in hands of the Indenture Trustee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the Property Manager by or on behalf of such Issuer for that purpose, shall be at least sufficient in the reasonable judgment of the Property Manager to pay for the costs of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of the amount received in connection with a Condemnation after payment of such costs of restoration, repair, replacement or rebuilding may, at the option of such Issuer, be transferred to the Collection Account as Condemnation Proceeds and applied to payment of the Notes as provided in subparagraph (d)(i) above.

(f)                Notwithstanding anything to the contrary contained herein, if any Permitted Lease shall obligate the Tenant thereunder to repair, restore or rebuild the affected Property after the occurrence of a Condemnation, the Indenture Trustee, at the written direction of the Property Manager, shall make the amounts received in connection with such Condemnation available, subject only to the conditions set forth in such Permitted Lease and the conditions set forth in the first sentence of Section 3.20(e) above.

Section 3.21        Separateness Provisions.

(a)                So long as STORE Capital or an Affiliate of the Issuers is the Property Manager, the Property Manager shall at all times take all steps necessary and appropriate to maintain its own separateness from each Issuer, and maintain the separateness of all Affiliates of the Property Manager and other properties that the Property Manager manages from the Issuers and from the Properties and Mortgage Loans. Without limiting the foregoing: (i) the Property Manager will not hold its credit out as available to pay or support (as guarantor or otherwise) any of the Issuers’ obligations and it will not pay any such Issuer’s obligations or expenses from the Property Manager’s funds (other than expenses or advances required by this Agreement to be made by the Property Manager), (ii) the Property Manager will not make any loans to or borrow any funds from any Issuer (except as provided in clause (i) above), (iii) the Property Manager will not permit the Issuers’ assets to be included in or consolidated within the Property Manager’s financial statements without including a note indicating that the assets and credit of the Issuers are not available to pay the debts of the Property Manager and that its liabilities do not constitute obligations of any Issuer. Notwithstanding the foregoing, the Property Manager or its Affiliates may make capital contributions, on a non-regular basis, to any of the Issuers.

(b)               Notwithstanding any provisions to the contrary contained in the Agreement and so long as STORE Capital or an Affiliate of any Issuer is the Property Manager, the Property Manager agrees that each Issuer is a “single purpose entity” and that each Issuer must maintain such status so long as the Notes remain outstanding as set forth in such Issuer’s organizational documents. Accordingly, the Property Manager shall:

(i)                 hold itself out to the public as the ultimate parent of each Issuer, legally distinct from such Issuer, and shall conduct its duties and obligations on behalf of such Issuer in its own name and shall correct any known misunderstanding regarding its separate identity from such Issuer, and shall not identify itself as a department or division of such Issuer or such Issuer as a division or department of the Property Manager;

(ii)                in the management, servicing and administration of the Properties, Leases and Mortgage Loans, use the related Issuer’s separate stationery, invoices or checks for letters, invoices or checks to be signed by such Issuer; and

(iii)              shall pay each Issuer’s liabilities solely from such Issuer’s funds (except that the Property Manager shall make all Advances required to be made by the Property Manager by this Agreement).

(c)               So long as STORE Capital or an Affiliate of any Issuer is the Property Manager, the Property Manager shall bring any legal proceedings to collect rent, principal or interest or other income from the Properties and Mortgage Loans, or to oust or dispossess a Tenant or other Person from a Property or foreclose on a Mortgage Loan, only in the name of the related Issuer and at such Issuer’s expense.

(d)               So long as STORE Capital or an Affiliate of any Issuer is the Property Manager, the Property Manager shall submit Leases and Mortgage Loans, service contracts and other contracts, including amendments thereto, to the related Issuer for execution by such Issuer. So long as STORE Capital or an Affiliate of any Issuer is the Property Manager, the Property Manager shall not bind any Issuer in respect of any term or condition of any such Lease, Mortgage Loan or contract except in Leases, Mortgage Loans or other contracts that are executed by the applicable Issuer.

Section 3.22        Estoppels.

The Property Manager shall deliver or cause to be delivered to the Indenture Trustee, promptly upon request but in no event later than twenty (20) days following receipt by Property Manager of such estoppel, from each applicable Issuer, certifications, duly acknowledged and certified, setting forth (i) the original Series Principal Balance of each Series of Notes, (ii) the outstanding Series Principal Balance of each Series of Notes, (iii) the applicable Note Rate of each Class of Notes in each Series, (iv) the last Payment Date, (v) any offsets or defenses to the payment of the Notes, if any, and (vi) that the Notes, this Indenture, the Mortgages, the organizational documents of such Issuer and the other Transaction Documents are valid, legal and binding obligations and have not been modified or, if modified, giving particulars of such modification.

Section 3.23        Environmental Matters.

(a)               So long as an Issuer owns or is in possession of each Property or Mortgage Loan, each such Issuer shall, or shall cause the Property Manager to, promptly notify the Indenture Trustee in writing if such Issuer or the Property Manager shall become aware of any hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, “Hazardous Substances”) other than Hazardous Substances used or generated by any Tenant or Borrower in the ordinary course of business and treated in accordance with applicable Environmental Laws (“Permitted Materials”) on or near each Property and/or if such Issuer or the Property Manager shall become aware that any such Property is in direct violation of any Environmental Laws and/or if such Issuer or the Property Manager shall become aware of any condition on or near any such Property which violates any Environmental Laws, such Issuer shall, or shall cause the Property Manager to, cure such violations and remove any Hazardous Substances that pose a threat to the health, safety or welfare of humans, as shall be reasonably required by the Property Manager in accordance with reasonable commercial lending standards and practices, at such Issuer’s sole expense. Notwithstanding anything to the contrary in this paragraph, each such Issuer and its related Tenants or Borrowers may use and store Hazardous Substances at each Property if such use or storage is in connection with the ordinary operation, cleaning and maintenance of each Property so long as such use and storage is in compliance with any applicable Environmental Laws. Nothing herein shall prevent such Issuer from recovering such expenses from any other party that may be liable for such removal or cure.

(b)               Each Issuer shall, or shall cause the Property Manager to, give prompt written notices to the Indenture Trustee and the Property Manager, as the case may be, of any of the following: (i) any demand, notice of any violation, notice of any potential responsibility, proceeding or official inquiry by any Governmental Authority with respect to the presence of any Hazardous Substance or asbestos or any substance or material containing asbestos (“Asbestos”) on, under, from or about any Property; (ii) all claims made by any third party against such Issuer or any Property relating to any loss or injury resulting from any Hazardous Substance or Asbestos; and (iii) such Issuer’s or the Property Manager’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that causes such Property to be subject to any official investigation or cleanup pursuant to any Environmental Law. Subject to the rights of the applicable Tenant under the related Lease or Borrower under the related Mortgage Loan, each Issuer shall permit the Indenture Trustee to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to any Property in connection with any Environmental Law or Hazardous Substance and in such an instance, the Issuers and the Indenture Trustee shall be represented by the same counsel; provided, however, that, if a conflict of interest arises between any Issuer and the Indenture Trustee because potential claims could be brought against the Indenture Trustee, then the Indenture Trustee shall be represented by its own counsel and such Issuer shall pay all reasonable attorney’s fees and disbursements incurred by the Indenture Trustee in connection therewith.

(c)               Upon the Property Manager’s request and subject to the rights of the Tenants under the Leases and the rights of the Borrowers under the Mortgage Loans, at any time and from time to time while this Indenture is in effect, when (x) the Property Manager has determined (in the exercise of its good faith judgment) that reasonable cause exists for the performance of an environmental inspection or audit of any Property or (y) an Event of Default exists, each Issuer shall, or shall cause the Property Manager to, provide at such Issuer’s sole expense, (I) an inspection or audit of each such Property prepared by a licensed hydrogeologist or licensed environmental engineer indicating the presence or absence of Hazardous Substances on, in or near each such Property, and (II) an inspection or audit of such Property prepared by a duly qualified engineering or consulting firm, indicating the presence or absence of Asbestos on such Property. If such Issuer fails to provide such inspection or audit within thirty (30) days after such request, the Property Manager, at such Issuer’s sole expense, which shall be deemed a Property Protection Advance, may order the same, and such Issuer hereby grants to the Property Manager and its employees and agents access to each Property and a license to undertake such inspection or audit in each case subject to the rights of the Tenants under the Leases and the rights of the Borrowers under the Mortgage Loans. In the event that any environmental site assessment report prepared in connection with such inspection or audit reasonably recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, the related Issuer shall, to the-extent permitted under the related Lease or Mortgage Loan, cause such operations and maintenance plan to be prepared and implemented at such Issuer’s expense upon request of the Property Manager. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind is reasonably necessary under an applicable Environmental Law (the “Remedial Work”), each Issuer shall, or shall cause the Property Manager to, promptly commence and thereafter diligently prosecute, or cause any related Tenant or Borrower to commence and thereafter diligently prosecute, to completion all such Remedial Work after written demand by the Property Manager for performance thereof. All Remedial Work shall be performed by contractors, and under the supervision of a consulting engineer. All costs and expenses of such Remedial Work shall be paid by the related Issuer. In the event such Issuer shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, the Property Manager may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be deemed a Property Protection Advance.

ARTICLE IV

REPORTS

Section 4.01        Reports to the Issuers and the Indenture Trustee.

(a)               Not later than 3:00 p.m. (New York City time), three (3) Business Days prior to each Payment Date, the Property Manager shall deliver to each Issuer, the Indenture Trustee and each Rating Agency a report containing the information specified on Exhibit H hereto, and such other information with respect to the Mortgage Loans, the Leases and Properties as the Indenture Trustee may reasonably request (such report, the “Determination Date Report”) in a mutually agreeable electronic format, reflecting as of the close of business on the last day of the related Collection Period, the information required for purposes of making the payments required by Section 2.11(b) of the Indenture and the calculations and reports referred to in Section 6.01 of the Indenture, including, but not limited to, the maturity date and the required monthly rent or loan payment of each Lease or Mortgage Loan. So long as STORE Capital or an Affiliate of an Issuer is the Property Manager, the Determination Date Report shall also contain a certification by the Property Manager that each Issuer has not incurred any indebtedness except indebtedness permitted by any applicable limited liability company agreement of the related Issuer Member or the Transaction Documents. The Determination Date Report shall also contain a certification by the Property Manager pursuant to Section 1(c) of the U.S. Risk Retention Agreement, as specified on Exhibit H hereto. Such information shall be delivered by the Property Manager to each Issuer and the Indenture Trustee in such form as may be reasonably acceptable to each Issuer and the Indenture Trustee, as applicable. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Property Manager) provide the Property Manager with such information regarding the Specially Managed Units as may be necessary for the Property Manager to prepare each Determination Date Report and any supplemental information to be provided by the Property Manager to each Issuer or the Indenture Trustee. In addition, with respect to the first Payment Date with respect to any Series following the related Series Closing Date, the Determination Date Report shall include the information required for compliance with the U.S. Credit Risk Retention Rules.

(b)               Not later than 3:00 p.m. (New York City time) three (3) Business Days prior to each Payment Date, the Special Servicer shall deliver to the Property Manager, the Indenture Trustee and each Rating Agency a report containing such information relating to the Mortgage Loans, the Leases and Properties managed by it and in such form as the Indenture Trustee may reasonably request (such report, the “Special Servicer Report”) reflecting information as of the close of business on the last day of the immediately preceding Collection Period.

(c)               Not later than the 45th day following the end of each calendar quarter, commencing with the quarter ended March 31, 2013 the Special Servicer shall deliver to the Indenture Trustee, the Rating Agencies and the Property Manager (A) a report containing such information and in such form as the Indenture Trustee may reasonably request (such report, a “Modified Collateral Detail and Realized Loss Report”) with respect to all renewals, modifications, waivers, security deposits paid or rental concessions made pursuant to Section 3.16 and (B) subject to Section 6.03(a) of the Indenture, upon the reasonable request of the Indenture Trustee, the Rating Agencies or the Property Manager, operating statements and other financial information collected or otherwise obtained by the Special Servicer during such calendar quarter (together with copies of the operating statements and other financial information on which it is based) to the extent such information is not prohibited from being disclosed or restricted by confidentiality under the terms of the applicable Lease Documents or Loan Documents.

(d)               The Property Manager or the Special Servicer, to the extent received by such party, shall deliver to the Indenture Trustee and each applicable Rating Agency:

(i)                 within forty-five (45) days after the end of each calendar quarter the following items received by it, each executed by a Responsible Officer of each applicable Issuer as being true and correct: (A) a written statement dated as of the last day of each such calendar quarter identifying to its knowledge any defaults under a Lease or Mortgage Loan which continues after the expiration of applicable cure periods and not otherwise included in the Special Servicer Report, and (B) the principal amount, aggregate unfunded loan commitments and maturity dates of all credit and loan facilities then in place relating to STORE Capital or any of its subsidiaries so long as the maturity date of such indebtedness is scheduled to occur within 365 days of the end of such calendar quarter, which shall be calculated by STORE Capital; and

(ii)              within forty-five (45) days after the end of each of the first three fiscal quarters of each year the following items received by it, each executed by a Responsible Officer of each applicable Issuer as being true and correct (A) consolidated financial statements of the related Issuer (consolidated with any co-Issuer)’s financial affairs and condition, including a balance sheet and statement of profit and loss for the related Issuers in such detail as the Indenture Trustee may request for the Issuers for the immediately preceding calendar quarter, which statements shall be prepared by such Issuer; provided, however, for so long as STORE Capital is a publicly traded company and has timely filed its Form 10-Qs as required by the Securities & Exchange Commission, it shall not be required to provide consolidated financial statements of the Issuers as set forth in this clause (A), (B) consolidated financial statements of STORE Capital’s financial affairs and condition, including a balance sheet, a cash flow summary report for STORE Capital and an operating statement including detailed income and expense statement, in each case in such detail as the Indenture Trustee may request for STORE Capital for the immediately preceding calendar quarter, which statements shall be prepared by STORE Capital, and (C) the Net Worth of STORE Capital at the end of the immediately preceding calendar quarter, which shall be calculated by STORE Capital; and

(iii)            within one hundred twenty (120) days after the end of each calendar year, (A) consolidated financial statements of the financial affairs and condition of the related Issuer (consolidated with any co-Issuer), including a balance sheet and statement of profit and loss, in such detail as the Indenture Trustee may reasonably request for the immediately preceding calendar year, audited in conjunction with the audit of STORE Capital by a “Big Four” accounting firm or other nationally recognized independent certified public accountant reasonably acceptable to the Indenture Trustee; provided, however, for so long as STORE Capital is a publicly traded company and has timely filed its Form 10-Ks as required by the Securities & Exchange Commission, it shall not be required to provide consolidated financial statements of the Issuers as set forth in this clause (A), and (B) consolidated financial statements of STORE Capital’s financial affairs and condition, including a balance sheet, a cash flow summary report for STORE Capital and an operating statement including detailed income and expense statement, audited in conjunction with the audit of STORE Capital by a “Big Four” accounting firm, or other nationally recognized independent certified public accountant reasonably acceptable to the Indenture Trustee, for the immediately preceding calendar year, provided, however, for so long as STORE Capital is a publicly traded company and has timely filed its Form 10-Ks as required by the Securities & Exchange Commission (containing an audit opinion by a “Big Four” accounting firm), it shall not be required to provide consolidated financial statements of the Issuers as set forth in this clause (B) and (C) the Net Worth of STORE Capital at the end of the immediately preceding year, which shall be calculated by STORE Capital; and

(iv)             within forty-five (45) days after the end of each calendar quarter copies of notices of defaults under, or any material modifications to, any of the Leases and Mortgage Loans; and

(v)               at any time and from time to time such other financial data as the Indenture Trustee or its agents shall reasonably request with respect to STORE Capital or any of its subsidiaries or the ownership, maintenance, use and operation of the Properties and servicing and administration of the Leases and Mortgage Loans, to the extent such information is not prohibited from being disclosed or restricted by confidentiality under the terms of the applicable Lease or Loan documents.

(e)               The Indenture Trustee and Property Manager shall have the right, at any time and from time to time when an Event of Default exists, upon reasonable notice to the Issuers and during normal business hours at the Issuers’ principal place of business, to conduct an inspection or review, at the Issuers’ expense, of the Issuers’ books and records. Each Issuer shall cooperate, and shall cause its agents and employees to cooperate in the conduct of any such inspection or review.

(f)                Following each Determination Date, the Property Manager shall determine whether the Available Amount distributable on such Payment Date pursuant to (and subject to the priorities set forth in) Section 2.11(b) of the Indenture will be sufficient to pay the obligations under the Indenture on such Payment Date. In the event the Property Manager determines that the Available Amount distributable on such Payment Date pursuant to (and subject to the priorities set forth in) Section 2.11(b) of the Indenture will not be sufficient to pay the obligations under the Indenture on such Payment Date (a “Deficiency”) the Property Manager shall notify the Indenture Trustee and Back-Up Manager in writing of such Deficiency, which written notice shall be delivered in the case of a Deficiency, on or before 1:00 p.m. New York City time on the third Business Day before such Payment Date.

(g)               The Indenture Trustee shall have no obligations or duties (i) to monitor the Property Manager’s compliance with the U.S. Risk Retention Agreement or (ii) to verify, recalculate or confirm any of the information contained in the Determination Date Report with respect to the U.S. Risk Retention Agreement.

Section 4.02        Use of Agents.

The Property Manager may at its own expense utilize agents or attorneys-in-fact, including Sub-Managers, in performing any of its obligations under this Article IV, but no such utilization shall relieve the Property Manager from any of such obligations, and the Property Manager shall remain responsible for all acts and omissions of any such agent or attorney-in-fact. The Property Manager shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such agent or attorney-in-fact that it has for its own actions hereunder pursuant to Article V hereof, and any such agent or attorney-in-fact shall have the benefit of all the limitations upon liability, if any, and all the indemnities provided to the Property Manager under Section 5.03. Such indemnities shall be expenses, costs and liabilities of each Issuer, and any such agent or attorney-in-fact shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 2.11(b) of the Indenture.

ARTICLE V

THE PROPERTY MANAGER AND THE SPECIAL SERVICER

Section 5.01        Liability of the Property Manager, the Special Servicer and the Back-Up Manager.

The Property Manager, the Special Servicer and the Back-Up Manager shall be liable in accordance herewith only to the extent provided in Section 5.03 with respect to the obligations specifically imposed upon and undertaken by the Property Manager, the Special Servicer and the Back-Up Manager, respectively, herein.

Section 5.02        Merger, Consolidation or Conversion of the Property Manager, the Special Servicer and the Back-Up Manager.

Subject to the following paragraph, the Property Manager, the Special Servicer and the Back-Up Manager shall each keep in full effect its existence, rights and franchises as a partnership, corporation, bank or association under the laws of the jurisdiction of its formation, and each will obtain and preserve its qualification to do business as a foreign partnership, corporation, bank or association in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Leases and the Mortgage Loans and to perform its respective duties under this Agreement.

Each of the Property Manager, the Special Servicer and the Back-Up Manager may be merged or consolidated with or into any Person, or may transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Property Manager, the Special Servicer or the Back-Up Manager is a party, or any Person succeeding to the business of the Property Manager, the Special Servicer or the Back-Up Manager, will be the successor Property Manager, the successor Special Servicer or the successor Back-Up Manager, as the case may be, hereunder, and each of the Property Manager, the Special Servicer and the Back-Up Manager may transfer its rights and obligations under this Agreement to an Affiliate or non-Affiliate; provided, however, that no such successor, surviving Person or transferee will succeed to the rights of the Property Manager or the Special Servicer unless it shall have furnished to the Issuers and the Indenture Trustee evidence that the Rating Condition is satisfied.

Section 5.03        Limitation on Liability of the Property Manager, the Special Servicer and the Back-Up Manager.

None of the Property Manager, the Special Servicer or the Back-Up Manager or any director, officer, employee, agent or Control Person of any of them shall be under any liability to the Issuers, the Indenture Trustee or the Noteholders or the holders of the Issuer Interests or to any other person for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that none of the Property Manager, the Special Servicer or the Back-Up Manager shall be protected against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance (including the failure to perform) of obligations or duties hereunder. The Property Manager, the Special Servicer and the Back-Up Manager and any director, officer, employee, agent or Control Person of any of them shall be entitled to indemnification by each Issuer, payable, subject to Section 2.11(b) of the Indenture, out of the Payment Account, against any claim, loss, liability or expense incurred in connection with any legal action that relates to this Agreement, the Indenture, the Purchase and Sale Agreements, the Issuer Interests or the Notes; provided, however, that such indemnification shall not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance (including the failure to perform) of obligations or duties under this Agreement. None of the Property Manager the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that each of the Property Manager, the Special Servicer and the Back-Up Manager shall undertake any such action necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties hereto or the interests of the Issuers hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuers as an Extraordinary Expense and the Property Manager, the Special Servicer, or the Back-Up Manager as the case may be, shall be entitled to be reimbursed therefor from the Payment Account, pursuant to Section 2.11(b) of the Indenture.

Section 5.04        Term of Service; Property Manager and Special Servicer Not to Resign.

Each Issuer may, upon written consent by the Indenture Trustee acting at the direction of the Requisite Global Majority, and written notice (without any requirement of consent) to the Property Manager and the Special Servicer, transfer the servicing duties and obligations of the Property Manager and the Special Servicer to a new servicer; provided, that if the Indenture Trustee shall not have received the consent of the Requisite Global Majority within four (4) months after the making of such request, such consent shall be deemed granted unless the consent is not approved by the Requisite Global Majority. The Indenture Trustee’s written consent to any such transfer shall be contingent upon receipt by the Indenture Trustee, upon not less than fifteen (15) Business Days’ notice by the Issuers to the applicable Rating Agencies, of written confirmation from: (1) the applicable Rating Agency that such appointment will not adversely affect the higher of (A) the then current rating of any Class of the Notes and (B) the rating of any Class of Notes on the related Issuance Date of such Notes; (2) the replacement Property Manager and Special Servicer of its acceptance of its appointment; and (3) consent by the Requisite Global Majority. The written consent or confirmation may be made by facsimile confirmed in a written notice delivered to the Indenture Trustee by first class mail, postage prepaid, personal delivery or certified mail. The Issuers and the replacement Property Manager and Special Servicer shall execute and deliver a transfer agreement (the “Servicing Transfer Agreement”) mutually agreed upon in advance and effective on the transfer date (the “Servicing Transfer Date”), whereby the replacement Property Manager and the Special Servicer will agree to perform all of the duties and obligations of the Property Manager and the Special Servicer under this Agreement. The replacement Property Manager and Special Servicer shall be entitled to payment of a prorated portion (which shall be based on actual days of service and a year of 365/366 days) of the Property Management Fee and the Special Servicing Fee during its term of service. Each Servicing Transfer Agreement shall include any additional terms and provisions that the parties to this Agreement reasonably determine are necessary or appropriate and which additional terms and provisions shall be approved by all the parties to the Servicing Transfer Agreement, which approvals shall not be unreasonably withheld. The Transfer Agreement shall contain a provision stating that the former Property Manager and Special Servicer is relieved from all liability under this Agreement for acts or omissions occurring after the Servicing Transfer Date.

None of the Property Manager, the Back-Up Manager or the Special Servicer (subject to Section 5.06) shall resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Property Manager, the Back-Up Manager or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Property Manager, the Back-Up Manager or the Special Servicer, as the case may be, at the date of this Agreement. Any such determination permitting the resignation of the Property Manager, the Special Servicer or the Back-Up Manager, as applicable, shall be evidenced by an Opinion of Counsel to such effect that shall be delivered to each Issuer and the Indenture Trustee. No such resignation shall become effective until the Back-Up Manager or another successor shall have assumed the responsibilities and obligations of the resigning party hereunder. Notwithstanding the foregoing, each of the Property Manager, the Back-Up Manager and the Special Servicer may cause all of the obligations and duties imposed on it by this Agreement to be assumed by, and may assign its rights, benefits or privileges hereunder to, with the prior written approval of each applicable Issuer, which approval shall not be unreasonably withheld, conditioned or delayed, an Affiliate or a servicer that is not an Affiliate, in each case, upon its delivery to each Issuer and the Indenture Trustee of written confirmation from each Rating Agency that such a transfer and assignment will not adversely affect its then-current rating of any Class of the Notes, and the assumption by the assignee of all of the obligations and duties of the Property Manager, the Back-Up Manager and/or the Special Servicer, as applicable. Upon any such assignment and assumption by the assignee of all of the obligations of the Property Manager, the Back-Up Manager and/or the Special Servicer, the assignor, STORE Capital (or its successor acting prior to such assignment), shall be relieved from all liability hereunder for acts or omissions of the Property Manager and/or the Special Servicer, as applicable, occurring after the date of the assignment and assumption.

Except as expressly provided herein, neither the Property Manager nor the Special Servicer shall assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to or subcontract with, or authorize or appoint, any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder, or cause any other Person to assume such duties, covenants or obligations. If, pursuant to any provision hereof, the duties of the Property Manager or the Special Servicer are transferred by an assignment and assumption to a successor thereto, the entire amount of compensation payable to the Property Manager or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

Notwithstanding anything to the contrary herein, KeyBank National Association may resign as the Back-Up Manager, Property Manager and Special Servicer (provided that upon such resignation, KeyBank National Association shall be deemed to have resigned from all such duties) upon the issuance of any Series of Notes after the initial Issuance Date, and upon such resignation a successor Property Manager, Special Servicer or Back-Up Manager, as the case may be, shall be appointed in connection with the issuance of any such Series and otherwise in accordance with the terms of this Agreement.

Section 5.05        Rights of Certain Persons in Respect of the Property Manager and the Special Servicer.

Each of the Property Manager and the Special Servicer shall afford to the other and, also, to each Issuer, the Indenture Trustee and the Back-Up Manager, upon reasonable notice, during normal business hours (a) access to all records maintained by it relating to the Mortgage Loans, Properties and Leases included in the Collateral Pool and in respect of its rights and obligations hereunder, to the extent not prohibited by confidentiality (including attorney-client privilege), contract or applicable law, and (b) access to such of its officers as are responsible for such obligations. Upon reasonable request, the Property Manager and the Special Servicer shall each furnish the Issuers and the Indenture Trustee with its most recent financial statements and such other information as it possesses, and which it is not prohibited by confidentiality (including attorney-client privilege), applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise. Each Issuer may, but is not obligated to, enforce the obligations of the Property Manager and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Property Manager or the Special Servicer hereunder, or exercise the rights of the Property Manager or the Special Servicer hereunder; provided, however, that neither the Property Manager nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by any such Issuer or its designee. The Issuers shall not have any responsibility or liability for any action or failure to act by or with respect to the Property Manager or the Special Servicer.

Section 5.06        Designation of Special Servicer by the Indenture Trustee.

Subject to Section 5.04 and Section 6.02, and only in the event that the Back-Up Manager cannot serve, the Indenture Trustee may from time to time designate a Person to serve as Special Servicer hereunder to replace any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. The Indenture Trustee shall so designate a Person to serve by the delivery to the Issuers, the Property Manager and the existing Special Servicer of a written notice stating such designation. The Indenture Trustee shall, promptly after delivering any such notice, deliver to the applicable Rating Agency an executed Notice and Acknowledgment in the form attached hereto as Exhibit C-1. The designated Person shall become the Special Servicer on the date that any Issuer and the Indenture Trustee shall have satisfied the Rating Condition with respect to such appointment. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Issuers and the Indenture Trustee of (i) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit C-2, executed by the designated Person, and (ii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 5.06 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person’s becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 5.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Indenture Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer’s responsibilities and rights hereunder.

Section 5.07        Property Manager or Special Servicer as Owner of Notes.

The Property Manager or an Affiliate of the Property Manager, or the Special Servicer or an Affiliate of the Special Servicer or Back-Up Manager or its Affiliates, may become the holder of any Notes or any Issuer Interests with the same rights as it would have if it were not the Property Manager, the Special Servicer or any such Affiliate. Subject to Section 3.17, if, at any time during which the Property Manager, the Special Servicer or any of their respective Affiliates is the holder of any Note or Issuer Interests, the Property Manager or the Special Servicer proposes to take or omit to take action (i) which action or omission is not expressly prohibited by the terms hereof and would not, in the Property Manager or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) which action, if taken, or omission, if made, might nonetheless, in the Property Manager’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Property Manager or the Special Servicer may, but need not, seek the approval of the Noteholders and the holders of the Issuer Interests to such action or omission by delivering to each Issuer and the Indenture Trustee a written notice that (a) states that it is delivered pursuant to this Section 5.07, (b) identifies the portion of Notes and Issuer Interests beneficially owned by the Property Manager or the Special Servicer or an Affiliate of the Property Manager or the Special Servicer, as applicable, and (c) describes in reasonable detail the action that the Property Manager or the Special Servicer, as the case may be, proposes to take. Upon receipt of such notice, each Issuer shall forward such notice to the applicable holders of the Issuer Interests. If, at any time, the holders of Issuer Interests representing greater than 50% of the Issuer Interests and a Requisite Global Majority (calculated without regard to the Notes or Issuer Interests beneficially owned by the Property Manager and its Affiliates or the Special Servicer and its Affiliates, as applicable) separately consent in writing to the proposal described in the related notices, and if the Property Manager or the Special Servicer shall act as proposed in the written notice, and if the Property Manager or the Special Servicer, as the case may be, takes action or omits to take action as proposed in such notices, such action or omission will be deemed to comply with the Servicing Standard. It is not the intent of the foregoing provision that the Property Manager or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

ARTICLE VI
SERVICER REPLACEMENT EVENTS

Section 6.01        Servicer Replacement Events.

(a)               “Servicer Replacement Event” wherever used herein with respect to the Property Manager or Special Servicer, means any one of the following events:

(i)                 any failure by the Property Manager or the Special Servicer to remit to the Collection Account, the Release Account or the Payment Account (or to the Indenture Trustee for deposit into the Payment Account) any amount as and when required to be so remitted pursuant to the terms of this Agreement, the Indenture, the Master Exchange Agreement or the Escrow Agreement, which failure remains unremedied for two (2) Business Days; or

(ii)              the Property Manager fails to make any P&I Advance as required by this Agreement, which failure remains unremedied upon the time set forth in Section 3.03(b); or

(iii)            the Property Manager fails to make any Property Protection Advance as required by the Indenture or this Agreement, which failure remains unremedied for the earlier of (A) four (4) Business Days and (B) the due date for which such Property Protection Advance is being made; or

(iv)             any failure on the part of the Property Manager or the Special Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Property Manager or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days (or such longer period as is reasonably required to cure the subject matter provided that (A) the Property Manager or the Special Servicer shall diligently prosecute such cure, (B) such extended cure period does not have a material adverse effect on any Issuer, the Noteholders or the Properties and (C) such longer period shall not exceed 60 days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Property Manager and the Special Servicer by any other party hereto or the Property Manager or the Special Servicer otherwise has notice of such failure; or

(v)               any breach on the part of the Property Manager or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Issuer, which remains unremedied for five (5) days after the earlier of the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Property Manager and the Special Servicer by any other party hereto or the Property Manager or Special Servicer becomes aware of any such breach; or

(vi)             there shall have been commenced before a court or agency or supervisory authority having jurisdiction an involuntary proceeding against the Property Manager or the Special Servicer under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, which action shall not have been dismissed for a period of ninety (90) days; or

(vii)          the Property Manager or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(viii)        the Property Manager or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors; or

(ix)             either the Property Manager or the Special Servicer assigns any of its obligations under this Agreement to any third party other than as permitted under this Agreement or any other Transaction Document; or

(x)               either the Property Manager or the Special Servicer fails to observe reporting requirements, which failure remains unremedied for five (5) days after notice; provided, that with respect to the delivery of the Determination Date Report, such period shall be for one (1) day after notice; or

(xi)             a material adverse change occurs with respect to the Property Manager or the Special Servicer, which remains unremedied for thirty (30) days; or

(xii)          a Change of Control shall occur with respect to STORE Capital with respect to which consent was not previously obtained from the Requisite Global Majority; or

(xiii)        any Issuer or the Indenture Trustee shall have received confirmation in writing from any Rating Agency that the failure to remove the Property Manager or the Special Servicer in such capacity would in and of itself cause a downgrade, qualification or withdrawal of any of the ratings then assigned by such Rating Agency to any Class of the Notes; or

(xiv)         an Event of Default under Section 4.01(a), (b), (c), (f), (g) or (j) of the Indenture shall have occurred; or

(xv)           any other Event of Default under the Indenture, other than an Event of Default under Section 4.01(a), (b), (c) (f), (g) or (j) thereof, shall have occurred and the Indenture Trustee shall have accelerated the Notes; or

(xvi)         the Monthly DSCR shall be less than 1.1 for three (3) consecutive Payment Dates; or

(xvii)      the Net Worth of STORE Capital shall be less than $100,000,000.

When a single entity acts as Property Manager and Special Servicer, a Servicer Replacement Event in one capacity shall constitute a Servicer Replacement Event in each capacity; provided, however, that, subject to this Section 6.01(a), each Issuer, the Indenture Trustee and the holders of the Notes and the Issuer Interests may at their option elect to terminate the Property Manager or the Special Servicer in one or the other capacity rather than both such capacities. Each of the Property Manager and the Special Servicer will notify the Indenture Trustee and the Back-Up Manager in writing of the occurrence of a Servicer Replacement Event or an event that, with the giving of notice or the expiration of any cure period, or both, would constitute a Servicer Replacement Event promptly upon obtaining knowledge thereof.

Section 6.02        Appointment of Successor Servicer.

(a)               If any Servicer Replacement Event (other than under clauses (ii) or (iii) of Section 6.01(a) above) with respect to the Property Manager or the Special Servicer (in either case, for purposes of this Section 6.02, the “Defaulting Party”) shall occur and be continuing, then, and in each and every such case, subject to the remainder of this Section 6.02, the Indenture Trustee shall cause the initial Property Manager and/or the initial Special Servicer to be replaced with the Back-Up Manager, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto) and (y) terminate all of the rights and obligations accruing from and after such notice of the Defaulting Party under this Agreement and in and to the Collateral (other than as a holder of any Note or Issuer Interest). All notices by the Indenture Trustee of a Servicer Replacement Event shall be concurrently delivered to the Noteholders with a notice advising the Noteholders of their right to waive such Servicer Replacement Event. In the event that the Noteholders (excluding STORE Capital or any of its Affiliates) representing the Requisite Global Majority have either approved of the removal of the Property Manager or the Special Servicer in accordance with this Agreement or not waived the occurrence of such Servicer Replacement Event within thirty (30) days of such notice, the Indenture Trustee will cause the initial Property Manager and/or the initial Special Servicer to be replaced with the Back-Up Manager. Upon the occurrence of a Servicer Replacement Event under clause (ii) or (iii) with respect to the initial Property Manager or the initial Special Servicer, the Indenture Trustee shall immediately terminate the initial Property Manager and initial Special Servicer and shall replace them with the Back-Up Manager.

Upon the occurrence of a Servicer Replacement Event with respect to the Property Manager or the Special Servicer that is not STORE Capital or an Affiliate of an Issuer, the Indenture Trustee (i) may (with the consent of the Requisite Global Majority) cause the Property Manager and/or the Special Servicer to be replaced with a successor Property Manager (the “Successor Property Manager”) and/or successor Special Servicer (the “Successor Special Servicer”), and (ii) shall at the direction of the Requisite Global Majority cause the Property Manager and/or the Special Servicer to be replaced with a Successor Property Manager and/or Successor Special Servicer.

(b)               From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Issuers (other than as a holder of any Note or Issuer Interest) or the Mortgage Loans, Leases or Properties or otherwise, shall pass to and be vested in the Back-Up Manager pursuant to and under this Section, and, without limitation, the Back-Up Manager is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans, Leases, Properties and related documents, or otherwise.

(c)               The appointment of a Successor Property Manager or Successor Special Servicer will be subject to, among other things, (i) except in the case of the appointment of KeyBank National Association as the Successor Property Manager or Successor Special Servicer, the satisfaction of the Rating Condition and (ii) the written agreement of the Successor Property Manager or Successor Special Servicer to be bound by the terms and conditions of this Agreement, together with an Opinion of Counsel regarding the enforceability of such agreement. Subject to the foregoing, any person, including any holder of Notes or Issuer Interests or any Affiliate thereof, may be appointed as the Successor Property Manager or Successor Special Servicer.

(d)               In the event that a Successor Property Manager or Successor Special Servicer has failed to assume the responsibilities of the Property Manager or Special Servicer as provided in this Agreement within 30 days of written notice of termination, the Back-Up Manager will be both the Property Manager and the Special Servicer, under this Agreement; provided, however, that each Issuer will have the right to replace the Back-Up Manager acting as Property Manager or Special Servicer without cause upon 30 days’ written notice. If KeyBank is terminated as the Property Manager or Special Servicer under this Agreement, such termination shall be deemed to automatically terminate KeyBank as the Property Manager, the Special Servicer and the Back-Up Manager, as applicable. In addition, if the Back-Up Manager, as Property Manager, or Special Servicer makes any Advances or incurs any other expenses in accordance with the terms and provisions of this Agreement, any Successor Property Manager will be required to reimburse the Back-Up Manager, as predecessor Property Manager or predecessor Special Servicer, for such Advances and other expenses incurred in accordance with the terms and provisions of this Agreement as a condition to its appointment as successor Property Manager.

Each of the Property Manager and the Special Servicer agrees that, if it is terminated pursuant to this Section 6.02, it shall promptly (and in any event not later than ten (10) days subsequent to its receipt of the notice of termination) provide the Indenture Trustee and Back-Up Manager with all documents and records in its possession requested thereby to enable the Back-Up Manager (or such other applicable successor) to assume the Property Manager or Special Servicer’s, as the case may be, functions hereunder, and shall cooperate with the Back-Up Manager (or such other applicable successor) in effecting the termination of the Property Manager or Special Servicer’s, as the case may be, responsibilities and rights hereunder, including the transfer within two (2) Business Days to the Back-Up Manager (or such other applicable successor) for administration by it of all cash amounts that shall at the time be or should have been credited by the Property Manager or the Special Servicer to the Collection Account or thereafter be received by or on behalf of it with respect to any Mortgage Loan, Lease or Property (provided, however, that the Property Manager and the Special Servicer each shall, if terminated pursuant to this Section 6.02, continue to be obligated for or entitled to pay or receive all costs in connection with such transfer and all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 5.03 notwithstanding any such termination). In the event any Advances made by the Property Manager or the Indenture Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied first entirely to Advances made by the Indenture Trustee (and the accrued and unpaid interest thereon) until such Advances made by the Indenture Trustee (and the accrued and unpaid interest thereon) shall have been repaid in full and then to Advances made by the Property Manager (and the accrued and unpaid interest thereon). Any costs or expenses in connection with any actions to be taken by the Property Manager or Special Servicer pursuant to this paragraph shall be borne by the Property Manager or Special Servicer, as the case may be, and to the extent not paid by such defaulting party, such expense shall be borne by the applicable Issuer and paid from amounts distributed pursuant to Section 2.11(b) of the Indenture. In the event that the Back-Up Manager cannot serve, the Indenture Trustee may designate a Person to serve as Back-Up Manager hereunder to replace any Property Manager and/or Special Servicer that has resigned or otherwise ceased to serve as Property Manager and/or Special Servicer. The Indenture Trustee shall so designate a Person to so serve by the delivery to the Issuers, the Property Manager and the existing Special Servicer of a written notice stating such designation.

Section 6.03        Back-Up Manager.

(a)               The Back-Up Manager shall maintain current servicing records and systems concerning the Properties, the Leases and the Mortgage Loans in order to enable it to timely and efficiently assume the responsibilities of the Property Manager and/or Special Servicer in accordance with the Servicing Standard and otherwise in accordance with the terms and conditions of this Agreement.

(b)               Subject to Section 6.02, following a Servicer Replacement Event, the Property Manager shall arrange for the delivery to the Back-Up Manager of all of the Servicing Files, which Servicing Files shall contain sufficient data to permit the Back-Up Manager to assume the duties of the Property Manager or Special Servicer hereunder without delay. Subject to Section 6.02, following the Servicer Replacement Event with respect to the Special Servicer, the Special Servicer shall arrange for the delivery to the Back-Up Manager of each of the Servicing Files for any Specially Managed Unit, which Servicing Files shall contain sufficient data to permit the Back-Up Manager to assume the duties of the Special Servicer hereunder without delay. If KeyBank is the Back-Up Manager, (i) any appointment of Back-Up Manager as Property Manager or Special Servicer shall be deemed to be an appointment of Back-Up Manager as both Property Manager and Special Servicer and (ii) in the event KeyBank is terminated as Property Manager or Special Servicer, KeyBank shall automatically be terminated both as Property Manager and Special Servicer. In the event KeyBank is terminated as Sub-Manager under the Sub-Management Agreement, it shall automatically be terminated as Property Manager, Special Servicer and Back-Up Manager, as applicable.

(c)               Subject to Section 6.02, following a Servicer Replacement Event, the Back-Up Manager shall use reasonable efforts to diligently complete the physical transfer of servicing from the terminated Property Manager or Special Servicer with the cooperation of such Defaulting Party. From and after the date physical transfer of servicing is completed (the “Back-Up Servicing Transfer Date”), the Back-Up Manager shall service and/or specially service the Properties, Leases and the Mortgage Loans in accordance with the provisions of this Agreement with all the rights and obligations of the Property Manager and the Special Servicer and shall have no liability or responsibility with respect to any obligations of each Defaulting Party, arising or accruing prior to the Back-Up Servicing Transfer Date. Each Issuer, if it determines in its reasonable discretion that enforcement rights and/or remedies are available to the Noteholders against the terminated Property Manager or Special Servicer and it is prudent under the circumstances to enforce such rights, agree to enforce their rights under this Agreement against the terminated Property Manager or Special Servicer, including any rights they have to enforce each Defaulting Party’s obligation to fully cooperate in the orderly transfer and transition of servicing and otherwise comply with the terms of this Agreement. In the event that the Back-Up Manager discovers or becomes aware of any errors in any records or data of each Defaulting Party which impairs its ability to perform its duties hereunder, the Back-Up Manager shall notify each Issuer and the Indenture Trustee in writing of such errors and shall, at each Defaulting Party’s expense (or, if not paid by such party, as a Property Protection Advance) and upon the Issuers’ direction, undertake to correct or reconstruct such records or data.

(d)               From and after the date of this Agreement until the Back-Up Servicing Transfer Date, the Property Manager shall provide or cause to be provided to the Back-Up Manager on or before the 20th day of each month, in electronic form, a complete data tape of the Mortgage Loan Schedule, the Owned Property Schedule and such other information as any Issuer may reasonably deem necessary, including all information necessary to determine the Release Price and original purchase price paid by the applicable Issuer, and shall make available to the Back-Up Manager a copy of each Determination Date Report and any Special Servicer Report. In addition, the Property Manager shall provide all other documents and materials as are reasonably requested by the Back-Up Manager. The Back-Up Manager will perform an initial comprehensive data integrity review and a monthly review of this information to determine whether it provides adequate information to enable the Back-Up Manager to perform its obligations hereunder as the Back-Up Manager. To the extent that the Back-Up Manager determines within ten (10) calendar days of its receipt of such information that such information is inadequate for the Back-Up Manager to perform its obligations as the Back-Up Manager, the Back-Up Manager will provide prompt written notice to each Issuer, the Indenture Trustee and the Property Manager identifying any deficiencies in such information that do not enable the Back-Up Manager to perform its obligations as the Back-Up Manager. The Property Manager shall use its best efforts to provide any such deficient information to the Back-Up Manager within ten (10) calendar days of receipt of such notice from the Back-Up Manager.

(e)               Within ten (10) Business Days of the date of receipt from the Property Manager, the Back-Up Manager shall, in order to understand the purpose of each data field (and the interrelationships among such data fields), review the form of Determination Date Report and the Special Servicer Report, each in the form agreed to by the Property Manager, the Indenture Trustee and the Back-Up Manager. Provided the data in the Determination Date Report and the Special Servicer Report are in a format readable by the Back-Up Manager, the Back-Up Manager shall create a set of conversion routines and database mapping programs, as necessary, that will enable the Back-Up Manager to (i) receive such data from the Property Manager on a monthly basis and to ensure that the data is readable, and (ii) independently generate such Determination Date Reports and Special Servicer Reports, as applicable, following the Back-Up Servicing Transfer Date; provided, however, that the Back-Up Manager shall have no obligations with respect to the information contained in the Determination Date Report with respect to the U.S. Risk Retention Agreement.

(f)                On a monthly basis, the Back-Up Manager shall (x) verify receipt of the Determination Date Report and the Special Servicer Report required to be delivered by the Property Manager, and (y) verify that such records and data are in a readable format.

(g)               The Back-Up Manager may resign from its obligations under this Agreement (i) pursuant to the terms and provisions of Section 5.04, and (ii) other than in connection with a resignation under the last paragraph of Section 5.04, if the Back-Up Manager identifies a successor back-up manager who agrees to undertake the obligations of the Back-Up Manager under this Agreement and provides the Indenture Trustee with written confirmation of satisfaction of the Rating Condition.

Section 6.04        Additional Remedies of Issuers and the Indenture Trustee upon a Servicer Replacement Event.

During the continuance of any Servicer Replacement Event, so long as such Servicer Replacement Event shall not have been remedied, in addition to the rights specified in Section 6.01, each Issuer shall have the right, and the Indenture Trustee shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies of the holders of the Issuer Interests and the Notes (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Replacement Event.

ARTICLE VII

TRANSFERS AND EXCHANGES OF PROPERTIES AND MORTGAGE LOANS BY ISSUERS; RELEASE OF PROPERTIES AND MORTGAGE LOANS BY ISSUERS

Section 7.01        Exchange of Mortgage Loans and Properties.

(a)               Each Issuer may remove Released Assets and Exchanged Assets from the Collateral Pool in exchange for the addition of one or more Qualified Substitute Properties, Qualified Substitute Hybrid Leases or Qualified Substitute Loans, as applicable to the Collateral Pool provided that after giving effect to a substitution or exchange pursuant to this Section 7.01, (i) the sum of the Collateral Value of all Released Assets and Exchanged Assets released or exchanged since the Initial Closing Date shall not exceed 35% of the Aggregate Collateral Value (measured as of the most recent Issuance Date); and (ii) the sum of the Collateral Value of all Released Assets released since the Initial Closing Date by paying the Release Price, solely to the extent such Release Price was applied to any of the Notes as Unscheduled Principal Payments, shall not exceed 25% of the Aggregate Collateral Value (measured as of the most recent Issuance Date); provided, after each of the Series 2013-1 Notes, the Series 2013-2 Notes, the Series 2013-3 Notes, the Series 2014-1 Notes, the Series 2015-1 Notes and the Series 2016-1 Notes have been repaid in full, in connection with the issuance of each subsequent Series of Notes, the limitations described in sentence paragraph may be reset such that (i) the sum of the Collateral Value of the Exchanged Assets or Released Assets, as applicable, will reflect the aggregate Exchanged Assets or Released Assets exchanged or released since the prior Issuance Date and (ii) the maximum percentages of the Collateral Pool that may be exchanged or released may be subject to change; provided further that in connection with each issuance and the changes described in this sentence, the Rating Condition has been satisfied. No Property will constitute a Qualified Substitute Property or Qualified Underlying Property, no Mortgage Loan will constitute a Qualified Substitute Loan and no Hybrid Lease will constitute a Qualified Substitute Hybrid Lease, unless, after giving effect to the transfer of such Property, Mortgage Loan or Hybrid Lease to the related Issuer, either (i) a Maximum Property Concentration is not exceeded, or (ii) if, prior to such substitution, an existing Maximum Property Concentration is already exceeded, the addition of such Qualified Substitute Property, Qualified Underlying Property, Qualified Substitute Hybrid Lease or Qualified Substitute Loan will reduce the Maximum Property Concentration or such Maximum Property Concentration will remain unchanged after giving effect to such substitution. In addition, no exchange of a Property, Lease or Mortgage Loan to a third party or to a STORE SPE may occur if an Early Amortization Period would occur as a result of such exchange. In the event that Released Properties in an amount greater than 25% of the Aggregate Collateral Value are released, the Property Manager will use best efforts to invest the related excess Release Price in the Release Account to purchase Qualified Substitute Properties in exchange for such Released Assets; provided, in the event the Property Manager is not able to purchase Qualified Substitute Properties in exchange, after 12 months, the proceeds will be required to be paid to Noteholders in accordance with this Agreement. Notwithstanding the foregoing, a sale, substitution or exchange pursuant to any of Sections 2.03, 3.15, 7.02, 7.03, 7.05, 7.06, 7.07, 7.08, 7.09 or 7.10 shall not be taken into consideration for purposes of the maximum limitations set forth in the first sentence of this Section 7.01(a).

(b)               In the event that any Issuer elects to substitute one or more Qualified Substitute Properties, Qualified Substitute Hybrid Leases or Qualified Substitute Loans pursuant to this Section 7.01, the Property Manager shall require such Issuer to deliver to the Custodian all documents as specified in the definition of “Lease File” or “Loan File,” as applicable, in Section 1.01 with respect to each Qualified Substitute Property. Qualified Substitute Hybrid Lease or Qualified Substitute Loan in accordance with this Agreement. Monthly Lease Payments due with respect to Qualified Substitute Properties and Qualified Substitute Hybrid Leases and Monthly Loan Payments due with respect to Qualified Substitute Loans in the month of substitution shall not be part of the Collateral and will be retained by the Property Manager and remitted by the Property Manager to such Issuer on the next succeeding Payment Date. For the month of substitution, the Available Amount shall include the Monthly Lease Payment due on the Lease for the Removed Property and Monthly Loan Payment due on the Mortgage Loan for the Removed Loan for such month and, thereafter, the applicable Issuer designee shall be entitled to retain all amounts received in respect of such Lease or Mortgage Loan. On or prior to the effective date of any such substitution, the Property Manager shall deliver to the Custodian and each Issuer an amended Owned Property Schedule and an amended Mortgage Loan Schedule reflecting the addition to the Collateral of each new Qualified Substitute Property and related Lease, Qualified Substitute Hybrid Lease and Qualified Substitute Loan and the removal from the Collateral of each Removed Property and related Lease and Removed Loan. Upon such substitution, each Qualified Substitute Property, Qualified Substitute Hybrid Lease and Qualified Substitute Loan shall be subject to the terms of this Agreement in all respects, and the applicable Issuer shall be deemed to have made the representations and warranties contained in Section 2.20 of the Indenture with respect to each Qualified Substitute Property, Section 2.21 of the Indenture with respect to each Qualified Substitute Loan and Section 2.20, Section 2.21 and Section 2.22 with respect to each Qualified Substitute Hybrid Lease, as applicable, and the applicable Issuer shall deliver to the Custodian a certificate in the form of Exhibit G attached hereto certifying to the Custodian that such exceptions as have been proposed by the Property Manager or the Issuers are materially consistent with the underwriting criteria for existing Properties and Mortgage Loans.

(c)               Each Issuer shall effect such substitution by having each Qualified Substitute Property, which may include Replacement Properties acquired by an Issuer pursuant to a Master Exchange Agreement, and Owned Property relating to each Qualified Substitute Hybrid Lease deeded (or, with respect to Qualified Substitute Properties, having the leasehold interest in the ground lease therein assigned) or Qualified Substitute Loan and loan component of each Qualified Substitute Hybrid Lease assigned to such Issuer and distributing or otherwise transferring the Removed Property or Removed Loan to its members and delivering to and depositing with the Custodian (i) the deed (or assignment of Ground Lease), if applicable, and any other transfer documents transferring such Qualified Substitute Property (or leasehold interest in the ground lease), Qualified Substitute Hybrid Lease or Qualified Substitute Loan to such Issuer, (ii) the deed (or assignment of Ground Lease), if applicable, and any other transfer documents transferring such Removed Property (or leasehold interest in the ground lease) or Removed Loan to such Issuer’s members, or the entity purchasing the Removed Property or Removed Loan, (iii) the Lease Files for such Qualified Substitute Properties or Qualified Substitute Hybrid Leases or Loan Files for such Qualified Substitute Loan, in each case, together with Opinions of Counsel, all of which shall meet the Lease File or Loan File requirements for such Qualified Substitute Property, Qualified Substitute Hybrid Lease or Qualified Substitute Loan, and (iv) an Officer’s Certificate certifying that all of the taxes (including transfer taxes with respect to Qualified Substitute Property or Qualified Substitute Hybrid Lease) in connection with the acquisition of the Qualified Substitute Property, Qualified Substitute Hybrid Lease or Qualified Substitute Loan and the transfer of the Removed Property or Removed Loan have been paid.

(d)               Upon receipt of an Officer’s Certificate from the Property Manager or the applicable Issuer to the effect that all requirements with respect to any substitution pursuant to the foregoing terms of this Section 7.01 have been satisfied, which Officer’s Certificate shall be furnished by the Property Manager upon becoming appropriate, and upon which the Indenture Trustee shall be permitted to fully rely and shall have no liability for so relying without any obligation to confirm or verify, (i) the Indenture Trustee shall release or cause to be released to such Issuer’s designee the related Lease File for the Removed Property or Loan File for the Removed Loan and (ii) each of the Indenture Trustee, the Collateral Agent and such Issuer shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Issuer’s designee the ownership of the Removed Property and the related Lease or the Removed Loan and to release any Mortgage or other lien or security interest in such Removed Property or the related Lease or the Removed Loan. In connection with any such release or transfer, the Special Servicer shall deliver the related Servicing File to such Issuer’s designee. Simultaneously with any substitution made pursuant to this Section 7.01, such Issuer shall distribute the Removed Property and Lease or the Removed Loan to its members or transfer the Removed Property and Lease or the Removed Loan to a third party purchaser.

(e)               Any Release Price received by the applicable Issuer in connection with the release of a Released Property or Released Loan pursuant to this Section 7.01 or the other terms and provisions of this Agreement shall first be deposited into the Release Account and, after payment of any unreimbursed Extraordinary Expenses, Advances (plus Advance Interest thereon) and Emergency Protection Expenses related to such Released Property or Released Loan and the expenses related to such release, shall either (i) be applied by such Issuer to acquire a Qualified Substitute Property, Qualified Substitute Hybrid Lease or Qualified Substitute Loan, as applicable, within twelve months following the related release or (ii) be deposited as Unscheduled Proceeds into the Collection Account to be paid as Unscheduled Principal Payments on the related Payment Date. Any amounts remaining in the Release Account related to such a Release and following such twelve month period will be transferred as Unscheduled Proceeds into the Collection Account and applied as Unscheduled Principal Payments on the following Payment Date. Notwithstanding the foregoing, during the continuance of an Early Amortization Period, all amounts on deposit in the Release Account will be transferred as Unscheduled Proceeds into the Collection Account and applied as Unscheduled Principal Payments, after payment of Collateral Pool Expenses in accordance with Section 2.11(b) of the Indenture, on the Payment Date following the occurrence of such Early Amortization Period.

(f)                No exchange of a Property may occur if an Early Amortization Period would commence as a result of such exchange.

(g)               In certain cases, a Qualified Substitute Property may be added to the Collateral Pool prior to the removal of the related Exchanged Asset. In addition, a Qualified Substitute Property may be added to the Collateral Pool prior to the payment of the related Release Price, so long as all of the requirements set forth in this Section 7.01 are completed.

Section 7.02        Sale Pursuant to Third Party Purchase Option.

(a)               If any Person shall exercise its Third Party Purchase Option prior to the Rated Final Payment Date, the applicable Issuer shall, simultaneously with the transfer of the applicable Property pursuant to the Third Party Purchase Option, deposit the Third Party Option Price into the Release Account, and upon receipt of an Officer’s Certificate from the Property Manager or the Issuers to the effect that such deposit has been made (which the Property Manager shall deliver to the Indenture Trustee and the Issuers promptly upon such deposit being made and upon which Officer’s Certificate the Indenture Trustee shall be permitted to fully rely and shall have no liability for so relying without any obligation to confirm or verify), the Indenture Trustee shall release to such Issuer or its designee the related Lease File and execute and deliver such instruments of release, transfer or assignment, in each case without recourse, that shall be provided by such Issuer or the Property Manager and reasonably necessary to release the subject Mortgage and the other liens and security interests in such Property and the related Lease.

(b)               After such release, the released Property shall not be deemed to be a Property (except for the purposes of obligations under the Transaction Documents that are expressly provided to survive repayment in full of the Notes and satisfaction of the Mortgage).

Section 7.03        Transfer of Lease to New Property.

In the event a Tenant under a Lease requests that such Lease be modified to apply to a different Property (the “Lease Transfer Property”) owned by such Tenant or substituted for a Lease on a different Property owned by such Tenant, the related Issuer may, with the approval of the Property Manager or the Special Servicer, as applicable, to the extent permitted under the subject Lease or imposed by the Property Manager, approve such transfer. Each of the Property Manager, the Special Servicer and the applicable Issuer has covenanted that it will not give its consent to a transfer unless: (i) the substituted property is a Qualified Substitute Property; (ii) all Advances, Extraordinary Expenses and Emergency Property Expenses related to the Property being transferred are reimbursed; and (iii) such Lease will not be treated as a new Lease but instead will be treated as a modification of the original Lease. Such Qualified Substitute Property will be included in the Collateral Pool and pledged to the Indenture Trustee to secure the Notes. Upon the Indenture Trustee’s receipt of an Officer’s Certificate from the Property Manager or the Special Servicer to the effect that such modification or substitution has been completed in accordance with the terms hereof (which shall include a certification that such Issuer has executed and delivered a Mortgage with respect thereto to the Indenture Trustee) and that the Required Conditions have been satisfied (upon which Officer’s Certificate the Indenture Trustee shall be permitted to fully rely and shall have no liability for so relying without any obligation to confirm or verify) the Indenture Trustee shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it by such Issuer and are reasonably necessary to release any lien or security interest in the original Property and related Lease, whereupon such original Property shall be free and clear of the lien of the Indenture and any Mortgage and the other Transaction Documents. Any proceeds of such sale, transfer or other disposition shall not constitute part of the Collateral and shall not be deposited in the Collection Account or the Release Account.

Section 7.04        Release of Property by an Issuer.

(a)               The applicable Issuer shall have the right to have released from the lien of the related Mortgage and the Indenture any Property and related Leases (including Hybrid Leases) or Mortgage Loan (following such release, a “Released Loan” or “Released Property”, as applicable) by depositing in the Release Account an amount equal to the Release Price in immediately available funds for the Released Property or Released Loan and satisfying the Required Conditions. Upon the Indenture Trustee’s receipt of an Officer’s Certificate by the applicable Issuer or Property Manager certifying that all Required Conditions have been satisfied, the Indenture Trustee shall release to such Issuer or its designee the related Lease File or Loan File and execute and deliver such instruments of release, transfer or assignment, in each case without recourse, that shall be provided to it by such Issuer and are reasonably necessary to release any Mortgage or other lien or security interest in such Property and the related Lease or Mortgage Loan.

(b)               After giving effect to a release pursuant to this Section 7.04, (i) the sum of the Collateral Value of all Released Assets and Exchanged Assets released or exchanged since the Initial Closing Date shall not exceed 35% of the Aggregate Collateral Value (measured as of the most recent Issuance Date); and (ii) the sum of the Collateral Value of all Released Assets released since the Initial Closing Date by paying the Release Price, solely to the extent such Release Price was applied to any of the Notes as Unscheduled Principal Payments, shall not exceed 25% of the Aggregate Collateral Value (as measured as of the most recent Issuance Date); provided, after each of the Series 2013-1 Notes, the Series 2013-2 Notes, the Series 2013-3 Notes, the Series 2014-1 Notes, the Series 2015-1 Notes and the Series 2016-1 Notes have been repaid in full, in connection with the issuance of each subsequent Series of Notes, the limitations described in sentence paragraph may be reset such that (i) the sum of the Collateral Value of the Exchanged Assets or Released Assets, as applicable, will reflect the aggregate Exchanged Assets or Released Assets exchanged or released since the prior Issuance Date and (ii) the maximum percentages of the Collateral Pool that may be exchanged or released may be subject to change; provided further that in connection with each issuance and the changes described in this sentence, the Rating Condition has been satisfied. Notwithstanding the foregoing, a sale, substitution or exchange pursuant to any of Sections 2.03, 3.15, 7.02, 7.03, 7.05 or 7.06 shall not be taken into consideration for purposes of this Section 7.04(b).

(c)               No sale of a Property or Mortgage Loan to a third party or to a STORE SPE may occur if an Early Amortization Period would occur as a result of such purchase.

Section 7.05        Terminated Lease Property and REO Property.

An Issuer may remove a Terminated Lease Property or REO Property from the Collateral Pool in exchange for the addition of one or more Qualified Substitute Properties to the Collateral Pool pursuant to the provisions of Section 7.01.

Section 7.06        Risk-Based or Credit Risk Substitution.

Each applicable Issuer may (A) with respect to a Lease other than a Hybrid Lease, remove a Property from the Collateral Pool in exchange for the addition of one or more Qualified Substitute Properties to the Collateral Pool, (B) remove a Hybrid Lease in exchange for one or more Qualified Substitute Hybrid Leases or Qualified Substitute Properties, and (C) solely with respect to (iv) below, remove a Mortgage Loan from the Collateral Pool in exchange for the addition of one or more Qualified Substitute Loans or Qualified Substitute Properties to the Collateral Pool; pursuant to the provisions of Section 7.01 provided that either: (i) the remaining term to maturity of the related Lease is less than five (5) years from the date of the proposed substitution and the Property Manager, in accordance with the Servicing Standard, determines that there is a reasonable risk of non-renewal of such Lease (“Non-Renewal Risk”); (ii) based on written communications from the Tenant under such Lease, the Property Manager, in accordance with the Servicing Standard, determines that there is a Non-Renewal Risk; (iii) such Issuer has received from the Tenant under the Lease for such Property written notice of the non-renewal of such Lease; or (iv) the Property Manager, in accordance with the Servicing Standard, determines that there is a credit risk or risk of default by the Tenant under such Lease or the Borrower under such Mortgage Loan, as applicable, that could reasonably be likely to result in shortfalls to Noteholders in the Priority of Payments (“Credit Risk” and any substitution related to clauses (i), (ii), (iii) or (iv), collectively, a “Risk-Based Substitution”). In addition, the Property Manager or the applicable Issuer shall provide to the Indenture Trustee an explanation of the Non-Renewal Risk or Credit Risk, including, if applicable, a copy of any written communication from the Tenant or Borrower related to such Non-Renewal Risk or Credit Risk, as well as a summary description of the anticipated Qualified Substitute Property, Qualified Substitute Hybrid Lease or Qualified Substitute Loan, as applicable.

Section 7.07        Disposition Period.

During the Disposition Period, the Property Manager will be required to utilize efforts consistent with the Servicing Standard to cause all of the Leases, Properties and Mortgage Loans to be released from the Collateral Pool prior the Rated Final Payment Date by receiving payment of the Release Price for such Properties through the sale of such Properties to a third party or to a STORE SPE.

Section 7.08        Qualified Deleveraging Event.

In connection with an Early Refinancing Prepayment as permitted pursuant to the terms of any applicable Series Supplement, an Issuer may release Owned Properties, Hybrid Leases or Loans with an aggregate Allocated Loan Amount not to exceed the Qualified Release Amount; provided, however, the sum of the Collateral Value of such Released Assets, combined with all Released Assets released since August 23, 2012 by paying the Release Price, shall not exceed 35% of the Aggregate Collateral Value (measured as of the most recent Issuance Date); provided further, the release of such Released Assets (i) shall not trigger an Indenture Event of Default or Early Amortization Period (including but not limited to the Issuers’ obligations to maintain the 3-month Average DSCR), (ii) shall result in the Rating Condition being satisfied; (iii) shall not cause a Maximum Property Concentration to be exceeded (or if, prior to such release, an existing Maximum Property Concentration is already exceeded, the release of such Owned Properties will reduce the Maximum Property Concentration or such Maximum Property Concentration will remain unchanged after giving effect to such release) and (iv) shall not cause the Weighted Average Unit FCCR of the properties remaining in the Collateral Pool to be less than the Weighted Average Unit FCCR of the Collateral Pool prior to such release. Notwithstanding the foregoing, an exchange or sale of a Hybrid Lease, Loan or Property in connection with a Collateral Defect, Terminated Lease Properties, sales pursuant to the exercise of Third Party Purchase Options, Lease Transfer Properties, Risk-Based Substitutions or sales during the Disposition Period shall not be taken into consideration for purposes of the 35% maximum described in the prior sentence. In addition, after each of the Series 2013-1 Notes, the Series 2013-2 Notes, the Series 2013-3 Notes, the Series 2014-1 Notes, the Series 2015-1 Notes and the Series 2016-1 Notes have been repaid in full, for any release of Owned Properties, Hybrid Leases or Loans in connection with a Qualified Deleveraging Event, (i) no Make Whole Amount shall be due with respect to such release and (ii) the Released Assets in connection with such release shall not be counted toward the calculation of all Released Assets subject to the 35% limitation described above.

Section 7.09        Series Collateral Release.

(a)               Subject to any additional requirements set forth in any applicable Series Supplement, the Issuer may remove a Property from the Collateral Pool in connection with a Series Collateral Release. Any Series Collateral Release Price received on a Series Collateral Release shall be deposited into the Collection Account and applied by the Indenture Trustee on the date of such Series Collateral Release, at the direction of the Issuers, (A) to repay certain outstanding Notes as designated by the Issuers, in whole or in part, in accordance with Section 7.01 of the Indenture and/or (B) as Unscheduled Proceeds.

(b)               After such release, the released Property shall not be deemed to be a Property (except for the purposes of obligations under the Transaction Documents that are expressly provided to survive repayment in full of the Notes and satisfaction of the Mortgage).

(c)               No Series Collateral Release shall occur unless (i) the Rating Condition is satisfied, (ii) no Early Amortization Period will occur following such Series Collateral Release and (iii) the Series 2013-1 Notes, the Series 2013-2 Notes, the Series 2013-3 Notes, the Series 2014-1 Notes, the Series 2015-1 Notes, the Series 2016-1 Notes and the Series 2018-1 Notes have been redeemed in full.

(d)               Any Series Collateral Release Prices that are required to be transferred from the Collection Account to the Release Account pursuant to the Indenture shall be treated as “Release Price” and applied in accordance with Section 3.05(b).

(e)               After each of the Series 2013-1 Notes, the Series 2013-2 Notes, the Series 2013-3 Notes, the Series 2014-1 Notes, the Series 2015-1 Notes, the Series 2016-1 Notes and the Series 2018-1 Notes have been redeemed in full, releases in connection with a Qualified Deleveraging Event and releases in connection with a Series Collateral Release shall not be taken into consideration for the purposes of the limitations set forth in Sections 7.01(a) or 7.04(b).

(f)                In connection with a release of Properties or Loans pursuant to Section 7.11(a), upon the Indenture Trustee’s receipt of an Officer’s Certificate by the applicable Issuer or Property Manager, upon which the Indenture Trustee shall be permitted to fully rely and shall have no liability for so relying without any obligation to confirm or verify, certifying that all conditions set forth herein have been satisfied, upon which the Indenture Trustee shall be permitted to fully rely and shall have no liability for so relying without any obligation to confirm or verify, the Indenture Trustee shall release to such Issuer or its designee the related Lease File or Loan File and execute and deliver such instruments of release, transfer or assignment, in each case without recourse, that shall be provided to it by such Issuer and are reasonably necessary to release any Mortgage or other lien or security interest in such Property and the related Lease or Loan from the lien of the Indenture.

Section 7.10        Like-Kind Exchange. In accordance with the terms of the applicable Master Exchange Agreement, the following restrictions shall apply:

(a)               Property Manager shall instruct the Indenture Trustee to, and the Indenture Trustee shall, establish and maintain the Exchange Account, in the name of the Qualified Intermediary that shall be administered and operated as provided in the Master Exchange Agreement and the Escrow Agreement. The Exchange Account shall be an Eligible Account. If the Exchange Account is not maintained in accordance with this Section 7.10, and the Indenture Trustee has received written notice thereof pursuant to Section 2.03(iii) of the Escrow Agreement, then the Indenture Trustee and the Qualified Intermediary shall establish a new Exchange Account that complies with this Section 7.10 and transfer into the new Exchange Account all funds from the non-qualifying Exchange Account. The funds held in the Exchange Account may be held as cash or invested in Permitted Investments in accordance with the Escrow Agreement.

(b)               Subject to the limitations set forth in Section 7.01(a), each Issuer shall have the right to have released from the lien of the related Mortgage and the Indenture a Released Property for the purposes of consummating an Exchange in accordance with the terms of the Master Exchange Agreement. In connection with a release of Properties or Loans pursuant to this Section 7.09(a), upon the Indenture Trustee’s receipt of an Officer’s Certificate by the applicable Issuer or the Property Manager certifying that all conditions set forth herein have been satisfied, upon which the Indenture Trustee shall be permitted to fully rely and shall have no liability for so relying without any obligation to confirm or verify, the Indenture Trustee shall release to such Issuer or its designee, which may include the Qualified Intermediary, the related Lease File and execute and deliver such instruments of release, transfer or assignment, in each case without recourse, that shall be provided to it by such Issuer and are reasonably necessary to release any Mortgage or other lien or security interest in such Property and the related Lease from the lien of the Indenture.

(c)               Any Replacement Property acquired by an Issuer pursuant to the Master Exchange Agreement shall satisfy the criteria set forth in the definition of “Qualified Substitute Property”.

(d)               No Issuer may transfer a Released Property to the Qualified Intermediary pursuant to this Section and the Master Exchange Agreement unless:

(i)                 no Early Amortization Period or DSCR Sweep Period has occurred and is continuing or would result from the making of such transfer;

(ii)              the Termination Date has not occurred and is not then in effect;

(iii)            STORE Capital has deposited the related Exchange Cash Collateral pursuant to Section 7.11;

(iv)             the Required Conditions have been satisfied; and

(v)               the representations and warranties of the Qualified Intermediary in the Master Exchange Agreement are true and correct on and as of the date of such transfer with the same effect as though made on and as of such date.

(e)               The Relinquished Property Proceeds deposited into the Exchange Account in connection with the sale or disposition of a Relinquished Property shall be an amount equal to or greater than the Fair Market Value of such Relinquished Property.

(f)                Relinquished Property Proceeds transferred from the Exchange Account to the Release Account pursuant to the Escrow Agreement shall be applied in accordance with Section 3.05(b).

(g)               In no event shall funds in the Release Account, the Collection Account or the Exchange Reserve Account or any other funds that are subject to the lien of the Indenture be utilized as Additional Subsidies for the purposes of acquiring a Replacement Property pursuant to the Master Exchange Agreement. In no event shall STORE Capital directly deposit any Additional Subsidies into the Exchange Account; provided, that STORE Capital may elect to make a capital contribution to the applicable Issuer and cause such Issuer to deposit such amounts into the Exchange Account as Additional Subsidies.

(h)               For the avoidance of doubt, the Indenture Trustee shall not have the benefit, directly or indirectly, of a lien on any amounts on deposit in the Exchange Account.

(i)                 Any Replacement Property acquired by an Issuer pursuant to the Master Exchange Agreement shall constitute Collateral and become subject to the lien of the Indenture in accordance with the terms thereof.

To the extent that the Master Exchange Agreement or the Escrow Agreement requires the Property Manager or any Issuer to provide written instruction to the Escrow Agent directing the transfer of Relinquished Property Proceeds from the Exchange Account to the Release Account, the Property Manager or such Issuer, as applicable, shall promptly deliver such written instruction in accordance with the terms of the Master Exchange Agreement and the Escrow Agreement; provided, that in no event shall Additional Subsidies be transferred from the Exchange Account to the Release Account.

Section 7.11        Exchange Reserve Account.

(a)               In connection with any Exchange Program established pursuant to a Master Exchange Agreement, Property Manager shall instruct the Indenture Trustee to, and the Indenture Trustee shall, establish and maintain a segregated account in the name of the Indenture Trustee (the “Exchange Reserve Account”). The Exchange Reserve Account shall be an Eligible Account. Initially, the Exchange Reserve Account bank shall be Citibank, N.A. If the Exchange Reserve Account is not maintained in accordance with this Section 7.11, then the Property Manager shall, within five (5) Business Days of obtaining knowledge of such fact, provide written notice to the Indenture Trustee, and, upon receipt of such notice, the Indenture Trustee shall establish a new Exchange Reserve Account that complies with this Section 7.11 and transfer into the new Exchange Reserve Account all funds from the non-qualifying Exchange Reserve Account. With respect to each such Exchange, STORE Capital shall deposit or cause to be deposited into the Exchange Reserve Account, Exchange Cash Collateral in accordance with this Section 7.11. Proceeds received in connection with the sale of an Excluded Asset may, in STORE Capital’s discretion, be transferred to the Exchange Account; provided, however, that unless such Excluded Asset has been added to the Collateral Pool as a Qualified Substitute Property, STORE Capital shall not be required to make an equivalent deposit into the Exchange Reserve Account for any Excluded Asset whose sale proceeds have been deposited into the Exchange Account.

(b)               If on any Determination Date, in connection with a transfer of a Released Property to the Qualified Intermediary pursuant to Section 7.10 and the applicable Master Exchange Agreement (i) there are Relinquished Property Proceeds in the Exchange Account or (ii) there will be Relinquished Property Proceeds in the Exchange Account after giving effect to such transfer (at any time, the amount deposited into the Exchange Account, the “Exchange Amount”), in each case STORE Capital shall deposit an equivalent amount into the Exchange Reserve Account (any such amounts deposited into the Exchange Reserve Account, the “Exchange Cash Collateral”).

(c)               At any time that the Exchange Amounts are reduced to zero, the Indenture Trustee shall transfer all of the Exchange Cash Collateral to STORE Capital; provided, that STORE Capital has delivered an Officer’s Certificate to the Indenture Trustee, upon which the Indenture Trustee shall be permitted to fully rely and shall have no liability for so relying without any obligation to confirm or verify, certifying that the Exchange Amounts have been reduced to zero; provided, further that if an Early Amortization Period is in effect, all amounts on deposit in the Exchange Reserve Account shall be immediately transferred as Unscheduled Proceeds to the Collection Account and applied as Unscheduled Principal Payments on the Payment Date following the commencement of such Early Amortization Period.

(d)               On or before any Required Transfer Instruction Date, the Property Manager or the Special Servicer shall deliver a notice to the Indenture Trustee, upon which the Indenture Trustee shall be permitted to fully rely and shall have no liability for so relying without any obligation to confirm or verify, stating the Required Transfer Instruction Date and the amount of Relinquished Property Proceeds that are required to be transferred from the Exchange Account to the Release Account pursuant to the terms of the applicable Master Exchange Agreement and the Escrow Agreement. If such Relinquished Property Proceeds are not deposited into the Release Account on or before the third (3rd) Business Day following such Required Transfer Instruction Date (such Relinquished Property Proceeds, the “Delayed Proceeds”), an amount equal to the lesser of (i) such Delayed Proceeds and (ii) the then-current amount of Exchange Cash Collateral will be transferred from the Exchange Reserve Account to the Collection Account and treated as Unscheduled Proceeds (the date of such transfer, the “Exchange Reserve Transfer Date”).

(e)               If, following the Exchange Reserve Transfer Date, the related Delayed Proceeds are transferred from the Exchange Account to the Release Account, and an Early Amortization Period is not then in effect, the amount of such Delayed Proceeds will be reduced by the amount of such Exchange Cash Collateral (such amount as reduced, the “Adjusted Delayed Proceeds”) and (i) such Adjusted Delayed Proceeds will remain in the Release Account and (ii) the excess of the amounts of such Delayed Proceeds over the Adjusted Delayed Proceeds will be remitted to STORE Capital. For the avoidance of doubt, if an Early Amortization Period is in effect, all Delayed Proceeds deposited into the Release Account shall immediately be transferred to the Collection Account and treated as Unscheduled Proceeds.

Section 7.12        Triple A Release Event

Notwithstanding anything to the contrary herein, if any Triple A Notes are Outstanding on their related Triple A Release Date, the Property Manager shall use commercially reasonable efforts to sell Hybrid Leases, Loans and/or Owned Properties in an amount equal to 25% of the Aggregate Collateral Value, taking into account the aggregate Collateral Value of all Released Assets released since the Initial Closing Date. Any Release Price collected in connection with a Triple A Release Event shall be deposited as Unscheduled Proceeds into the Collection Account and shall be included in the Available Amount on the following Payment Date.

ARTICLE VIII
TERMINATION

Section 8.01        Termination.

The respective obligations and responsibilities under this Agreement of the Property Manager, the Special Servicer, the Back-Up Manager and each Issuer shall terminate upon the satisfaction of the indebtedness evidenced by the Notes, whereupon the Indenture Trustee shall execute and deliver to the Issuers such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it by the Issuers and reasonably necessary to release any lien or security interest in the subject Mortgage Loans, Properties and Leases.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.01        Amendment.

Subject to the provisions of the Indenture governing amendments, supplements and other modifications to this Agreement, this Agreement may be amended by the parties hereto from time to time but only by the mutual written agreement signed by the parties hereto. The Property Manager shall furnish to each party hereto and to each Issuer a fully executed counterpart of each amendment to this Agreement.

The parties hereto agree that no modifications or amendments will be made to the Indenture, any Series Supplement or other Transaction Documents without the consent of the Property Manager, the Special Servicer or the Back-Up Manager, as applicable, if such person would be materially adversely affected by such modification or amendment, regardless of whether such person is a party to such agreement.

Section 9.02        Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original whether delivered in physical or electronic form, and all such counterparts shall constitute but one and the same instrument.

Section 9.03        Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.04        Notices.

All notices, requests and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to:

(a)               in the case of the Property Manager and the Special Servicer, 8501 E. 8377 E. Hartford Drive, Suite 100, Scottsdale, Arizona 85255, facsimile number: 480-256-1101;

(b)               in the case of any Issuer, 8377 E. Hartford Drive, Suite 100, Scottsdale, Arizona 85255, facsimile number: 480-256-1101, or such address as provided in any Joinder Agreement;

(c)               in the case of the Indenture Trustee, 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services-STORE Master Funding; facsimile number: 212-816-5527;

(d)               in the case of the applicable Rating Agency, Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st floor, New York, New York 10041-0003, Attention: ABS Surveillance Group - Structured Credit; and

(e)               in the case of the Back-Up Manager, KeyBank National Association, 11501 Outlook St., Suite 300, Overland Park, KS 66211, Attention: W. Todd Reynolds;

or, as to each such Person, to such other address and facsimile number as shall be designated by such Person in a written notice to parties hereto. Any notice required or permitted to be delivered to a holder of Issuer Interests or Notes shall be deemed to have been duly given if mailed by first class mail, postage prepaid, at the address of such holder as shown in the register maintained for such purposes under the applicable Limited Liability Company Agreement and the Indenture, respectively. Any notice so mailed within the time prescribed in this Agreement shall conclusively be presumed to have been duly given, whether or not such holder receives such notice.

Section 9.05        Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.06        Effect of Headings and Table of Contents.

The article and section headings and the table of contents herein are for convenience of reference only and shall not limit or otherwise affect the construction hereof.

Section 9.07        Notices to the Rating Agencies and Others.

(a)               The Indenture Trustee shall promptly provide notice to the applicable Rating Agency with respect to each of the following of which the Indenture Trustee has actual knowledge:

(i)                 any material change or amendment to this Agreement;

(ii)              the occurrence of any Servicer Replacement Event that has not been cured; and

(iii)            the resignation or termination of the Property Manager or the Special Servicer and the appointment of a successor.

(b)               The Property Manager shall promptly provide notice to the applicable

(i)                 Rating Agency with respect to each of the following of which it has actual knowledge:

(ii)              the resignation or removal of the Indenture Trustee and the appointment of a successor;

(iii)            any change in the location of the Collection Account;

(iv)             any change in the identity of a Tenant or Borrower; and

(v)               any addition or removal of a Mortgage Loan or Property from the Collateral.

(c)               Each of the Property Manager and the Special Servicer, as the case may be, shall furnish the applicable Rating Agency such information with respect to the Mortgage Loans, Leases and Properties as such Rating Agency shall reasonably request and that the Property Manager or the Special Servicer, as the case may be, can reasonably provide.

(d)               Each of the Property Manager and the Special Servicer, as the case may be, shall promptly furnish the applicable Rating Agency and the Issuers with copies of the following items:

(i)                 each of its quarterly statements as to compliance described in Section 3.11; and

(ii)              each report prepared by it pursuant to Section 4.01. 102

(e)               Any Officer’s Certificate, Opinion of Counsel, report, notice, request or other material communication prepared by the Property Manager, the Special Servicer, each Issuer, the Issuer Members on behalf of the Issuers, or the Indenture Trustee, or caused to be so prepared, for dissemination to any of the parties to this Agreement or any holder of Notes or Issuer Interests shall also be concurrently forwarded by such Person to STORE Capital, the Issuers and the Initial Purchasers to the extent not otherwise required to be so forwarded. Any Officer’s Certificate delivered under this Agreement or any other Transaction Document shall be deemed to have been delivered by the Person which is a party to this Agreement with respect to which the same was delivered, and under no circumstances shall the officer or other person executing the same have any personal liability under or in connection with any Officer’s Certificate executed by it.

Section 9.08        Successors and Assigns: Beneficiaries.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of each Issuer and the Noteholders. No other person, including any Tenant or Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

Section 9.09        Complete Agreement.

This Agreement embodies the complete agreement among the parties with respect to the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 9.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 9.10        Consent to Jurisdiction.

Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and each of the parties hereto irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. Each of the parties hereto hereby waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

Section 9.11        No Proceedings.

Each of the Property Manager and the Special Servicer hereby agrees that it shall not institute against, or join any other person or entity in instituting against, any Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceedings under any federal or state bankruptcy or similar law (including the U.S. Bankruptcy Code), for two years and 31 days after the last Note issued by any Issuer is paid in full. The agreements in this paragraph shall survive termination of this Agreement.

Section 9.12        Cooperation.

Each party hereto and each Noteholder (by its acceptance of a Note) hereby agrees to act diligently in responding to a request made by any other party to this Agreement and agrees to reasonably cooperate with the requesting party in connection with the subject matter.

Section 9.13        Acknowledgment of Receipts by Indenture Trustee.

Upon request, within ten (10) Business Days after its receipt of any notice, document or other delivery pursuant to any Transaction Document, the Indenture Trustee shall acknowledge its receipt of the same in writing delivered to the party that delivered the same to the Indenture Trustee.

IN WITNESS WHEREOF, the Issuers, the Property Manager and Special Servicer, the Back-Up Manager and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

STORE CAPITAL CORPORATION, a Maryland corporation, as Property Manager and Special Servicer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING I, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING II, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING III, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING IV, LLC, a Delaware limited, liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING V, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING VI LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING VII LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING XIV LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

Sixth A&R Property Management Agreement (STORE 2019-1)

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ James Polcari
Name:	James Polcari
Title:	Senior Trust Officer

Sixth A&R Property Management Agreement (STORE 2019-1)

KEYBANK NATIONAL ASSOCIATION, as Back-Up Manager

By:	/s/ W. Todd Reynolds
Name:	W. Todd Reynolds
Title:	Senior Vice President

Sixth A&R Property Management Agreement (STORE 2019-1)

EXHIBIT A

[RESERVED]

EXHIBIT A-1

EXHIBIT B-1

FORM OF REQUEST FOR RELEASE – PROPERTY MANAGER

[Date]

Citibank, N.A., not in its individual capacity

but solely as Indenture Trustee

388 Greenwich Street

New York, New York 10013

Attention: Citibank Agency & Trust-STORE Master Funding

STORE Master Funding I, LLC

STORE Master Funding II, LLC

STORE Master Funding III, LLC

STORE Master Funding IV, LLC

STORE Master Funding V, LLC

STORE Master Funding VI, LLC

STORE Master Funding VII, LLC

STORE Master Funding XIV, LLC

8377 E. Hartford Drive, Suite 100

Scottsdale, Arizona, 85255

Attention: Secretary

[ADDITIONAL ISSUERS]

[____________]

[____________]

Re:        STORE Master Funding, Net-Lease Mortgage Notes

In connection with the administration of the Lease Files and Loan Files held by or on behalf of you as trustee under that certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019 (the “Property Management Agreement”), among STORE Master Funding I, LLC, as an Issuer, STORE Master Funding II, LLC, as an Issuer, STORE Master Funding III, LLC, as an Issuer, STORE Master Funding IV, LLC, as an Issuer, STORE Master Funding V, LLC, as an Issuer, STORE Master Funding VI, LLC, as an Issuer, STORE Master Funding VII, LLC, as an Issuer, STORE Master Funding XIV, LLC, as an Issuer, the undersigned, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”), KeyBank National Association, as back-up manager (the “Back-Up Manager”), and Citibank, N.A., not in its individual capacity but solely as Indenture Trustee (the “Indenture Trustee”), the undersigned as Property Manager hereby requests a release of the [Lease Files] [and] [Loan Files] (or the portion thereof specified below) held by the Custodian on behalf of the Indenture Trustee with respect to the following described [Lease] [and] [Mortgage Loan] for the reason indicated below.

[Tenant’s Name:

Address:

Lease No.:]

[Borrower’s Name:

Address:

Mortgage Loan No.:]

EXHIBIT B-1-1

If only particular documents in the [Lease File] [and] [Loan File] are requested, please specify which:

Reason for requesting [Lease File] [and] [Loan File] (or portion thereof):

1. [Lease] [Mortgage Loan] paid in full and terminated.

The undersigned hereby certifies that all amounts received in connection with the [Lease] [Mortgage Loan] that are required to be deposited in the Collection Account pursuant to the Property Management Agreement, have been or will be so deposited.

2. Other. (Describe)

The undersigned acknowledges that the above [Lease File] [and] [Loan File] (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Property Management Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, [unless the Lease has become a Liquidated Lease, in which case the Lease File (or such portion thereof) will be retained by us permanently].

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Property Management Agreement.

STORE CAPITAL CORPORATION,
a Maryland Corporation,
as Property Manager and Special Servicer

By:
Name:
Title:

EXHIBIT B-1-2

EXHIBIT B-2

FORM OF REQUEST FOR RELEASE – SPECIAL SERVICER

[Date]

STORE Master Funding I, LLC
STORE Master Funding II, LLC
STORE Master Funding III, LLC
STORE Master Funding IV, LLC
STORE Master Funding V, LLC
STORE Master Funding VI, LLC
STORE Master Funding VII, LLC
STORE Master Funding XIV, LLC
8377 E. Hartford Drive, Suite 100
Scottsdale, Arizona, 85255
Attention: Secretary

[ADDITIONAL ISSUERS]
[____________]
[____________]

Re:        STORE Master Funding, Net-Lease Mortgage Notes

In connection with the administration of the Lease Files and Loan Files held by or on behalf of you as trustee under a certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019 (the “Property Management Agreement”), among STORE Master Funding I, LLC, as an Issuer, STORE Master Funding II, LLC, as an Issuer, STORE Master Funding III, LLC, as an Issuer, STORE Master Funding IV, LLC, as an Issuer, STORE Master Funding V, LLC, as an Issuer, STORE Master Funding VI, LLC, as an Issuer, STORE Master Funding VII, LLC, as an Issuer, STORE Master Funding XIV, LLC, as an Issuer, the undersigned, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”), Citibank, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), and KeyBank National Association, as back-up manager (the “Back-Up Manager”), the undersigned as Property Manager hereby requests a release of the [Lease Files] [and] [Loan Files] (or the portion thereof specified below) held by the Custodian on behalf of the Indenture Trustee with respect to the following described [Lease] [and] [Mortgage Loan] for the reason indicated below.

[Tenant’s Name:
Address:
Loan No.:]

[Borrower’s Name:
Address:
Mortgage Loan No.:]

EXHIBIT B-2-1

If only particular documents in the [Lease File] [and] [Loan File] are requested, please specify which:

Reason for requesting [Lease File] [and] [Loan File] (or portion thereof):

1. The [Tenant] [Borrower] is being evicted.

2. Other. (Describe)

The undersigned acknowledges that the above [Lease File] [and] [Loan File] (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Property Management Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless (i) the [Tenant] [Borrower] is being evicted, in which case the [Lease File] [and] [Loan File] (or such portion thereof) will be returned when no longer required by us for such purpose, or (ii) we deliver to the Indenture Trustee an Officer’s Certificate stating that the Lease has become a Liquidated Lease and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.02(a) have been or will be so deposited.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Property Management Agreement.

STORE CAPITAL CORPORATION,
a Maryland Corporation,
as Property Manager and Special Servicer

By:
Name:
Title:

EXHIBIT B-2-2

EXHIBIT C-1

FORM OF NOTICE AND ACKNOWLEDGMENT OF
DESIGNATION OF REPLACEMENT SPECIAL SERVICER

[Date]

Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041

Re:           STORE Master Funding, Net-Lease Mortgage Notes

Ladies and Gentlemen:

This notice is being delivered pursuant to Section 5.06 of a certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019 (the “Agreement”), among STORE Master Funding I, LLC, as an Issuer, STORE Master Funding II, LLC, as an Issuer, STORE Master Funding III, LLC, as an Issuer, STORE Master Funding IV, LLC, as an Issuer, STORE Master Funding V, LLC, as an Issuer, STORE Master Funding VI, LLC, as an Issuer, STORE Master Funding VII, LLC, as an Issuer, STORE Master Funding XIV, LLC, as an Issuer, STORE Capital Corporation, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”), Citibank, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), and KeyBank National Association, as back-up manager (the “Back-Up Manager”). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

Notice is hereby given that the [                                   ] has designated ________________________ to serve as the Special Servicer under the Agreement.

The designation of                                   as Special Servicer will become final if certain conditions are met and the applicable Rating Agency delivers to the Issuers and the Indenture Trustee written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the downgrade, qualification or withdrawal of the higher of (i) such Rating Agency’s then current ratings of the Notes and (ii) the rating of the Notes at the time of the original issuance thereof. Accordingly, such confirmation is hereby requested as soon as possible.

EXHIBIT C-1-1

Please acknowledge receipt of this notice by signing the enclosed copies of this notice where indicated below and returning them to each of the Issuers and the Indenture Trustee, in the enclosed stamped self-addressed envelope.

Very truly yours,

as Indenture Trustee

By:
Name:
Title:

Receipt acknowledged:

STANDARD & POOR’S RATING SERVICES

By:
Name:
Title:
Date:

EXHIBIT C-1-2

EXHIBIT C-2

FORM OF ACKNOWLEDGMENT BY
PROPOSED SPECIAL SERVICER ACCEPTING APPOINTMENT

[Date]

STORE Master Funding I, LLC
STORE Master Funding II, LLC
STORE Master Funding III, LLC
STORE Master Funding IV, LLC
STORE Master Funding V, LLC
STORE Master Funding VI, LLC
STORE Master Funding VII, LLC
STORE Master Funding XIV, LLC
8377 E. Hartford Drive, Suite 100
Scottsdale, Arizona, 85255
Attention: Secretary

[ADDITIONAL ISSUERS]
[____________]
[____________]

Citibank, N.A., not in its individual capacity
but solely as Indenture Trustee
388 Greenwich Street
New York, New York 10013
Attention: Citibank Agency & Trust-STORE Master Funding

Re:           STORE Master Funding, Net-Lease Mortgage Notes

Ladies and Gentlemen:

Pursuant to Section 5.06 of the Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019 (the “Agreement”), among STORE Master Funding I, LLC, as an Issuer, STORE Master Funding II, LLC, as an Issuer, STORE Master Funding III, LLC, as an Issuer, STORE Master Funding IV, LLC, as an Issuer, STORE Master Funding V, LLC, as an Issuer, STORE Master Funding VI, LLC, as an Issuer, STORE Master Funding VII, LLC, as an Issuer, STORE Master Funding XIV, LLC, as an Issuer, STORE Capital Corporation, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”), Citibank, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), and KeyBank National Association, as back-up manager (the “Back-Up Manager”), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.01 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: .

[NAME OF ENTITY]

By:
Name:
Title:

EXHIBIT C-2-1

EXHIBIT D

FORM OF LIMITED POWERS OF ATTORNEY
FROM ISSUER OR INDENTURE TRUSTEE

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, pursuant to a certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019 ( the “Agreement”), among STORE Master Funding I, LLC, as an Issuer, STORE Master Funding II, LLC, STORE Master Funding III, LLC, as an Issuer, STORE Master Funding IV, LLC, as an Issuer, STORE Master Funding V, LLC, as an Issuer, STORE Master Funding VI, LLC, as an Issuer, STORE Master Funding VII, LLC, as an Issuer, STORE Master Funding XIV, LLC, as an Issuer, STORE Capital Corporation, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”), KeyBank National Association, as back-up manager (the “Back-Up Manager”), and Citibank, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), the [Property Manager] [Special Servicer] (hereafter, the “Servicer”) administers and services certain “Mortgage Loans,” “Properties” and “Leases” as such terms are defined in the Agreement, in accordance with the terms of the Agreement and such Leases and Mortgage Loans; and,

WHEREAS, pursuant to the terms of the Agreement, the Servicer is granted certain powers, responsibilities and authority in connection with its servicing and administration subject to the terms of the Agreement; and

WHEREAS, the [RELEVANT ISSUER] [Indenture Trustee] (hereafter, the “Grantor”) has been requested by the Servicer pursuant to the Agreement to grant this Limited Power of Attorney to the Servicer to enable it to execute and deliver, on behalf of the Grantor, certain documents and instruments related to the Mortgage Loans, Properties and Leases, thereby empowering the Servicer to take such actions as it deems necessary to comply with its servicing, administrative and management duties under and in accordance with the Agreement.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

The Grantor does make, constitute and appoint STORE Capital Corporation, a Maryland corporation, its true and lawful agent and attorney in fact with respect to the Mortgage Loans, Properties and Leases held by the Grantor, in its name, place and stead, to (A) prepare, execute and deliver: (i) any and all UCC Financing Statements, continuation statements and other documents or instruments necessary to maintain the validity, enforceability, perfection and priority of the Grantor’s interest in any real property (collectively, the “Property”) and any Lease or Mortgage Loan with respect to any Property; (ii) subject to the provisions of the Agreement, any and all modifications, waivers, consents, assumptions, amendments or subordinations with respect to a Lease or Mortgage Loan or documents relating thereto; and (iii) any and all instruments necessary or appropriate for the eviction of any Tenant under a Lease or foreclosure with respect to and Mortgage Loan serviced by the Servicer and consistent with the authority granted by the Agreement; and (B) to take any and all actions on behalf of the Grantor in connection with maintaining and defending the enforceability of any such Lease obligation or Mortgage Loan, including but not limited to the execution of any and all instruments necessary or appropriate in defense of and for the collection and enforcement of said Lease obligation or Mortgage Loan in accordance with the terms of the Agreement.

EXHIBIT D-1

ARTICLE I

The enumeration of particular powers hereinabove is not intended in any way to limit the grant to the Property Manager as the Grantor’s attorney in fact of full power and authority with respect to the Mortgage Loans, Leases and Properties to execute and deliver any such documents, instrument or other writing as fully, in all intents and purposes, as Grantor might or could do if personally present. The Grantor hereby ratifies and confirms whatsoever such attorney in fact shall and may do by virtue hereof, and the Grantor agrees and represents to those dealing with such attorney in fact that they may rely upon this power of attorney until termination of the power of attorney under the provisions of Article III below. The Servicer may not exercise any right, authority or power granted by this instrument in a manner that would violate the terms of the Agreement or the Servicing Standard imposed on the Servicer by the Agreement, but any and all third parties dealing with Servicer as the Grantor’s attorney in fact may rely completely, unconditionally and conclusively on the Servicer’s authority and need not make inquiry about whether the Servicer is acting pursuant to the Agreement or such standard. Any trustee, title company or other third party may rely upon a written statement by the Servicer that any particular lease or property in question is subject to and included under this power of attorney and the Agreement.

ARTICLE II

An act or thing lawfully done hereunder by the Servicer shall be binding on the Grantor and the Grantor’s successor and assigns.

ARTICLE III

This power of attorney shall continue in full force and effect from the date hereof until the earliest occurrence of any of the following events, unless sooner revoked in writing by the Grantor:

(i)                 the suspension or termination of this limited power of attorney by the Grantor;

(ii)               the transfer of the Servicer’s servicing rights and obligations as the [Property Manager] [Special Servicer] under the Agreement from the Servicer to another servicer;

(iii)              the appointment of a receiver or conservator with respect to the business of the Servicer;

(iv)              the filing of a voluntary or involuntary petition in bankruptcy by or against the Servicer; or

(v)               the occurrence of a Servicer Replacement Event.

EXHIBIT D-2

Nothing herein shall be deemed to amend or modify the Agreement or the respective rights, duties or obligations of the Grantor or the Servicer thereunder, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

IN WITNESS WHEREOF, the Grantor has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of the ____ day of _____________________________________, __________.

[STORE Master Funding I, LLC, as Issuer under that certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019

By:	[ISSUER MEMBER], its [ ]

	By:	[_________________]

By:
Name:
		Title:	]

[STORE Master Funding II, LLC, as Issuer under that certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019

By:	[ISSUER MEMBER], its [ ]

	By:	[_________________]

By:
Name:
		Title:	]

[STORE Master Funding III, LLC, as Issuer under that certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019

By:	[ISSUER MEMBER], its [ ]

	By:	[_________________]

By:
Name:
		Title:	]

EXHIBIT D-3

[STORE Master Funding IV, LLC, as Issuer under that certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019

By:	[ISSUER MEMBER], its [ ]

	By:	[_________________]

By:
Name:
		Title:	]

[STORE Master Funding V, LLC, as Issuer under that certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019

By:	[ISSUER MEMBER], its [ ]

	By:	[_________________]

By:
Name:
		Title:	]

[STORE Master Funding VI, LLC, as Issuer under that certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019

By:	[ISSUER MEMBER], its [ ]

	By:	[_________________]

By:
Name:
		Title:	]

EXHIBIT D-4

[STORE Master Funding VII, LLC, as Issuer under that certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019

By:	[ISSUER MEMBER], its [ ]

	By:	[_________________]

By:
Name:
		Title:	]

[STORE Master Funding XIV, LLC, as Issuer under that certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019

By:	[ISSUER MEMBER], its [ ]

	By:	[_________________]

By:
Name:
		Title:	]

[CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee under that certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019

By:
Name:
Title:	]

EXHIBIT D-5

STATE OF	)
)	ss.:
COUNTY OF	)

On the ___ day of __________, ______, before me, a notary public in and for said State, personally appeared ______________________, known to me to be a _____________ of [[ISSUER MEMBER] [        ], one of the entities that executed the within instrument as sole member of STORE Master Funding [I][II][III][IV][V][VI][VII][XIV], LLC], and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT D-6

EXHIBIT E

FORM OF ESTOPPEL CERTIFICATE, SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT E-1

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made as of ______________________, 201__, among CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee under the Indenture, as hereinafter defined (“Trustee”), _____________, a , (“Tenant”), and [ISSUER NAME], a Delaware limited liability company, its successors and assigns (“Landlord”).

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to a certain Lease, dated December 30, 1998, which lease and all amendments, modifications, assignments, subleases and other agreements related thereto are attached hereto as Exhibit A and incorporated herein by this reference (collectively, the “Lease”), which Lease relates to the premises described therein (the “Premises”), and

WHEREAS, Trustee is the Indenture Trustee under an Indenture dated as of even date herewith among Trustee and Landlord (the “Indenture”) pursuant to which Landlord shall issue notes or bonds in the principal amount of approximately $[       ] (the “Loan”), the Loan being secured, in part, by a mortgage, deed of trust or security deed (collectively, the “Mortgage”) and an assignment(s) of leases and rents from the Landlord to Trustee, both dated as of even date herewith and recorded concurrently herewith covering the Premises; and

WHEREAS, Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Trustee, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease;

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1.       Subordination of Lease. Trustee, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.

2.       Non-disturbance of Tenant. Trustee does hereby agree with Tenant that, in the event Trustee becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as there exists no event of default under the Lease (a) Trustee will take no action which will interfere with or disturb Tenant’s possession or use of the Premises or other rights under the Lease, and (b) the Premises shall be subject to the Lease and Trustee shall recognize Tenant as the tenant of the Premises for the remainder of the terms of the Lease in accordance with the provisions thereof including, but not limited to the negotiation rights provided to Tenant under Article [_____] of the Lease, provided, however, that Trustee shall not be subject to any offsets or defenses which Tenant might have against any prior landlord except those which arose under the provisions of the Lease out of such landlord’s default and accrued after Tenant had notified Trustee and given Trustee the opportunity to cure same as hereinbelow provided, nor shall Trustee be liable for any act or omission of any prior landlord, nor shall Trustee be bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord nor shall it be bound by any amendment or modification of the Lease made without its consent.

EXHIBIT E-2

3.       Attornment by Tenant. Tenant does hereby agree with Trustee that, in the event Trustee becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Trustee as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. In such event, Trustee shall not be liable for any act or omission of any prior landlord, liable for return of the security deposit unless same was actually delivered to Trustee, bound by any amendment or modification to or consent or waiver under or assignment of the Lease made without its consent except to the extent permitted without Trustee’s consent pursuant to the Indenture, bound by any rent paid more than thirty (30) days in advance, or be subject to any set-off or defense Tenant might have had against any prior landlord except as set forth in paragraph 2 above. Tenant further covenants and agrees to execute and deliver upon request of Trustee or its assigns, an appropriate Agreement of Attornment to Trustee and any subsequent titleholder of the Premises reflecting the maters contained in this paragraph 3.

4.       Curative Rights, Modification of Lease, and Advance Payment of Rent. So long as the Mortgage remains outstanding and unsatisfied:

(a)       Tenant will mail or deliver to Trustee, at the address and in the manner hereinbelow provided, a copy of all notices permitted or required to be given to the Landlord by Tenant under and pursuant to the terms and provisions of the Lease. At any time before the rights of the Landlord shall have been forfeited or adversely affected because of any default of the Landlord, or within the time permitted the Landlord for curing any default under the Lease as therein provided, Trustee may, but shall have no obligation to, pay any taxes and assessments, make any repairs and Improvements, make any deposits or do any other act or thing required of the Landlord by the terms of the Lease; and all payments so made and all things so done and performed by Trustee shall be as effective to prevent the rights of the Landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by the Landlord.

5.       Limitation of Liability. Trustee shall have no liability whatsoever hereunder prior to becoming the owner of the Premises; and Tenant agrees that if Trustee becomes the owner of the Premises, Tenant shall look solely to the estate or interest of Trustee in the Premises for satisfaction of any obligation which may be or become owing by Trustee to Tenant hereunder or under the Lease.

EXHIBIT E-3

6.       Landlord and Tenant Certifications. Landlord and Tenant hereby certify to Trustee that the Lease has been duly executed by Landlord and Tenant and is in full force and effect, that the Lease and any modifications and amendments specified herein are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Premises, and the Lease has not been modified or amended except as specified herein; that to the knowledge of Landlord and Tenant, no party to the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; and that Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder or if any such matter exists, then it is as follows:

NONE

7.       Tenant Estoppel Certifications. With the knowledge that Trustee, as beneficiary of the mortgage encumbering the premises, will place substantial reliance thereon in connection with the closing and funding of the Loan, Tenant hereby makes the following certifications:

(a)       The term of the Lease commenced on ______________, and will terminate on _______________, unless earlier terminated pursuant to the provisions of the Lease.

(b)       The Lease, as described above, has not been modified, amended, assigned or subleased except as set forth in Exhibit A attached hereto, and is in good standing and in full force and effect.

(c)       The Lease provides for rental payments over the term of the Lease, all as specifically provided in the Lease. For the first year of the lease term, monthly payments of rent in the amount of $ _________ are due on the first (1st) day of each month. Tenant has made all payments of rent due.

(d)       Tenant has paid a security deposit of $ _________ under the Lease in the form of a letter of credit.

(e)       To Tenant’s knowledge there are no defaults by Landlord under the Lease and there are no existing circumstances which, with the passage of time, or notice, or both, would give rise to a default under the Lease except as follows:

NONE

(f)       Tenant has accepted and is occupying the Premises, and Landlord has no unperformed obligation under the Lease to construct any Improvements for the Tenant related to the Premises.

(g)       Tenant has no charge, lien, claim of set-off or defense against rents or other charges due or to become due under the Lease or otherwise under any of the terms, conditions, or covenants contained therein except as follows:

NONE

EXHIBIT E-4

(h)       Tenant has received no notice from any insurance company of any defects or inadequacies in the Premises or in any part thereof which would adversely affect the insurability of the Premises except as follows:

NONE

(i)       Except as provided in the Lease, Tenant does not have any right or option to purchase the Premises.

(j)       Except as provided in the Lease, Tenant does not have any rights or options to renew the Lease or to lease additional space in any building owned by the Landlord.

(k)       Tenant’s enjoyment of the Premises has been peaceful and undisturbed and Tenant knows of no facts by reason of which possession of the Premises might be disputed or questioned, or by reason of which any claim to the Premises or any portion thereof might be asserted adversely to such possession except as follows:

NONE

(l)       There are no tenancies, leases, occupancies or parties in possession of the Premises other than under the Lease except as follows:

NONE

(m)       Tenant has not received any notice of any supplemental taxes and/or assessments affecting the Premises except as follows:

NONE

(n)       There are no unpaid charges for taxes, water and/or sewer services, or other utility charges, or unpaid special assessments for items such as Improvements for sidewalks, curbs, gutters, sewers, storm water assessments, etc., not shown as existing liens in the public records except as follows:

NONE

(o)       There are no unpaid bills or claim for labor or services performed or materials furnished or delivered during the last twelve (12) months for alterations, repair, work, or new construction on the Premises except as follows:

NONE

(p)       The building or buildings located on the Premises are complete and have been paid for in full except as follows:

NONE

EXHIBIT E-5

(q)       Since the date of the Survey of the Premises by ______________, of ______________________ (the “Survey”), there have been no additions, modifications or alterations to the Improvements on the Premises which have resulted in any changes to the distances between the walls of the Improvements and the lot lines shown thereon; and there have been no changes to the lot lines, nor any fences erected or free standing Improvements placed along said lot line except as follows:

NONE

(r)       Each franchise agreement if any, with applicable Tenant and located on the Premises is valid and in full force and effect. Tenant has not received any notice of termination of such franchise agreement(s) from said franchisor(s) except as follows:

NONE

8.       Notices. Any notice to parties required under this Agreement shall be in writing and shall be deemed duly given and received when delivered in person (with receipt therefor), on the next business day after deposit with a recognized overnight delivery service, or on the second day after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses:

If given to Trustee, as follows, subject to change as provided hereinabove:

Citibank, N.A., not in its individual capacity but solely as Indenture Trustee
388 Greenwich Street
New York, New York 10013
Attention: Citibank Agency & Trust-STORE Master Funding

with a copy to:

and, if given to Tenant, as follows, subject to change as provided hereinabove:

with a copy to:

EXHIBIT E-6

and, if given to Landlord, as follows, subject to change as provided hereinabove:

[ISSUER NAME]
8377 E. Hartford Drive, Suite 100
Scottsdale, Arizona, 85255
Attention: Secretary

with a copy to:	DLA Piper LLP (US) [________]

9.       Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term “Landlord” or “landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease. This Agreement may be executed in any number of counterparts.

10.       Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provisions of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.       Paragraph Headings: Construction. The headings of the paragraphs in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “paragraph” or “paragraphs” refer to the corresponding paragraph or paragraphs of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or term.

12.       Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the jurisdiction in which the Premises is located without regard to its principles of conflicts of laws, and any action brought under or arising out of this Agreement or the matters relating hereto shall be submitted to the jurisdiction of the United States District Court for such jurisdiction. Each party acknowledges and agrees to such jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES FOLLOW ON NEXT PAGE]

EXHIBIT E-7

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TRUSTEE:

Signed and delivered in the presence of:		CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Witness		Name:
Title:
STATE OF	)
	)	ss.:
COUNTY OF	)

This instrument was acknowledged before me this ____ day of ____________, 201__ by _____________________, ________________________ of Citibank, N.A., a national association, as Indenture Trustee, on behalf of such __________.

WITNESS my hand and official seal.

[SEAL]
Notary Public
My commission expires:

[SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT]

[SIGNATURES CONTINUE ON NEXT PAGE]

EXHIBIT E-8

TENANT:

Signed and delivered in the presence of:

a

By:
Witness		Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

This instrument was acknowledged before me this ____ day of ____________, 201__ by _____________________, ________________________ of Citibank, N.A., a national association, as Indenture Trustee, on behalf of such __________.

WITNESS my hand and official seal.

[SEAL]

Notary Public

My commission expires:

[SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT]

[SIGNATURES CONTINUE ON NEXT PAGE]

EXHIBIT E-9

LANDLORD:

Signed and delivered in the presence of:		[ISSUER NAME] a Delaware limited liability company

By:
Witness		Name:
Title:
STATE OF	)
	)	ss.:
COUNTY OF	)

This instrument was acknowledged before me this ____ day of ____________, 201__ by _____________________, ________________________ of Citibank, N.A., a national association, as Indenture Trustee, on behalf of such __________.

WITNESS my hand and official seal.

[SEAL]

Notary Public

My commission expires:

EXHIBIT E-10

EXHIBIT F

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [             ], 201[             ], is entered into by and among _______________ (the “New Issuer”), STORE CAPITAL CORPORATION, in its capacity as Property Manager and Special Servicer, as applicable, KeyBank National Association, in its capacity as Back-Up Manager and CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee (the “Indenture Trustee”), under that certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of [__], 2019, among STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC, STORE Master Funding VII, LLC, STORE Master Funding XIV, LLC, all Joining Parties, the Property Manager, the Special Servicer, the Back-Up Manager and the Indenture Trustee (as the same may be amended, modified, extended or restated from time to time, the “Property Management Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Property Management Agreement.

The New Issuer is a [ENTITY] established under the laws of the State of [__________] on

[_________], 201[_], operates under an [Amended and Restated] [ENTITY AGREEMENT], dated as of [______], 201[__] (the “New Issuer Agreement”).

The New Issuer, the Property Manager, the Special Servicer, the Indenture Trustee and the Back-Up Manager hereby agree as follows:

1.       The New Issuer hereby acknowledges, agrees and confirms that, by its execution of this Agreement, effective as of the date hereof, the New Issuer shall become a party to the Property Management Agreement, shall be deemed to be a signatory to the Property Management Agreement and shall have all of the rights and obligations of an Issuer as specified in the Property Management Agreement. The New Issuer hereby ratifies, as of the date hereof, and agrees to be bound by, all of the applicable terms, provisions and conditions contained in the Property Management Agreement.

2.       The address of the New Issuer for purposes of Section 9.04(c) of the Property Management Agreement shall be as follows:

[ADDRESS]

Attention:

Facsimile No.

With a copy to

[ADDRESS]

Attention:

Facsimile No.

EXHIBIT F-1

3.       This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

4.       THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Issuer, the Property Manager, the Special Servicer and the Back-Up Manager have caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

[NEW ISSUER]

By:
Name:
Title:

STORE CAPITAL CORPORATION, a Maryland corporation, as Property Manager

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as Back-Up Manager

By:
Name:
Title:

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee under that certain Sixth Amended and Restated Property Management and Servicing Agreement, dated as of [__], 2019

By:
Name:
Title:

EXHIBIT F-2

EXHIBIT G

FORM OF CERTIFICATE UNDER SECTION 7.01(b)

Re:	[INSERT DESCRIPTION OF QUALIFIED SUBSTITUTE [PROPERTY][HYBRID LEASE][LOAN]] (the “Qualified Substitute [Property][Hybrid Lease][Loan]”)

Ladies and Gentlemen:

Pursuant to Section 7.01(b) of the Sixth Amended and Restated Property Management and Servicing Agreement, dated as of November 13, 2019 (the “Agreement”), among STORE Master Funding I, LLC, as an issuer, STORE Master Funding II, LLC, as an issuer, STORE Master Funding III, LLC, as an issuer, STORE Master Funding IV, LLC, as an issuer, STORE Master Funding V, LLC, as an issuer, STORE Master Funding VI, LLC, as an issuer, STORE Master Funding VII, LLC, as an issuer, STORE Master Funding XIV, LLC, as an issuer, STORE Capital Corporation, as property manager (the “Property Manager”) and as special servicer (the “Special Servicer”), ____________, as indenture trustee (the “Indenture Trustee”), and __________________, as back-up manager (the “Back-Up Manager”), the undersigned hereby certifies that the exceptions set forth on Exhibit “A” attached hereto are materially consistent with the underwriting criteria for the existing Properties (as defined in the Agreement).

STORE Capital Corporation,
a Maryland corporation,
as Property Manager

By:
Name:
Title:

EXHIBIT G-1

EXHIBIT H

FORM OF DETERMINATION DATE REPORT

Citibank, N.A., not in its individual capacity
but solely as Indenture Trustee
388 Greenwich Street
New York, NY 10013
Attn: Global Transaction Services-STORE Master Funding I Series 2012-1 through [ ]

Re: STORE Master Funding I, LLC Net-Lease Mortgage Notes, Series 2012-1 through [ ]

Ladies and Gentlemen:

In accordance with Section 4.01(a) of the Sixth Amended and Restated Property Management Agreement, dated November 13, 2019 (as amended or supplemented thereafter, the “Property Management Agreement”), between STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC, STORE Master Funding VII, LLC, STORE Master Funding XIV, LLC, and each joining party thereto (the “Issuers”), STORE Capital Corporation (the “Property Manager” and “Support Provider”), Citibank, N.A. (the “Indenture Trustee”) and KeyBank National Association (the “Back-Up Manager”), the undersigned hereby certifies and agrees the issuers have not incurred any indebtedness except indebtedness permitted by any applicable limited liability company agreement of the related Issuer Member or the Transaction Documents.

In accordance with the U.S. Credit Risk Retention Agreement from the Support Provider and the Issuers, dated as of November 13, 2019 (the “U.S. Risk Retention Agreement”), the undersigned hereby certifies and agrees that (a) as of the date hereof, the Support Provider retains and, until the redemption of the Series [__] Notes and the [related Series Notes], will retain, an indirect ownership interest in the Issuers that, as of [__], 2019 (the “Series 2019-1 Closing Date”) is equal to at least 5% of the aggregate Collateral Value of the Collateral Pool as measured on the Series 2019-1 Closing Date, and such ownership interest constitutes a first loss exposure to the Collateral Pool (the “Retained Interest”) and (b) for so long as the Series 2019-1 Notes are outstanding, the Support Provider shall retain and not sell the Retained Interest or subject it to any credit risk mitigation, short positions or any other hedges, except to the extent permitted under the Securitization Retention Requirements.

STORE CAPITAL CORPORATION

EXHIBIT H-1

EXHIBIT I

CALCULATION OF FIXED CHARGE COVERAGE RATIOS

1.	Adjusted EBITDAR: An amount equal to the sum of (i) pre-tax income, (ii) interest expense, (iii) all non-cash amounts in respect of depreciation and amortization, (iv) all non-recurring expenses, (v) specifically documented discretionary management fees and (vi) all operating lease and rent expense less (vii) all non-recurring income and standardized corporate overhead expense based on estimated industry standards for the related fiscal period;

2.	Fixed Charges: An amount equal to the sum of (i) total operating lease or rent expenses, (ii) interest expense, and (iii) scheduled principal payments on indebtedness payable in respect of the related unit, in each case for the period of time as to which such figure is presented; and

3.	FCCR: Adjusted EBITDAR/Fixed Charges.

EXHIBIT I-1

EXHIBIT J-1

FORM OF MASTER EXCHANGE AGREEMENT

[to be attached]

EXHIBIT J-1

EXHIBIT J-2

FORM OF MASTER EXCHANGE AGREEMENT

[to be attached]

EXHIBIT J-1

EXHIBIT K-1

FORM OF ESCROW AGREEMENT

[to be attached]

EXHIBIT K-1

EXHIBIT K-2

FORM OF ESCROW AGREEMENT

[to be attached]

EXHIBIT K-1